Exhibit 10.18

Certain information has been excluded from this agreement (indicated by “[***]”) because Lendbuzz Inc. has determined such information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

AMENDMENT NO. 9 TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

This Amendment No. 9 to Amended and Restated Revolving Credit and Security Agreement (this “Amendment”) is entered into as of June 20, 2025, by and among LENDBUZZ SPV IV, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”), LENDBUZZ FUNDING LLC, a Delaware limited liability company, as servicer (together with its permitted successors and assigns, the “Servicer”), GOLDMAN SACHS BANK USA, as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Administrative Agent”), and the Lenders signatory hereto.

RECITALS:

WHEREAS, the Borrower has entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of April 20, 2021, by and among the Borrower, Servicer, Administrative Agent and various Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in accordance with the terms of the Credit Agreement, the Borrower has requested that the Administrative Agent and Lenders agree to amend the Credit Agreement to make certain changes as provided herein;

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Administrative Agent and Lenders are willing to amend the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

SECTION 1. DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms respectively in the Credit Agreement.

SECTION 2. AMENDMENT.

Upon satisfaction of the conditions set forth in Section 3 hereof, the parties hereto hereby agree that the Credit Agreement is hereby amended by incorporating the changes shown on the marked copy of the Credit Agreement attached hereto as Exhibit A (it being understood that language which appears “struck out” has been deleted and language which appears as “double-underlined” has been added).

SECTION 3. CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective as of the date hereof upon the receipt by the Administrative Agent of:

(a)	the fully-executed counterparts of this Amendment from the parties hereto; and

(b)

evidence that the accrued fees and expenses of counsel to the Administrative Agent in connection with this Amendment and the transactions contemplated hereby reimbursable pursuant to Section 12.04 of the Credit Agreement shall have been paid by the Borrower in immediately available funds to the extent invoiced prior to such date.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

In order to induce Administrative Agent and Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

(a) Authorization. It has the power and authority to execute, deliver and perform this Amendment. It has taken all necessary action to authorize its execution, delivery and performance of this Amendment.

(b) Consents. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with its execution, delivery and performance of this Amendment except for those already duly obtained.

(c) Execution, No Conflict. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Borrower’s execution, delivery or performance of this Amendment does not conflict with, or constitute a violation or breach of, or constitute a default under, the terms of (i) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, (ii) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) its Constituent Documents.

(d) No Defaults. As of the date hereof and after giving effect to this Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing, except as have been waived as set forth in that certain Waiver to Amended and Restated Revolving Credit and Security Agreement, dated as of June 12, 2025 by and among the parties hereto (the “June Waiver”).

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(e) Representations and Warranties. As of the date hereof and after giving effect to this Amendment, the representations and warranties of the Borrower contained in this Amendment, the Credit Agreement and the other Facility Documents shall be true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, which shall be true and correct in all respects) as of the date hereof, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except in the case of any such representation and warranty qualified by materiality, which shall be true and correct in all respects) as of such earlier date.

SECTION 5. EFFECT ON THE CREDIT AGREEMENT AND OTHER FACILITY DOCUMENTS.

(a) This Amendment constitutes a Facility Document for all purposes of, or in connection with, the Credit Agreement and the other Facility Documents. Except as expressly set forth herein, all of the terms, conditions and covenants of the Credit Agreement and the other Facility Documents shall remain unaltered and in full force and effect and shall be binding upon the Borrower in all respects and are hereby ratified and confirmed. Upon this Amendment becoming effective as set forth in Section 3, each reference respectively in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Facility Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The relationship of the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Facility Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.

SECTION 6. EXECUTION IN COUNTERPARTS.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. NO NOVATION.

This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or any other Facility Document or an accord and satisfaction in regard thereto.

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SECTION 8. HEADINGS.

Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 9. ENTIRE AGREEMENT.

This Amendment and the June Waiver constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

SECTION 10. SUCCESSORS AND ASSIGNS.

This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lenders and their respective successors and permitted assigns under the Facility Documents.

SECTION 11. MISCELLANEOUS.

The provisions contained in Section 12.07 (Governing Law) and Section 12.13 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by this reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

LENDBUZZ SPV IV, LLC, as Borrower

By:	/s/ George Sclavos
Name: George Sclavos
Title: CFO

LENDBUZZ FUNDING LLC, as Servicer

By:	/s/ George Sclavos
Name: George Sclavos
Title: CFO

SIGNATURE PAGE

AMENDMENT NO. 9 TO AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Jeffrey Clark
Name: Jeffrey Clark
Title: Authorized Person

SIGNATURE PAGE

AMENDMENT NO. 9 TO AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as Class A Revolving Lender

By:	/s/ Jeffrey Clark
Name: Jeffrey Clark
Title: Authorized Person

SIGNATURE PAGE

AMENDMENT NO. 9 TO AMENDED AND RESTATED CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as Static Lender

By:	/s/ Jeffrey Clark
Name: Jeffrey Clark
Title: Authorized Person

SIGNATURE PAGE

AMENDMENT NO. 9 TO AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A

Marked Credit Agreement

[See attached]

CONFORMED COPY – NOT EXECUTED IN THIS FORM

Incorporating Amendment No. 1, dated as of October 13, 2021,

Amendment No. 2, dated as of May 12, 2022

Amendment No. 3, Dated as of January 17, 2023,

Amendment No. 4, dated as of June 11, 2024,

Amendment No. 5, dated as of September 16, 2024,

Amendment No. 6, dated as of January 23, 2025,

Amendment No. 7, dated as of February 4, 2025 ~~and~~,

Amendment No. 8, dated as of March 10, 2025, and

Amendment No. 9, dated as of June 20, 2025

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

among

LENDBUZZ SPV IV, LLC,

as Borrower,

LENDBUZZ FUNDING LLC,

as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

and

GOLDMAN SACHS BANK USA,

as Administrative Agent

Dated as of April 20, 2021

-ii-

-iii-

SCHEDULES

SCHEDULE 1-A	—	Lenders – Aggregate Percentage
SCHEDULE 1-B	—	Lenders – Class Percentage
SCHEDULE 2	—	Form of Monthly Report
SCHEDULE 3	—	Notice Information
SCHEDULE 4	—	Account Details
SCHEDULE 5	—	Credit Guidelines
SCHEDULE 6	—	Servicing Guide
SCHEDULE 7	—	Monthly Receivable Tape Information
SCHEDULE 8-A	—	Static Pool-A
SCHEDULE 8-B	—	Static Pool-B
SCHEDULE 8-C	—	Static Pool-C
SCHEDULE 8-D	—	Static Pool-D
SCHEDULE 9	—	Redesignated Receivables

EXHIBITS

EXHIBIT A	—	Form of Notice of Borrowing (with attached form of Maximum Advance Rate Test Calculation Statement)
EXHIBIT B	—	Form of Notice of Prepayment
EXHIBIT C	—	Form of Assignment and Acceptance
EXHIBIT D	—	Form of Consent and Release

-iv-

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 20, 2021, among LENDBUZZ SPV IV, LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, the “Borrower”), LENDBUZZ FUNDING LLC, a Delaware limited liability company, as servicer (together with its permitted successors and assigns, the “Servicer”), the LENDERS from time to time party hereto and GOLDMAN SACHS BANK USA, as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Servicer, the Lenders from time to time party thereto, the Administrative Agent and Viola Credit ALF II, L.P. (f/k/a VIOLA CREDIT VI, L.P.), as agent for the Class B Revolving Lenders (in such capacity, together with its successors and assigns, the “Class B Agent”), entered into a Revolving Credit and Security Agreement, dated as of February 4, 2020, as amended by the First Amendment thereto, dated as of August 19, 2020 and the Second Amendment thereto, dated as of January 29, 2021 (as in effect immediately prior to the Restatement Closing Date, the “Existing Credit Agreement”), pursuant to which the Lenders made advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in the Existing Credit Agreement; and

WHEREAS, in accordance with the terms of the Existing Credit Agreement, the Borrower has requested, and the Servicer, the Lenders, the Administrative Agent and the Class B Agent, have agreed to modify certain provisions of the Existing Credit Agreement, upon the terms and subject to the conditions set forth in this Amended and Restated Revolving Credit and Security Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“2015 Budget Act” means the United States Bipartisan Budget Act of 2015.

“Accelerated Amortization Event” means, as of any date of determination, the occurrence of any of the following:

(a) except during a Holiday Period, either (i) the Three-Month Rolling Average Delinquency Ratio (Revolving Pool) shall be greater than [***] or (ii) the Three-Month Rolling Average Delinquency Ratio (Static Pool) shall be greater than [*** ];

(b) except during a Holiday Period, either (i) the Six-Month Rolling Average Net Loss Ratio (Revolving Pool) shall be greater than [***] or (ii) the Six-Month Rolling Average Net Loss Ratio (Static Pool) shall be greater than [***];

(c) an Unmatured Event of Default or an Event of Default; provided, however, that if an Unmatured Event of Default is cured within the applicable time period or an Event of Default is waived, the related Accelerated Amortization Event shall cease to exist;

(d) the Backup Servicing Agreement expires or is otherwise terminated; provided, however, that if a successor Backup Servicing Agreement reasonably acceptable to the Administrative Agent is entered into following the date of such termination, the related Accelerated Amortization Event shall cease to exist;

(e) (i) for each of the eighth, ninth and tenth Collection Periods following the Closing Date, the Interest Coverage Ratio is less than [***]; (ii) for each of the eleventh, twelfth and thirteenth Collection Periods following the Closing Date, the Interest Coverage Ratio is less than [***]; (iii) for each of the fourteenth, fifteenth and sixteenth Collection Periods following the Closing Date, the Interest Coverage Ratio is less than [***]; or (iv) for each Collection Period thereafter, except during a Holiday Period, the Interest Coverage Ratio is less than [***]; or

(f) a breach in any material respect of any representation or warranty of the Sponsor under the Sponsor Indemnity Agreement (excluding Section 8(k)) and the continuation of such breach for a period of ten (10) Business Days.

“Account Bank” means (a) Wells Fargo Bank, National Association or (b) another Qualified Institution reasonably acceptable to the Administrative Agent.

“Account Control Agreement” means each agreement in form reasonably acceptable to the Administrative Agent among the Borrower, the Administrative Agent and the Account Bank establishing “control” within the meaning of the UCC over the Collection Account or such other account as may be applicable from time to time.

“Adjusted Loan-to-Value” means, the Loan-to-Value excluding fully cancellable backend products for which a prorated amount is refunded to the Borrower in the event of an early payoff or charge off of such products.

“Adjusted Revolving Pool Principal Balance” means, at any time (a) the aggregate Principal Balance of all Available Revolving Pool Collateral Receivables minus (b) any Excess Concentration Amount.

“Administrative Agent” has the meaning specified in the introduction to this Agreement.

“Advance” means a Revolving Advance or a Static Advance.

“Advance Rate” means the Class A Advance Rate, the Class B Advance Rate or the Static Advance Rate.

“Affected Person” means (a) each Lender and each of its Affiliates, and (b) any assignee or participant of any Lender.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person; provided that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Receivables, the sum of the Principal Balances of all or of such portion of such Collateral Receivables, as applicable.

“Agreement” means this Amended and Restated Revolving Credit and Security Agreement.

“ AIRA” means the AI-based credit decisioning scoring metric used by Lendbuzz to determine individual consumer credit risk with a score range from 300 to 850.

“Allocation Percentage” means, as of any date of determination, (a) with respect to the Revolving Pool, a percentage equal to the ratio (expressed as a percentage) equal to (i) the Aggregate Principal Balance of all Collateral Receivables that are in the Revolving Pool, divided by (ii) the Aggregate Principal Balance of all Collateral Receivables owned by the Borrower and (b) with respect to the Static Pool, a percentage equal to the ratio (expressed as a percentage) equal to (i) the Aggregate Principal Balance of all Collateral Receivables that are in the Static Pool, divided by (ii) the Aggregate Principal Balance of all Collateral Receivables owned by the Borrower.

“Amortization Period” means the period from and including the Scheduled Reinvestment Period Termination Date to and including the earliest of (a) the Scheduled Amortization Period Termination Date, (b) the occurrence and continuation of an Accelerated Amortization Event (other than the occurrence of an Event of Default); and (c) the occurrence and continuation of an Event of Default; provided that with respect to clause (b) and (c) the Amortization Period shall be reinstated if the related Accelerated Amortization Event or Event of Default is waived by the Administrative Agent and the Lenders unless otherwise specified in such waiver.

“Applicable Law” means any Law of any Governmental Authority, including all federal and state banking or securities laws and of other local regulatory authorities, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” means (a) with respect to any Class A Revolving Advance, [***]; (b) with respect to any Class B Revolving Advance, [***]; and (c) with respect to any Static Advance, [***].

“Applicable Reserve Percentage” means, for any period, the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

“APR” means the rate (annual, monthly or otherwise) that is charged for borrowing that represents the actual cost of funds over the term of a Receivable, including interest and any fees or additional costs associated with the transaction.

“ARRC” means the Alternative Reference Rates Committee convened by the Federal Reserve Board and the Federal Reserve Bank of New York.

“Assigning Lender” has the meaning specified in Section 13.02(a).

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee and the Administrative Agent and, if applicable, the Borrower.

“Authoritative Copy” means, with respect to any Contract which constitutes “electronic chattel paper,” a copy of such Contract that is unique, identifiable and, except as otherwise provided in Section 9-105 of the UCC, unalterable, and is marked “original” or has no watermark or other marking that would indicate that it is a “copy” or “duplicate” or not an original or not an “authoritative” copy.

“Available Revolving Pool Collateral Receivables” means the Revolving Pool Collateral Receivables that are not either Defaulted Collateral Receivables, Delinquent Collateral Receivables, Ineligible Collateral Receivables or Selected Collateral Receivables.

“Available Static Pool Collateral Receivables” means the Static Pool Collateral Receivables that are not either Defaulted Collateral Receivables, Delinquent Collateral Receivables, Ineligible Collateral Receivables or Selected Collateral Receivables.

“Backup Servicer” means Vervent Inc., or such other qualified servicer approved by the Administrative Agent, all in accordance with the terms, provisions and conditions of the Backup Servicing Agreement.

“Backup Servicer Event of Default” means an “Event of Default” as defined in the Backup Servicing Agreement.

“Backup Servicing Agreement” means the Backup Servicing Agreement, dated as of the date hereof, by and between the Borrower, the Administrative Agent, the Servicer and the Backup Servicer, or any replacement back-up servicing agreement acceptable to the Administrative Agent.

“Bankruptcy Code” means Title XI of the United States Code.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50% or (b) 0.50%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Administrative Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed.

“Benchmark” means the SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, then, pursuant to terms and according to Section 2.12(a), the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such determination on such date and all determinations on all subsequent dates; provided further that if the Benchmark as determined would be less than the Floor for any calculation period under the Agreement, the Benchmark will be the Floor for such period.

“Benchmark Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to finance under the then-current Benchmark or (b) any Lender shall have notified the Administrative Agent of the inability, for any reason, of such Lender or any of its assignees or participants to determine the then-current Benchmark ; provided, however, that a Benchmark Disruption Event shall not cover or be triggered by a Benchmark Transition Event.

“Benchmark Replacement” means, for any Interest Accrual Period, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, for any Interest Accrual Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero (0)) that has been selected by the Administrative Agent for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark for Dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Borrower” has the meaning specified in the introduction to this Agreement.

“Borrower LLC Agreement” means that certain Limited Liability Company Agreement of the Borrower, dated as of the Closing Date, by and between Lendbuzz GCP JV LLC, as sole member, and Anthony Palazzo, as independent manager.

“Borrowing” has the meaning specified in Section 2.01.

“Borrowing Base” means the Class A Borrowing Base, the Class B Borrowing Base and the Static Borrowing Base.

“Borrowing Date” means the date of a Borrowing.

“Business Day” means any day other than a Saturday or Sunday, or days on which banks are authorized or required to close in New York, New York or, solely in connection with a request for Borrowing or determination of a Borrowing Date pursuant to Section 2.02, in Tel Aviv, Israel.

“Cash” means Dollars immediately available on the day in question.

“Certificate of Title” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Certificate of Title” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which only issue confirmation of the lienholder’s interest electronically, the “Certificate of Title” may consist of notification of an electronic recordation, by either the Title Intermediary or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

“Change of Control” means, at any time, the occurrence of one of the following events: (a) the Sponsor fails to own 100% of the Equity Interests of the Seller or Servicer at any time, (b) the Sponsor fails to own at least 70% of the Equity Interests of JV Entity at any time, fails to have the power or authority to Control or direct the management and policies of JV Entity at any time or fails to own at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of JV Entity, (c) JV Entity fails to own 100% of the Equity Interests of the Borrower at any time, (d) the Sponsor and JV Entity, collectively, cease to have the power or authority to Control or direct the management and policies of Borrower at any time, (e) the Permitted Holders collectively fail to own, beneficially and of record, directly or indirectly, at least 51% of the Equity Interests of the Sponsor, or cease to Control at least 51% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Sponsor, (f) the Permitted Holders, collectively, cease to have the power or authority to Control or direct the management and policies of the Sponsor at any time, or (g) the Sponsor shall, directly or indirectly, in one or more related transactions, sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of Sponsor or any of its subsidiaries to a Person who is not a Permitted Holder.

“Class A Advance Rate” means with (A) respect to any Available Revolving Pool Collateral Receivable, (i) during the Reinvestment Period, [***], and (ii) during the Amortization Period, [***], and (B) with respect to any Excess Concentration Funded Amount, (i) during the Reinvestment Period, [***], and (ii) during the Amortization Period, [***].

“Class A Borrowing Base” means, as of any date of determination, the sum of (i) the product of (a) the Class A Advance Rate pursuant to clause (A) of the definition thereof and (b) the Adjusted Revolving Pool Principal Balance as of such date plus (ii) the product of (a) the Class A Advance Rate pursuant to clause (B) of the definition thereof and (b) the Excess Concentration Funded Amount as of such date plus (iii) amounts which are on deposit in the Collection Account (as evidenced by a bank or investment account statement dated as of the date the Class A Borrowing Base is calculated) representing collections of principal payments received by the Borrower on the Revolving Pool Collateral Receivables.

“Class A Exit Fee” has the meaning specified in the Class A Side Letter.

“Class A Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase the term of the commitments (other than an increase in the commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) and the Administrative Agent pursuant to the terms of this Agreement) or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 6.01 (provided, however, that, notwithstanding anything to the contrary in Section 6.01 or the foregoing clause (b), the Administrative Agent and the Required Lenders, in their sole discretion, may allow the Borrower to cure any Event of Default within no more than three (3) Business Days after the occurrence of such Event of Default (including the lapse of any applicable grace period) and, if the Borrower cures such Event of Default to the satisfaction of the Administrative Agent and the Required Lenders within such period of time, such Event of Default shall be deemed waived by the Lenders), Section 9.01, Section 12.01(b), Section 12.06 or Article XIII (g) modify the definition of the terms “Accelerated Amortization Event,” “Defaulted Collateral Receivable,” “Delinquent Collateral Receivable,”

“Class A Fundamental Amendment,” “Required Lenders,” “Maximum Revolving Available Amount,” “Class A Maximum Revolving Available Amount,” “Class B Maximum Revolving Available Amount,” “Class A Maximum Committed Revolving Available Amount,” “Class B Maximum Committed Revolving Available Amount,” “Maximum Committed Revolving Available Amount”, “Class A Borrowing Base,” “Class B Borrowing Base,” “Static Borrowing Base,” “Class A Maximum Revolving Advance Rate Test,” “Class B Maximum Revolving Advance Rate Test,” “Class A Maximum Committed Revolving Advance Rate Test,” “Class B Maximum Committed Revolving Advance Rate Test,” “Maximum Committed Revolving Advance Rate Test,” “Maximum Static Advance Rate Test,” “Collateral Receivable,” “Class A Advance Rate,” “Class B Advance Rate”, “Static Advance Rate,” “Class A Incremental Revolving Amount,” “Class B Incremental Revolving Amount,” “Static Effective Advance Rate,” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) extend the Reinvestment Period or the Amortization Period, (j) release the Sponsor from its obligations under the Sponsor Indemnity Agreement, (k) terminate or remove any Seller’s obligations to repurchase receivables pursuant to the Receivable Purchase Agreement, or (l) change the currency required for payments of Obligations under this Agreement.

“Class A Incremental Revolving Advance” means an Incremental Revolving Advance funded by a Class A Revolving Lender hereunder.

“Class A Incremental Revolving Amount” means (a) on or prior to the Termination Date, $50,000,000 and (b) following the Termination Date, $0.

“Class A Interest” means, for each day during an Interest Accrual Period and each outstanding Class A Revolving Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate for such Class A Revolving Advance on such day;

P	=	the principal amount of such Class A Revolving Advance on such day; and

D	=	360.

“Class A Maximum Committed Revolving Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class A Revolving Advances is less than or equal to (b) the Class A Maximum Committed Revolving Available Amount at such time.

“Class A Maximum Committed Revolving Available Amount” means, at any time, the lesser of:

(a) the Class A Revolving Facility Amount; and

(b) the Class A Revolving Borrowing Base at such time.

For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings of Class A Revolving Advances hereunder against the Class A Maximum Committed Revolving Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).

“Class A Maximum Revolving Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class A Revolving Advances is less than or equal to (b) the Class A Maximum Revolving Available Amount at such time.

“Class A Maximum Revolving Available Amount” means, at any time, the lesser of:

(a) the Class A Revolving Program Limit; and

(b) the Class A Revolving Borrowing Base at such time.

For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Class A Maximum Revolving Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).

“Class A Revolving Advance” means a Revolving Advance funded by a Class A Revolving Lender hereunder.

“Class A Revolving Facility Amount” means, as of any date of determination, (a) on or prior to the Termination Date, an amount equal to (i) $250,000,000 less (ii) the then outstanding principal balance of Static Advances on such date and (b) following the Termination Date, the outstanding principal balance of all the Class A Revolving Advances; provided, that the foregoing clause (a)(ii) shall be disregarded for purposes of calculating Class A Unused Fees and Minimum Utilization Fees.

“Class A Revolving Lender” means each Person listed on Schedule 1-B as a Class A Revolving Lender and any other Person that shall have become a party hereto as a Class A Revolving Lender in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Class A Revolving Program Limit” means the Class A Revolving Facility Amount plus the Class A Incremental Revolving Amount.

“Class A Side Letter” means that certain Fourth Amended and Restated Side Letter, dated as of the Fifth Amendment Effective Date, by and between the Borrower, the Administrative Agent and the Initial Class A Revolving Lender.

“Class A Unused Fees” means with respect to each day during each Unused Fee Period, the product of (a) [***], (b) the excess of (i) Class A Revolving Facility Amount on such day over (ii) the aggregate outstanding principal amount of all of the Class A Revolving Advances on such day and (c) 1 divided by 360.

“Class B Advance Rate” means (A) respect to any Available Revolving Pool Collateral Receivable, (i) during the Reinvestment Period, [***], and (ii) during the Amortization Period, [***], and (B) with respect to any Excess Concentration Funded Amount, (i) during the Reinvestment Period, [***], and (ii) during the Amortization Period, [***].

“Class B Agent” has the meaning specified in the introduction to this Agreement.

“Class B Borrowing Base” means, as of any date of determination, (i)(a) the sum of (1) the product of (x) the Class B Advance Rate pursuant to clause (A) of the definition thereof and (y) the Adjusted Revolving Pool Principal Balance as of such date plus (2) the product of (x) the Class B Advance Rate pursuant to clause (B) of the definition thereof and (b) the Excess Concentration Funded Amount as of such date plus (3) amounts which are on deposit in the Collection Account (as evidenced by a bank or investment account statement dated as of the date the Class B Borrowing Base is calculated) representing collections of principal payments received by the Borrower on the Revolving Collateral Receivables minus (ii) the aggregate outstanding principal balance of the Class A Revolving Advances at such time (including, for the avoidance of doubt, the amount of Class A Revolving Advances being requested concurrently with the calculation of such Class B Borrowing Base, if any).

“Class B Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase the term of the commitments (other than an increase in the commitment of a particular Lender or addition of a new Lender hereunder agreed to by the relevant Lender(s) and the Administrative Agent pursuant to the terms of this Agreement) or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 3.02, Section 5.02, Section 6.01 (provided, however, that, notwithstanding anything to the contrary in Section 6.01 or the foregoing clause (b), the Administrative Agent and the Required Lenders, in their sole discretion, may allow the Borrower to cure any Event of Default within no more than three (3) Business Days after the occurrence of such Event of Default (including the lapse of any applicable grace period) and, if the Borrower cures such Event of Default to the satisfaction of the Administrative Agent and the Required Lenders within such period of time, such Event of Default shall be deemed waived by the Lenders), Section 6.03, Section 9.01, Section 10.09, Section 12.01(b), Section 12.06 or Article XIII, (g) modify the definition of the terms “Accelerated Amortization Event,” “Concentration Limitations,” “Change of Control,” “Material Adverse Effect,” “Defaulted Collateral Receivable,” “Delinquent Collateral Receivable,” “Delinquency Ratio,” “Six-Month Rolling Average Net Loss Ratio (Revolving Pool),” “Six-Month Rolling Average Net Loss Ratio (Static Pool),”

“Three-Month Rolling Average Delinquency Ratio (Revolving Pool),” “Three-Month Rolling Average Delinquency Ratio (Static Pool),” “Insolvency Event,” “Class B Revolving Facility Amount,” “Class B Incremental Amount,” “Class B Program Limit,” “Class B Fundamental Amendment,” “Required Lenders,” “Secured Parties,” “Maximum Revolving Available Amount,” “Maximum Committed Revolving Available Amount,” “Class A Maximum Revolving Available Amount,” “Class A Maximum Committed Revolving Available Amount,” “Class B Maximum Revolving Available Amount,” “Class B Maximum Committed Revolving Available Amount,” “Class A Borrowing Base,” “Class B Borrowing Base,” “Static Borrowing Base,” “Class A Maximum Revolving Advance Rate Test,” “Class B Maximum Revolving Advance Rate Test,” “Class A Maximum Committed Revolving Advance Rate Test,” “Class B Maximum Committed Revolving Advance Rate Test,” “Static Maximum Advance Rate Test,” “Collateral,” “Collateral Receivable,” “Class A Advance Rate,” “Class B Advance Rate,” “Static Advance Rate,” “Facility Documents,” “Static Effective Advance Rate,” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) extend the Reinvestment Period or the Amortization Period, (j) release the Sponsor from its obligations under the Sponsor Indemnity Agreement, (k) terminate or remove any Seller’s obligations to repurchase receivables pursuant to the Receivable Purchase Agreement, or (l) change the currency required for payments of Obligations under this Agreement.

“Class B Incremental Revolving Advance” means an Incremental Revolving Advance funded by a Class B Revolving Lender hereunder.

“Class B Incremental Revolving Amount” means (a) on or prior to the Termination Date, $0 and (b) following the Termination Date, $0.

“Class B Interest” means, for each day during an Interest Accrual Period and each outstanding Class B Revolving Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate for such Class B Revolving Advance on such day;

P	=	the principal amount of such Class B Revolving Advance on such day; and

D	=	360.

“Class B Maximum Committed Revolving Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class B Revolving Advances is less than or equal to (b) the Class B Maximum Committed Revolving Available Amount at such time.

“Class B Maximum Committed Available Amount” means, at any time, the lesser of:

(a) the Class B Revolving Facility Amount; and

(b) the Class B Borrowing Base at such time.

For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings of Class B Revolving Advances hereunder against the Class B Maximum Committed Revolving Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).

“Class B Maximum Revolving Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Class B Revolving Advances is less than or equal to (b) the Class B Maximum Revolving Available Amount at such time.

“Class B Maximum Revolving Available Amount” means, at any time, the lesser of:

(a) the Class B Revolving Program Limit; and

(b) the Class B Borrowing Base at such time.

“Class B Revolving Advance” means a Revolving Advance funded by a Class B Revolving Lender hereunder.

“Class B Revolving Facility Amount” means (a) on or prior to the Termination Date, $0 and (b) following the Termination Date, the outstanding principal balance of all the Class B Revolving Advances.

“Class B Revolving Lender” means each Person listed on Schedule 1-B as a Class B Revolving Lender and any other Person that shall have become a party hereto as a Class B Revolving Lender in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Class B Revolving Program Limit” means the Class B Revolving Facility Amount plus the Class B Revolving Incremental Amount.

“Class B Unused Fees” means with respect to each day during each Unused Fee Period, the product of (a) [***], (b) the excess of (i) Class B Revolving Facility Amount on such day over (ii) the aggregate outstanding principal amount of all of the Class B Revolving Advances on such day and (c) 1 divided by 360.

“Closing Date” means February 4, 2020.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) as administrator of Term SOFR (or a successor administrator of Term SOFR as determined by the Administrative Agent in its reasonable discretion).

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning specified in Section 7.01(a).

“Collateral Custodian” means Vervent Inc. or any other Person acting as Collateral Custodian with the written consent of the Administrative Agent (such consent not to be unreasonably withheld).

“Collateral Receivable” means (i) a Receivable in the Revolving Pool that meets each of the following criteria at all times (unless otherwise indicated below) (each, a “Revolving Pool Collateral Receivable”):

(a) such Receivable was originated or acquired by the Originator for the retail sale or purchase of a Financed Vehicle in the ordinary course of its business (A) in accordance with the Credit Guidelines and (B) in accordance with, and serviced in compliance with, in all material respects, all requirements of Applicable Laws, including all applicable nondiscrimination, usury, consumer credit laws, disclosure laws, credit reporting laws and equal credit opportunity laws, and each applicable state Motor Vehicle Retail Installment Sales Act, as applicable to such Receivable;

(b) such Receivable was originated or acquired by the Originator and sold by the Originator to the Borrower without any fraud or misrepresentation on the part of the Originator or on the part of the related Obligor or the related dealer;

(c) such Receivable was sold to the Borrower by the Seller pursuant to the Receivable Purchase Agreement, free and clear of any Lien (other than Permitted Liens), defense, offset, counterclaim, recoupment or other adverse claim, in an arm’s length transaction in exchange for payment of an amount which constitutes fair market value, fair consideration and reasonably equivalent value;

(d) (i) at the time such Receivable was sold to the Borrower, the Seller had good and indefeasible title to, and was the sole owner of, such Receivable; (ii) no other Person has a lien on or other interest in, or a participation in, or other right to receive, proceeds of such Receivable (other than Permitted Liens); and (iii) the Originator has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or to payments due under such Receivable;

(e) such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security;

(f) such Receivable does not contain any provisions (i) pursuant to which monthly payments are paid by any source other than the applicable Obligor or (ii) that may constitute a “buydown provision”;

(g) such Receivable is not a graduated payment loan, and does not have a shared appreciation or other contingent interest feature;

(h) such Receivable (i) is not a revolving line of credit, and (ii) has been fully disbursed and funded (and no obligation for making any future advance to the related Obligor exists or is contemplated with respect to such Receivable);

(i) such Receivable is in full force and effect in accordance with its terms and constitutes the legal, valid and binding obligation of the applicable Obligor, enforceable against such applicable Obligor in accordance with its terms, and the enforceability of such Receivable is not subject to any defense, offset, counterclaim or recoupment;

(j) such Receivable is denominated and payable in Dollars;

(k) the Contract related to such Receivable does not prohibit (nor require the related Obligor to consent to, or be notified of) the transfer, pledge, sale or assignment of such Contract or the rights and duties of the Originator, the Seller, the Borrower or any transferee or assignee thereunder;

(l) such Receivable is serviced by the Servicer or by the Backup Servicer under the terms hereof;

(m) the Originator at the time such Receivable was originated, and the Seller and the Servicer have all necessary licenses and other governmental approvals required for the origination, purchase or servicing, as applicable, of such Receivable;

(n) the collection and servicing practices used since the origination of such Receivable have been, in all material respects, (i) legal, proper, prudent and customary in the automobile financing and servicing industry, and (ii) in accordance with Applicable Law and the terms of such Receivable;

(o) at the time such Receivable was acquired by the Borrower, it was not a Defaulted Collateral Receivable or a Delinquent Collateral Receivable;

(p) all information provided to the Administrative Agent as to such Receivable and the computer tape provided by the Originator or the Servicer to the Administrative Agent and the Collateral Custodian is true and correct in all material respects;

(q) by the related purchase date and on each relevant date thereafter, the Originator, the Seller, the Borrower and the Servicer will have caused the portions of their respective servicing records relating to such Receivable to be clearly and unambiguously marked to show that such Receivable is owned by the Borrower and constitutes part of the Collateral and is subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties;

(s) the Contract related to such Receivable is complete as of the date such Receivable was purchased by the Borrower from the Seller and, if applicable, such Contract includes all amendments, supplements and modifications thereto as of such date;

(t) each representation and warranty contained in Section 4.01(t) with respect to such Receivable shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects);

(u) (i) there exists a Receivable File pertaining to such Receivable and such Receivable File contains (A) the Authoritative Copy of the related Contract, (B) the application of the Obligor for credit, (C) a copy of the Certificate of Title, if issued and received, or a copy of the application therefor and (D) each other document customarily maintained therein by the Originator or the Servicer; (ii) each of such documents which is required to be signed by the Obligor has been signed or electronically signed by the Obligor in the appropriate spaces; (iii) all blanks required to be filled in on any form have been properly filled in and each form has otherwise been correctly prepared; and (iv) the complete Receivable File for such Receivable is currently in the possession of the Originator or the Servicer (except for the Contracts (which are under the control of the Electronic Collateral Custodian), any physical Certificates of Title (which are held by the Collateral Custodian) or any Certificates of Title not yet issued or received);

(v) (i) such Receivable has not been satisfied, subordinated or rescinded, and the related Financed Vehicle securing each such Receivable has not been released from the lien or the related Receivable in whole or in part and (ii) no terms of such Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records relating thereto;

(w) with respect to which (i) the Borrower holds a valid, binding and enforceable first priority security interest in the related Financed Vehicle; (ii) the Certificate of Title for such Financed Vehicle shows, or if a new or replacement Certificate of Title is being applied for with respect to such Financed Vehicle, the Certificate of Title will be received within 180 days of the Closing Date or related Borrowing Date, as applicable, and will show the Originator named as the original secured party under each Receivable as holder of a first priority security interest in such Financed Vehicle; (iii) if the Certificate of Title for such related Financed Vehicle has not been returned from the Registrar of Titles, the Originator has submitted an application therefor and the Originator’s security interest has been validly assigned to the Borrower pursuant to the Receivable Purchase Agreement; (iv) the Certificate of Title for such Financed Vehicle, if a physical Certificate of Title, currently is in the possession of, or under the control of, the Collateral Custodian or, if no Certificate of Title has been issued, a copy of the application therefor currently is included in the Receivable File; (v) if, in the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated by the Receivable Purchase Agreement is held by a court of competent jurisdiction not to be a sale, the Receivable Purchase Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Borrower, which security interest is prior to all other liens and is enforceable as such as against creditors of and purchasers from the Seller; (vi) immediately after the sale, transfer and assignment of such Receivable by the Originator to the Borrower, such Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Administrative Agent (for the benefit of the Secured Parties), which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle) or may hereafter arise or be created; and (vii) there are no Liens or claims for taxes, work, labor or materials affecting such Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable;

(x) if the Certificate of Title is not an electronic document, the Collateral Custodian shall be in possession of an original copy of each such document, if issued, or a copy of the application therefor, on behalf of the Administrative Agent and the Lenders prior to the date of sale of Receivable to the Borrower;

(y) the Contract with respect to such Receivable constitutes “electronic chattel paper” within the meaning of the UCC;

(z) there is no more than one Authoritative Copy of the Contract related to such Receivable;

(aa) in selecting such Receivables to be financed pursuant to this Agreement, no selection procedures were used with respect to such Receivable that were intended to be adverse in any material respect to the interests of the Lenders or the Administrative Agent;

(bb) with respect to which the Borrower has a valid and binding ownership interest in its entirety (and not a fractional interest in such Receivable);

(cc) such Receivable was originated without discrimination against any Obligors based upon race, color, religion, national origin, sex, marital status, age (other than confirming the Obligor was not a minor);

(dd) the applicable Obligor had, as of the corresponding time of origination, the legal capacity to enter into the Contract related to such Receivable, and such Contract has been duly executed and delivered by the applicable Obligor;

(ee) such Receivable is an obligation of an Obligor that is an individual who (i) is residing in the United States of America and (ii) is not a Governmental Authority, a business, a corporation, institution or other legal entity;

(ff) (i) the Obligor of which at the time such Receivable was originated or created, was not an employee of Borrower, the Originator or the Servicer and (ii) the Obligor of which is not the subject of an Insolvency Event as of the date of the most recent monthly report provided by the Servicer to the Borrower;

(gg) (i) as to which, at the time of origination of such Receivable by the Originator, the related Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the such Receivable, (B) naming the Seller and its successors and assigns as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and (ii) such Receivable requires the applicable Obligor to maintain physical loss and damage insurance, naming the Seller and its successors and assigns as additional insured parties, and such Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the applicable Obligor if the applicable Obligor fails to do so;

(hh) the related Financed Vehicle has not been repossessed and has not been the subject of a total loss or destruction;

(ii) the Contract related to such Receivable has not been subject to a Material Modification;

(jj) the original term to maturity for such Receivable is no longer than[***] months;

(kk) the Original Principal Balance of such Receivable does not exceed [***];

(ll) the Down Payment with respect to such Receivable was not less than [***];

(mm) for any Receivable with respect to which the outstanding Principal Balance exceeds [***], the Loan-to-Value ratio for such Receivable at origination does not exceed [***];

(nn) at the time of origination of such Receivable, the Financed Vehicle relating to such Receivable had a mileage not exceeding (i) [***] miles with respect to any Financed Vehicle that is a light truck and (ii) [***] miles with respect to any other Financed Vehicle;

(oo) the Financed Vehicle relating to such Receivable is not equipped with a remote GPS ignition interlock kill switch or other mechanism that permits a remote shut off of the Financed Vehicle;

(pp) if such Receivable was originated in the states of Illinois, New Jersey, Pennsylvania or Texas, the Borrower has obtained all applicable state consumer lending licenses; and

(qq) if the Contract related to such Receivable is a retail installment sales contract (as described in clause (a) of the definition of “Contract” herein), the Administrative Agent shall have provided its prior written consent to the inclusion of such retail installment sales contracts in the Collateral; and

(ii) a Static Pool Receivable that meets each of the above criteria (other than clauses (jj), (kk), (ll), (mm) and (nn)) at all times (unless otherwise indicated above) (each, a “Static Pool Collateral Receivable”).

“Collection Account” means the account established at the Account Bank in the name of the Borrower, which account has been designated as the Collection Account and which shall at all times be the subject of an Account Control Agreement.

“Collection Period” means (a) with respect to the first Payment Date occurring after the Closing Date, the period beginning on (and including) the Closing Date and ending on (but excluding) February 28, 2020, and (b) with respect to any other Payment Date, the calendar month preceding such Payment Date.

“Collections” means all cash collections, distributions, payments and other amounts received, and to be received by the Borrower, from any Person in respect of any Receivables, including, but not limited to, all principal, interest, fees, repurchase proceeds, any Contract Reserve amounts deposited into the Collection Account by the Servicer, Insurance Proceeds or Liquidation Proceeds payable to the Borrower under or in connection with any such Receivables and all Proceeds from any sale or disposition of any such Receivables.

“Committed Revolving Advance” has the meaning specified in Section 2.01.

“Concentration Limitations” means, as of any date of determination, the following limitations applied to the Available Revolving Pool Collateral Receivables owned (or, in relation to a proposed purchase of a Revolving Pool Receivable, proposed to be owned) by the Borrower, and calculated as a percentage of the sum of the Principal Balances of all Available Revolving Pool Collateral Receivables, and in each case in accordance with the procedures set forth in Section 1.04:

(a) not more than [***] consists of Revolving Pool Collateral Receivables which would cause the average Principal Balance of all Revolving Pool Collateral Receivables to be greater than [***];

(b) not more than [***] consists of Revolving Pool Collateral Receivables which would cause the weighted average interest rate of all Revolving Pool Collateral Receivables to be below [***];

(c) not more than [***] consists of Revolving Pool Collateral Receivables with an Original Principal Balance greater than [***];

(d) not more than [***] consists of Revolving Pool Collateral Receivables with an Original Principal Balance greater than [***];

(e) not more than [***] consists of Revolving Pool Collateral Receivables held by the same Obligor (provided that such limitation shall only apply during the period beginning on the date that is six (6) months following the Closing Date and ending on the last day of the Reinvestment Period);

(f) not more than [***] consists collectively of Revolving Pool Collateral Receivables with respect to which the related Obligors are the top ten (10) Obligors based on percentage of the aggregate Principal Balance of all Revolving Pool Collateral Receivables (provided that such limitation shall only apply during the period beginning on the date that is six (6) month following the Closing Date and ending on the last day of the Reinvestment Period);

(g) not more than [***] consists of Revolving Pool Collateral Receivables (other than Refinance Loans) which would cause the weighted average Down Payment Percentage with respect to all Revolving Pool Collateral Receivables (other than Refinance Loans) to be less than [***]; provided that not more than [***] consists of Revolving Pool Collateral Receivables (other than Refinance Loans) which would cause the weighted average Down Payment Percentage with respect to all Revolving Pool Collateral Receivables (other than Refinance Loans) to be less than [***] for each of the first and second Collection Periods following a Permitted Securitization;

(h) not more than [***] consists of Revolving Pool Collateral Receivables (other than Refinance Loans) on which the Down Payment Percentage is less than [***];

(i) not more than [***] consists of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle is the same make;

(j) not more than [***] consists of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle was sourced through a single automobile dealer;

(k) not more than [***] consists of Revolving Pool Collateral Receivables which would cause the weighted average FICO Score of all Obligors for which a FICO Score was available at the time such Receivable was originated to be below [***];

(l) not more than [***] consists of Revolving Pool Collateral Receivables with Obligors for which a FICO Score was available at the time such Receivable was originated with FICO Scores below [***];

(m) not more than [***] consists of Revolving Pool Collateral Receivables which would cause the weighted average original term to maturity of all Revolving Pool Collateral Receivables to be greater than [***] months;

(n) not more than [***] consists of Revolving Pool Collateral Receivables with Student Obligors and with an original term to maturity greater than [***] months;

(o) not more than [***] consists of Revolving Pool Collateral Receivables with an original term to maturity greater than [***] months;

(p) not more than [***] consists of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle had a mileage at origination exceeding [***] miles;

(q) not more than [***] consists of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle had a mileage at origination exceeding [***] miles;

(r) not more than [***] consists of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle was manufactured prior to [***];

(s) not more than [***] consists of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle was manufactured prior to [***];

(t) not more than [***] consists of Revolving Pool Collateral Receivables which require a balloon payment;

(u) solely with respect to Revolving Pool Collateral Receivables with Student Obligors, not more than [***] of such Revolving Pool Collateral Receivables have an original term to maturity greater than [***] months;

(v) not more than [***] consists of Revolving Pool Collateral Receivables which would cause the weighted average Contract Reserve with respect to all Revolving Pool Collateral Receivables to be less than [***];

(w) with respect to Revolving Pool Collateral Receivables with an original term to maturity greater than 60 months, not more than [***] of such Collateral Receivables consist of Revolving Pool Collateral Receivables with respect to which the related Financed Vehicle was purchased from an independent dealership;

(x) with respect to Revolving Pool Collateral Receivables with an original term to maturity greater than 60 months, not more than [***] of such Revolving Pool Collateral Receivables consist of Revolving Pool Collateral Receivables which would cause the weighted average mileage at origination of the related Financed Vehicles to exceed [***] miles;

(y) not more than [***] consists of Revolving Pool Collateral Receivables with an Original Principal Balance greater than [***] but less than or equal to [***];

(z) not more than [***] consists of Revolving Pool Collateral Receivables that are Refinance Loans;

(aa) not more than [***] consists of Revolving Pool Collateral Receivables (other than Refinance Loans) which would cause the Down Payment Percentage with respect to all Revolving Pool Collateral Receivables (other than Refinance Loans) received from independent non-recourse Dealers to be less than [***]; ~~and~~

(bb) not more than [***] consists of Revolving Pool Collateral Receivables that are Refinance Loans which would cause the weighted average Adjusted Loan-to-Value with respect to all Revolving Pool Collateral Receivables that are Refinance Loans to be greater than [***];

(cc) not more than [***] consists of Revolving Pool Collateral Receivables which would cause the weighted average AIRA with respect to all Revolving Pool Collateral Receivables to be less than [***]; and

(dd) not more than [***] consists of Revolving Pool Collateral Receivables with an AIRA of less than [***].

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent and Release” means a consent and release letter executed by the Administrative Agent in substantially the form of Exhibit D hereto or any other form acceptable to the Administrative Agent.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, trust agreement, limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization.

“Contract” means (a) a motor vehicle retail installment sale contract executed by an Obligor for a Financed Vehicle under which an extension of credit by the Originator is made in the ordinary course of business to such Obligor and which is secured by the related Financed Vehicle, together with the original endorsements or assignments showing the chain of ownership thereof, if any or (b) the related loan agreement executed by an Obligor for a Financed Vehicle under which a loan is made by the Originator to such Obligor which is secured by the related Financed Vehicle.

“Contract Reserve” means, with respect to any Receivable, a loss reserve fee or netted amount that is charged by the Originator to the related dealer in connection with the origination of such Receivable that is intended to cover deficiencies or losses with respect to such Receivable and any other Receivables originated by the Originator through such dealer.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Corresponding Tenor” means (a) with respect to the Term SOFR, a three-month tenor and (b) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable accrual period with respect to the then-current Benchmark.

“Credit Guidelines” means the credit or underwriting guidelines applicable to the Obligors of the Receivables, listed on Schedule 5, which may be amended, modified or supplemented by the Seller subject to Section 5.02(j).

“Credit Parties” mean the Sponsor, the Servicer and the Borrower.

“Defaulted Collateral Receivable” means, at any time, a Collateral Receivable as to which any of the following occurs:

(a) all or any portion of one or more scheduled monthly payments of principal and/or interest are past due with respect to such Collateral Receivable for a period of one hundred twenty (120) days or more past the scheduled Due Date for such payment;

(b) an Insolvency Event relating to the related Obligor of such Receivable has occurred or such Obligor is deceased;

(c) the Borrower or the Servicer has determined in good faith in accordance with the Servicing Guide that such Collateral Receivable shall be placed on “non-accrual” status or “not collectible,” or has reserved against it; or

(d) such Collateral Receivable is charged-off by the Servicer (or would be required to be charged off by the Servicer in accordance with the charge-off policies in the Servicing Guide in effect as of the Closing Date unless the Administrative Agent has approved in writing any changes to such charge-off policy following the Closing Date that would result in a Collateral Receivable no longer being subject to charge off).

“Defaulting Lender” shall mean any Lender that, as determined by Administrative Agent: (a) has failed to fund any of its obligations to make Loans within three (3) Business Days of receipt of written notice of the date required to be funded by it hereunder, (b) has notified Administrative Agent or Borrower that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit or (c) is subject to an Insolvency Event.

“Delinquency Bucket” means, as of any date of determination, each of the following categories of Receivables (in each case excluding any Receivable that is a Defaulted Receivable): (a) Receivables as to any portion of a scheduled installment payment one (1) day or more but less than thirty (30) days past the scheduled Due Date for such installment payment as of such date of determination, (b) Receivables as to which any portion of a scheduled installment payment is thirty (30) days or more but less than sixty (60) days past the scheduled Due Date for such installment payment as of such date of determination, (c) Receivables as to which any portion of a scheduled installment payment is sixty (60) days or more but less than ninety (90) days past the scheduled Due Date for such installment payment as of such date of determination and (d) Receivables as to which any portion of a scheduled installment payment is ninety (90) days or more but less than one hundred twenty (120) days past the scheduled Due Date for such installment payment as of such date of determination.

“Delinquency Ratio” means, on any date of determination, with respect to the Collection Period preceding such date of determination, the ratio (expressed as a percentage) equal to (i) the Aggregate Principal Balance of all Collateral Receivables that are Delinquent Collateral Receivables as of the last day of such Collection Period or would be Delinquent Collateral Receivables if such Receivables were not sold or otherwise disposed of by the Borrower during such Collection Period (other than Selected Collateral Receivables, including Receivables designated as Selected Collateral Receivables during such Collection Period), divided by (ii) the Aggregate Principal Balance of all Collateral Receivables owned by the Borrower that were not Delinquent Collateral Receivables as of the last day of such Collection Period (other than Selected Collateral Receivables, including Receivables designated as Selected Collateral Receivables during such Collection Period); provided, however, that if the Aggregate Principal Balance of all Collateral Receivables as of the last day of such Collection Period is zero ($0), the Delinquency Ratio shall be zero for such Collection Period (other than Selected Collateral Receivables, including Receivables designated as Selected Collateral Receivables during such Collection Period).

“Delinquent Collateral Receivable” means any Collateral Receivable other than a Defaulted Collateral Receivable as to which greater than five percent (5%) of one or more scheduled monthly payments are past due with respect to such Collateral Receivable for a period of more than thirty (30) days past the applicable Due Date.

“Determination Date” means the last day of each Collection Period.

“Dollars” and “$” mean lawful money of the United States of America.

“Down Payment” means, with respect to a Receivable, (i) the cash payment made or (ii) the equity in any value of any vehicle traded in, in each case, by the related Obligor with respect to the acquisition of the related Financed Vehicle.

“Down Payment Percentage” means, with respect to a Receivable, a percentage equal to (i) the Down Payment with respect to the related Financed Vehicle divided by (ii) the purchase price of such Financed Vehicle.

“Due Date” means each date on which any payment is due on a Collateral Receivable in accordance with its terms.

“Effective Advance Rate” means at any time (a) the outstanding Class A Revolving Advances at such time divided by (b) the sum of (i) the Adjusted Revolving Pool Principal Balance as of such date plus (ii) amounts on deposit in the Collection Account (as evidenced by a bank or investment account statement dated as of the date the Class A Borrowing Base is calculated) representing collections of principal payments received by the Borrower on the Revolving Pool Collateral Receivables.

“Eighth Amendment Effective Date” shall mean March 10, 2025.

“Electronic Collateral Custodial Agreement” means the Electronic Collateral Control Agreement, dated as of the Closing Date, among the Electronic Collateral Custodian, the Borrower and the Administrative Agent.

“Electronic Collateral Custodian” means eOriginal, Inc. or any other Person party to the Electronic Collateral Custodial Agreement acting as collateral custodian or control agent with the consent of the Administrative Agent.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions related to Section 412 of the Code) with the Borrower.

“Erroneous Payment” has the meaning specified in Section 11.07(a).

“Erroneous Payment Notice” has the meaning specified in Section 11.07(b).

“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“E-Vault” means an electronic account established pursuant to the Electronic Collateral Custodial Agreement, sufficient to establish control over electronic chattel paper within the meaning of Section 9-105 of the UCC.

“Event of Default” has the meaning specified in Section 6.01.

“Excess Concentration Amount” means, at any time in respect of which any one or more of the Concentration Limitations are exceeded, the portion (calculated by the Borrower or the Servicer without duplication in accordance with Section 1.04) of the Principal Balance of each Available Revolving Pool Collateral Receivable that causes such Concentration Limitations to be exceeded; provided, however, that, during any Holiday Period, the Excess Concentration Amount shall be deemed zero for all applicable Concentration Limitations.

“Excess Concentration Funded Amount” means at any time the aggregate Principal Balance of the Available Revolving Pool Collateral Receivables that are included in the aggregate Excess Concentration Amount as of such date minus the portion of the Principal Balance of any such Available Revolving Pool Collateral Receivables that cause the following limitations to be exceeded:

(a)

not more than [***] of the Revolving Pool Collateral Receivables included in the Excess Concentration Amount would cause the weighted average AIRA of the Revolving Pool Collateral Receivables included in the Excess Concentration Amount to be less than [***];

(b)	not more than [***] of the Revolving Pool Collateral Receivables included in the Excess Concentration Amount shall have an interest rate of less than [***] per annum; and

(c)

not more than [***] of the Revolving Pool Collateral Receivables representing the Excess Concentration Amount would cause the weighted average Loan-to-Value of the Excess Concentration Amount to exceed [***]%.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income, franchise Taxes, and branch profits Taxes, in each case, (i) imposed in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. federal withholding taxes imposed on payments by the Borrower with respect to an applicable interest in an Advance pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment under Sections 2.09(b), 2.11(b) or 12.03(i)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 12.03(h), and (d) any U.S. federal withholding Taxes under FATCA.

“Facilities” means the revolving credit and term credit facilities established pursuant to Section 2.01.

“Facility Documents” means this Agreement, the Receivable Purchase Agreement, the Account Control Agreement, the Backup Servicing Agreement, the Sponsor Indemnity Agreement, the Class A Side Letter, the GS Investor Rights Agreement, the Backup Servicing Agreement, the Electronic Collateral Custodial Agreement, the Borrower LLC Agreement and any other agreements, documents, security agreements and other instruments entered into or delivered by or on behalf of the Borrower, the Originator, the Servicer, the Seller or the Sponsor in connection with this Agreement or pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Administrative Agent’s security interest.

“FATCA” means Code Sections 1471 through 1474, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Administrative Agent in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“FICO Score” means, with respect to an Obligor of a Receivable, the statistical credit score of the Obligor of a Receivable based on methodology developed by Fair Isaac Corporation and used by the Originator or its agents to determine credit risk when underwriting such Receivable. For purposes of clarification, (a) the “FICO Score” of any Obligor shall mean the most recent FICO Score used to make a credit decision with respect to such Obligor, by the Borrower or the Originator, as the case may be, and (b) solely for purposes of determining the weighted average FICO Score, if a five point range is provided with respect to any Obligor in lieu of an exact number, the “FICO Score” with respect to such Obligor shall be the median of such five point range.

“Fifth Amendment Effective Date” shall mean September 16, 2024.

“Final Maturity Date” means the earliest of (a) the Scheduled Amortization Period Termination Date, (b) the date of the acceleration of the Advances pursuant to Section 6.02, or (c) the date on which all Obligations shall have been paid in full and all other amounts payable to the Administrative Agent and the Lenders under the Facility Documents shall have been paid in full.

“Financed Vehicle” means, with respect to a Receivable, any new or used automobile, light-duty truck, van, minivan or sport utility vehicle, together with all accessions thereto, securing the related Obligor’s indebtedness thereunder.

“Floor” means zero percent (0.0%).

“Fourth Amendment Effective Date” shall mean June 11, 2024.

“Fundamental Amendment” means a Class A Fundamental Amendment or a Class B Fundamental Amendment.

“Funding Account” means the deposit account titled “LENDBUZZ SPV IV LLC -Funding” held at Bank Hapoalim B.M., New York Branch, SWIFT Code: [***], ABA Number: [***], Account Number: [***].

“Holiday Period” means, initially, the period beginning on the Ninth Amendment Effective Date and ending on the date that is the earlier of (a) thirty (30) days following the closing of a Permitted Securitization or (b) such date when the outstanding principal amount of the Advances is equal to or greater than [***]; and thereafter, each period commencing on the closing date of a Permitted Securitization and ending on the earlier of (a) thirty (30) days following such date or (b) such date when the outstanding principal amount of the Advances is equal to or greater than [***].

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, quasi-regulatory authority, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the SEC, the stock exchanges, any federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities. For the avoidance of doubt, “Governmental Filings” do not include filings of financing statements under the UCC or comparable laws.

“GS Investor Rights Agreement” means the investor rights agreement, dated as of the Closing Date, between Sponsor and Goldman Sachs Bank USA, on behalf of itself and its Affiliates.

“Incremental Revolving Advance” has the meaning specified in Section 2.01.

“Incremental Revolving Amount” means, at any time, the sum of the Class A Incremental Revolving Amount at such time and the Class B Incremental Revolving Amount at such time.

“Indemnified Party” has the meaning specified in Section 12.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager” means an individual who is natural person and who: (i) for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not: (A) an employee, director, stockholder, member, manager, partner or officer of JV Entity or any of its Affiliates (other than his or her service as an Independent Manager of or Special Member to Borrower); (B) a customer or supplier of JV Entity or any of its Affiliates (other than his or her service as an Independent Manager of or Special Member to Borrower); or (C) any member of the immediate family of a person described in the foregoing clause (A) or (B); and (ii) has (A) prior experience as an Independent Manager for a corporation or limited liability company whose charter or organizational documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services (including providing independent managers or Managers) to issuers of securitization or structured finance instruments, agreements or securities.

“Ineligible Collateral Receivable” means, at any time, a Receivable, that fails to satisfy any criteria of the definition of “Collateral Receivable” after the date of acquisition thereof by the Borrower (i.e., determined as of such date).

“Information” has the meaning specified in Section 13.03(b).

“Initial Class A Revolving Lender” means Goldman Sachs Bank USA.

“Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or any successor thereto.

“Insurance Policy” means, with respect to any Receivable, (i) an insurance policy covering physical damage to or loss of the related Financed Vehicle or (ii) any lender’s single interest, credit life, disability, hospitalization and similar insurance policies with respect to the related Obligor.

“Insurance Proceeds” means any amounts payable or any payments made under any Insurance Policy.

“Interest” means, at any time, the sum of Class A Interest, the Class B Interest and the Static Interest at such time.

“Interest Accrual Period” means,

(a) with respect to each Advance (or portion thereof) (i) with respect to the initial Payment Date for such Advance (or portion thereof), the period from and including the related Borrowing Date to, but excluding, February 28, 2020 and (ii) with respect to any subsequent Payment Date for such Advance (or portion thereof), the calendar month preceding such Payment Date; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder; and

(b) in the case of any Interest Accrual Period for any Advance which commences before an Unmatured Event of Default or an Event of Default and would otherwise end on a date occurring after the occurrence of an Unmatured Event of Default or an Event of Default, the Administrative Agent may, in its sole discretion, cause such Interest Accrual Period to end upon the occurrence of an Unmatured Event of Default or an Event of Default and the duration of each Interest Accrual Period which commences on or after the occurrence of an Unmatured Event of Default or an Event of Default shall be of such duration as shall be selected by the Administrative Agent.

“Interest Coverage Ratio” means, other than during a Holiday Period, with respect to each Collection Period the ratio (expressed as a percentage) equal to (a) Interest Proceeds during such Collection Period divided by (b)the amounts payable by the Borrower with respect to such Collection Period with respect to Interest, Unused Fees (subject to clause (z) below) and any other fees accrued pursuant to the Facility Documents during such Collection Period (excluding (w) all legal fees paid in connection with the Restatement Closing Date, (x) Upfront Fees, (y) Minimum Utilization Fees and (z), for each six calendar month period following each of the Restatement Closing Date and any Permitted Securitization, any Unused Fees).

“Interest Proceeds” means, with respect to any Collection Period, without duplication, the sum of:

(a) all payments of interest and other income received by the Borrower during such Collection Period on the Collateral Receivables (including Ineligible Collateral Receivables), including any accrued interest received in connection with a sale thereof during such Collection Period; and

(b) all late payment fees and other fees and commissions received by the Borrower during such Collection Period;

provided that as to any Defaulted Collateral Receivable, any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Receivable equals the outstanding Principal Balance of such Defaulted Collateral Receivable at the time as of which it became a Defaulted Collateral Receivable and all amounts received in excess thereof will constitute Interest Proceeds.

“Interest Rate” means, for any Interest Accrual Period and for each Advance outstanding by a Lender for each day during such Interest Accrual Period:

(a) so long as no Accelerated Amortization Event or Event of Default (in each case, which has not otherwise been waived by the Lenders pursuant to the terms hereof) has occurred and is continuing, and so long as no Benchmark Disruption Event has occurred and is continuing, a rate equal to the Benchmark plus the Applicable Margin, and, in the event that a Benchmark Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Applicable Margin; or

(b) upon the occurrence and during the continuance of an Accelerated Amortization Event (other than the occurrence of an Unmatured Event of Default pursuant to clause (c) of the definition of “Accelerated Amortization Event”) or an Event of Default (which has not otherwise been waived by the Required Lenders pursuant to the terms hereof) the Interest Rate shall be the Post-Default Rate plus the Applicable Margin.

“Investment Company Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“JV Entity” means Lendbuzz GCP JV, LLC, a Delaware limited liability company.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” means any Class A Revolving Lender, Class B Revolving Lender or Static Lender, as applicable, and “Lenders” means, collectively, the Class A Revolving Lenders, the Class B Revolving Lenders and the Static Lenders.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Liquidation Proceeds” means, with respect to any Collection Period following the Collection Period in which a Collateral Receivable became a Defaulted Collateral Receivable, all amounts (which shall not be less than zero) received by the Borrower or the Servicer, from whatever source with respect to such Defaulted Collateral Receivable during such Collection Period, minus the sum of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Defaulted Collateral Receivable or the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer, as the case may be, and in each case excluding overhead) and (ii) all amounts required by law to be remitted to the related Obligor.

“Loan-to-Value” means, with respect to a Receivable, (i) the Original Principal Balance of such Receivable, divided by (ii) the lower of (a) the NADA clean retail value (or if such NADA clean retail value is not available, the Carfax retail value) of the related Financed Vehicle and (b) the purchase price of the related Financed Vehicle.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means an action or an event that could have a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower or the relevant Person, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Receivables generally or any material portion of the Collateral Receivables, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower, Sponsor or Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s lien on the Collateral.

“Material Modification” means, with respect to any Receivable, any amendment, waiver, consent or modification of the related Contract executed or effected after the date on which such Receivable was advanced or otherwise came into existence, that:

(a) reduces or waives one or more interest payments or permits any interest due with respect to such Receivable in cash to be deferred or capitalized and added to the principal amount of such Receivable;

(b) permanently waives, extends or postpones any date fixed for any payment or mandatory prepayment of principal on such Receivable; or

(c) reduces or forgives any principal amount of such Receivable.

“Maximum Advance Rate Test” means the Class A Maximum Revolving Advance Rate Test, the Class A Maximum Committed Revolving Advance Rate Test, the Class B Maximum Revolving Advance Rate Test, the Class B Maximum Committed Revolving Advance Rate Test, or the Maximum Static Advance Rate Test, as applicable.

“Maximum Advance Rate Test Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit A, as such form of Maximum Advance Rate Test Calculation Statement may be modified by the Administrative Agent from time to time to the extent modifications to such form would, in the good faith opinion of the Administrative Agent, improve the accuracy of the calculation of the Class A Maximum Committed Revolving Advance Rate Test or the Class A Maximum Revolving Advance Rate Test, as applicable, or the Class B Maximum Committed Revolving Advance Rate Test or the Class B Maximum Revolving Advance Rate Test, as applicable, or the Maximum Static Advance Rate Test, as applicable and any other calculations necessary to satisfy the conditions precedent to each Borrowing required hereunder.

“Maximum Revolving Available Amount” means, at any time, the lesser of:

(a) the Revolving Program Limit minus the aggregate outstanding principal balance of the Advances; and

(b) the sum of the Class A Borrowing Base and the Class B Borrowing Base at such time.

For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Maximum Revolving Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).

“Maximum Committed Revolving Advance Rate Test” means the Class A Maximum Committed Revolving Advance Rate Test and/or the Class B Maximum Committed Revolving Advance Rate Test, as the context requires.

“Maximum Committed Revolving Available Amount” means, at any time, the lesser of:

(a) the Revolving Facility Amount; and

(b) the sum of the Class A Borrowing Base and the Class B Borrowing Base at such time.

For the avoidance of any doubt, on any Borrowing Date the amount of any Borrowings hereunder against the Maximum Committed Revolving Available Amount shall be subject to the satisfaction of the condition precedent set forth in Section 3.02(b).

“Maximum Static Advance Rate Test” means a test that will be satisfied at any time if (a) the aggregate outstanding principal balance of the Static Advances is less than or equal to (b) the Static Borrowing Base at such time.

“Measurement Date” means (a) the Closing Date, (b) the Restatement Closing Date, (c) each Borrowing Date and (d) each Determination Date.

“Minimum Utilization Fee” has the meaning specified in the Class A Side Letter.

“Minimum Utilization Fee Period” has the meaning specified in the Class A Side Letter.

“MLA” means the Military Lending Act, 10 U.S.C. § 987.

“Money” has the meaning specified in Section 1-201(b)(24) of the NYUCC.

“Monthly Data Tape” means a data tape, which shall include with respect to each Collateral Receivable (i) the information specified in the definition of “Monthly Receivable Tape,” (ii) static pool gross and net loss data by monthly origination vintages, (iii) loss and delinquency data with respect to the Servicing Portfolio and (iv) such other information as the Administrative Agent may reasonably request, without unreasonable expense or effort by the Servicer, from time to time to satisfy or fulfill regulatory requirements applicable to the Secured Parties, including capital treatment under Basel II or Basel III, for the related quarter; provided that the Monthly Data Tape will be based on data available on the last day of the Collection Period.

“Monthly Receivable Tape” means a data tape, which shall include with respect to each Receivable the information set forth on Schedule 7.

“Monthly Report” has the meaning specified in Section 8.03.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net Loss Ratio” means, on any date of determination, other than during a Holiday Period, with respect to the relevant Collection Period ending on the day immediately prior to such date of determination, the product of (i) 12 times (ii) the ratio (expressed as a percentage) equal to (a) the Aggregate Principal Balance of all Collateral Receivables (including all Collateral Receivables which became Ineligible Collateral Receivables at any time since such Receivable was pledged hereunder to the Administrative Agent) that became Defaulted Collateral Receivables or would have become Defaulted Collateral Receivables if such Collateral Receivables were not sold or otherwise disposed of by the Borrower during such Collection Period (other than Selected Collateral Receivables) minus the aggregate amount of Liquidation Proceeds received by Borrower during such Collection Period, divided by (b) the Aggregate Principal Balance of all Collateral Receivables (including all Collateral Receivables which became Ineligible Collateral Receivables at any time since such Receivable was pledged hereunder to the Administrative Agent) that were not Defaulted Collateral Receivables as of the first day of such Collection Period (other than Selected Collateral Loans); provided, however, that if the Aggregate Principal Balance of all Collateral Receivables as of the first day of such Collection Period is zero ($0), the Net Loss Ratio shall be zero.

“Next Available Term SOFR” means at any time, for any Interest Accrual Period, Term SOFR for the longest tenor that can be determined by the Administrative Agent that is shorter than the Corresponding Tenor, at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Interest Accrual Period, as such rate is published by the CME Term SOFR Administrator.

“ Ninth Amendment Effective Date” shall mean June 20, 2025.

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Notice of Prepayment” has the meaning specified in Section 2.05.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement or any other Facility Document, including, but not limited to, all amounts payable by the Borrower in respect of the Advances, with interest thereon, Prepayment Premium and all amounts payable hereunder.

“Obligor” means, in respect of any Receivable, the individual primarily obligated to pay Collections in respect of such Receivable.

“OFAC” has the meaning specified in Section 4.01(f).

“Original Principal Balance” means, with respect to any Receivable, as of the date of disbursement, the outstanding principal amount of such Receivable.

“Originator” means Lendbuzz Funding LLC.

“Other Connection Taxes” means, in the case of any Secured Party or any Lender, Taxes imposed by any jurisdiction solely by reason of such Secured Party or such Lender having any other present or former connection with such jurisdiction (other than a connection arising from such Secured Party or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any other Facility Document, or sold or assigned an interest in the rights under any Facility Document).

“Other Taxes” has the meaning specified in Section 12.03(b). “Participant” has the meaning specified in Section 13.02(h). “Participant Register” has the meaning specified in Section 13.02(i). “PATRIOT Act” has the meaning specified in Section 12.16.

“Payment Date” means the 15th day of each calendar month, commencing on March 16, 2020; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” means, (a) with respect to any Lender party hereto on the date hereof, the percentage set forth opposite such Lender’s name on Schedule 1-A hereto, or with respect to each particular Class, Schedule 1-B hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor or as such amount is either reduced or increased based on any Incremental Revolving Advance provided or not provided by such Lender, or (b) with respect to a Lender that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor or as such amount is either reduced or increased based on any Incremental Revolving Advance provided or not provided by such Lender.

“Permitted Holder” means any of the existing owners of the Equity Interests of the Sponsor.

“Permitted Liens” means: (a) Liens created in favor of the Administrative Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (b) Liens related to a Financed Vehicle for taxes or otherwise arising by law, or mechanic’s liens; (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; and (d) in connection with maintaining deposit accounts established in accordance with this Agreement, bankers’ liens, rights of setoff and similar Liens granted to financial institutions maintaining such accounts.

“Permitted Sale” means any sale by Borrower of (a) Receivables in connection with either (A) the repurchase by the Seller of a Receivable if required pursuant to the Receivable Purchase Agreement, or (B) a transfer of Receivables to a Securitization Vehicle, (b) subject to Section 8.04, Ineligible Collateral Receivables, (c) Collateral Receivables with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or (d) Static Pool Collateral Receivables pursuant to Section 5.01(p); provided, however, that no sale of any Receivables shall be a Permitted Sale if, immediately following such sale, either Maximum Advance Rate Test is no longer satisfied; provided further that no sale of Receivables shall be a Permitted Sale if the Administrative Agent has provided notice within five (5) Business Days of receipt of notice pursuant to Section 8.04(a) of this Agreement, that such sale will, as reasonably determined by Administrative Agent, result in a materially adverse selection of Receivables to remain in the Borrowing Base following such sale.

“Permitted Securitization” means a Permitted Sale to a Securitization Vehicle (a) in connection with a broadly marketed and distributed issuance of asset-backed securities or (b) where the Initial Class A Revolving Lender or an Affiliate thereof acts as placement agent, underwriter or similar role.

“Permitted Tested Sale” means (a) a Permitted Securitization and (b) a Permitted Sale pursuant to clause (c) of the definition of “Permitted Sale.”

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Post-Default Rate” means a rate per annum equal to the sum of (a) the Benchmark or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) 3.00% per annum.

“Prepayment Premium” means the product of (a) the outstanding principal amount of the Advances being prepaid, multiplied by (b) [***].

“Pre-~~Securitization~~Permitted Tested Sale Delinquency Ratio” means, with respect to a Permitted ~~Securitization~~Tested Sale, the result of the following (calculated for each Delinquency Bucket) with all Receivable Balances calculated as of the related Release Cut-Off Date prior to giving effect to such Permitted ~~Securitization~~Tested Sale: (a) the ratio equal to (i) the Aggregate Principal Balance of all Receivables in such Delinquency Bucket (other than Selected Collateral Receivables designated in connection with prior Permitted ~~Securitizations~~ Tested Sales), divided by (b) the Aggregate Principal Balance of all Collateral Receivables (calculated without excluding the Receivables in such Delinquency Bucket that would be Collateral Receivables if such Receivables were not Delinquent Collateral Receivables).

“Pre-~~Securitization~~Permitted Tested Sale Net Loss Ratio” means, with respect to a Permitted ~~Securitization~~Tested Sale, the ratio equal to (with all balances calculated as of the end of the Collection Period preceding the date of delivery of the related Consent and Release) (a) the Aggregate Principal Balance of all Defaulted Collateral Receivables (other than Selected Collateral Receivables designated in connection with prior Permitted ~~Securitizations~~ Tested Sales) minus the aggregate amount of Liquidation Proceeds received by Borrower during such Collection Period, divided by (b) the Aggregate Principal Balance of all Collateral Receivables (calculated without excluding Defaulted Collateral Receivables).

“Principal Balance” means, with respect to any Collateral Receivable, as of any date of determination, the outstanding principal amount of such Collateral Receivable (excluding any capitalized interest).

“Principal Proceeds” means, with respect to any Collection Period, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds and that result in a reduction of the Principal Balance owing by the Obligor of a Receivable including unapplied proceeds of the Advances.

“Priority of Payments” has the meaning specified in Section 9.01(a).

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Pro Forma Post-~~Securitization~~Permitted Tested Sale Delinquency Ratio” means, with respect to a Permitted ~~Securitization~~Tested Sale, the result of the following (calculated for each Delinquency Bucket) with all Receivables Balances calculated as of the related Release Cut-Off Date after giving pro forma effect to such Permitted ~~Securitization~~ Tested Sale: the ratio equal to (a) the Aggregate Principal Balance of all Receivables in such Delinquency Bucket (other than Selected Collateral Receivables designated in connection with prior Permitted ~~Securitizations~~ Tested Sales) that will not be sold or contributed in connection with such Permitted ~~Securitization~~ Tested Sale, divided by (b) the result of (i) the Aggregate Principal Balance of all Collateral Receivables (calculated without excluding the Receivables in such Delinquency Bucket that would be Collateral Receivables if such Receivables were not Delinquent Collateral Receivables), minus (ii) the Aggregate Principal Balance of all Collateral Receivables that will be sold or contributed in connection with such Permitted ~~Securitization~~ Tested Sale.

“Pro Forma Post-~~Securitization~~Permitted Tested Sale Net Loss Ratio” means, with respect to a Permitted ~~Securitization~~Tested Sale, the ratio equal to (with all balances calculated as of the end of the Collection Period preceding the date of delivery of the related Consent and Release) (a) the Aggregate Principal Balance of all Defaulted Collateral Receivables (other than Selected Collateral Receivables designated in connection with prior Permitted ~~Securitizations~~ Tested Sales and Selected Collateral Receivables designated in the Consent and Release for such Permitted ~~Securitization~~ Tested Sale) minus the aggregate amount of Liquidation Proceeds received by Borrower during such Collection Period, divided by (b) the result of (i) the Aggregate Principal Balance of all Collateral Receivables (calculated without excluding Defaulted Collateral Receivables), minus (ii) the Aggregate Principal Balance of the Collateral Receivables that will be sold or contributed in connection with such Permitted ~~Securitization~~ Tested Sale.

“Prohibited Transaction” means a transaction described in Section 406(a) of ERISA, that is not exempted by a statutory or administrative or individual exemption pursuant to Section 408 of ERISA.

“Projections” has the meaning specified in Section 13.03(b).

“Qualified Institution” means (a) Bank Hapoalim B.M., New York Branch or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Receivable” means any indebtedness owed by an Obligor under a Contract that is sold by the Seller to the Borrower under the Receivable Purchase Agreement.

“Receivable Balance” means, with respect to any Receivable, as of any date of determination, the outstanding amount of such Receivable.

“Receivable File” means, with respect to each Receivable, a file containing each of the following documents: (i) application of the Obligor for credit; (ii) copies of all instruments modifying the terms and conditions of the related Contract; (iii) a copy of the Contract; (iv) a copy of the Certificate of Title or a copy of the application therefor; (v) a certificate of insurance, application therefor or notice to provide insurance with respect to the Financed Vehicle securing such Receivable, if any; (vi) the invoice (or evidence of book value for used Financed Vehicles) for each Financed Vehicle related thereto; (vii) the Obligor’s order for each Financed Vehicle related thereto, if any, and an indication of Down Payment, if applicable; (viii) a copy of the service contract, if any has been forwarded to the Servicer, on each Financed Vehicle related thereto; (ix) a copy of the GAP protection agreement, if any has been forwarded to the Servicer, with respect to the Financed Vehicle related thereto and (x) such other documents the Servicer customarily maintains in order to accomplish its duties under this Agreement.

“Receivable Purchase Agreement” means the means the Purchase Agreement, dated as of the Closing Date, by and between the Seller and the Borrower.

“Records” means with respect to any Contract, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any related item of Collateral and the related Obligor.

“Reference Time” with respect to any determination of the Benchmark, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Refinance Loans” means Receivables of Obligors that have a minimum FICO score of 600 and who meet the Credit Guidelines, and which refinance an Obligor’s existing auto loan.

“Register” has the meaning specified in Section 13.02(g).

“Registrar of Titles” means with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Change” has the meaning specified in Section 2.09(a).

“Reinvestment Period” means the period from and including the Closing Date to and including the earliest of (a) the Scheduled Reinvestment Period Termination Date, (b) the occurrence of an Accelerated Amortization Event (other than the occurrence of an Event of Default); (c) the occurrence and continuation of an Event of Default; provided that the Reinvestment Period shall be reinstated if the related Event of Default is waived by the Administrative Agent and the Lenders unless otherwise specified in such waiver, and (d) the Final Maturity Date.

“Release Cut-Off Date” has the meaning specified in Section 8.04(a).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Reporting Date” means two (2) Business Days prior to each Payment Date.

“Requested Amount” has the meaning specified in Section 2.02.

“Required Lenders” means, as of any date of determination (i) first, if any Class A Revolving Advances are then outstanding, (a) one or more Class A Revolving Lenders having Class A Revolving Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Class A Revolving Advances and (b) one or more Static Lenders having Static Advances in an amount greater than 50% of the aggregate outstanding principal amount of all Static Advances, and (ii) second, if no Class A Revolving Advances are then outstanding, the Lender or Lenders holding in the aggregate more than 50% of the aggregate Percentages of all Lenders.

“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, president, senior vice president, vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee or the administrator of the trust, acting on behalf of such trust in its capacity as trustee, (e) in the case of the Borrower, the Servicer or the Seller, a Responsible Officer of such party, or if any such party has no officers, a Responsible Officer of the Sponsor and (f) in the case of the Administrative Agent, an officer of the Administrative Agent responsible for the administration of this Agreement.

“Restatement Closing Date” means April 20, 2021.

“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower) to any beneficiary or other equity investor in the Borrower on account of any Equity Interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any Equity Interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any Equity Interest in respect of the Borrower.

“Revolving Advance” has the meaning specified in Section 2.01(a).

“Revolving Facility Amount” means, at any time, the sum of the Class A Revolving Facility Amount at such time and the Class B Revolving Facility Amount at such time.

“Revolving Pool” and “Revolving Pool Receivable” means, as of any date of determination, each Receivable (other than a Receivable that is in the Static Pool).

“Revolving Pool Collections” means all Collections received and to be received in respect of the Revolving Pool.

“Revolving Program Limit” means the Revolving Facility Amount plus the Incremental Revolving Amount.

“S&P” means Standard & Poor’s Ratings Group.

“Scheduled Amortization Period Termination Date” means April 19, 2027 or such later date as may be agreed by the Borrower and each of the Lenders in writing and notified in writing to the Administrative Agent.

“Scheduled Reinvestment Period Termination Date” means April 20, 2026 or such later date as may be agreed by the Borrower and each of the Lenders in writing and notified in writing to the Administrative Agent.

“SCRA” means the Servicemembers Civil Relief Act, 50 U.S.C. §§ 3901-4043.

“SEC” means the Securities and Exchange Commission or any other Governmental Authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the Administrative Agent, the Lenders, any Affected Person and their respective permitted successors and assigns.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Securitization Vehicle” means a direct or indirect wholly-owned, special purpose bankruptcy remote subsidiary or other Affiliate of Borrower or Sponsor formed for the purpose of directly or indirectly purchasing Receivables from the Borrower pursuant to a Permitted Sale.

“Selected Collateral Receivables” means, in connection with a Permitted ~~Securitization~~Tested Sale, those Collateral Receivables that are designated by the Administrative Agent as “Selected Collateral Receivables” in accordance with Section 8.04(f). If, at any time after a Receivable is designated as a Selected Collateral Receivable, such Receivable no longer has any installment payments that are past the scheduled Due Date therefor for at least three (3) consecutive calendar months, such Receivable shall thereafter, automatically, cease to be a Selected Collateral Receivable for all purposes of this Agreement even if such Receivable shall subsequently have an installment payment that is past the scheduled Due Date, unless such Receivable is re-designated as a Selected Collateral Receivable in connection with another Permitted ~~Securitization~~ Tested Sale.

“Seller” means Lendbuzz Funding LLC, in its capacity as seller under the Receivable Purchase Agreement.

“Senior Officer” means, with respect to a Credit Party, the chief financial officer or other senior executive officer of such Credit Party.

“Servicer” has the meaning specified in the preamble.

“Servicer Account” means the account established at Bank Hapoalim B.M., New York Branch in the name of the Servicer.

“Servicer Certificate” has the meaning specified in Section 10.07.

“Servicer Event of Default” has the meaning specified in Section 10.09.

“Servicer Fee” has the meaning specified in Section 10.10.

“Servicer Termination Notice” has the meaning specified in Section 10.09.

“Servicing Guide” means the servicing guide or program requirements of the Servicer attached as Schedule 6, which may be amended, modified or supplemented by the Servicer subject to Section 5.04(l).

“Servicing Portfolio” means as of any date, all auto loan or installment sale receivables (whether or not thereafter sold or disposed of) which are serviced by Servicer or any of its Affiliates at such time.

“Seventh Amendment Effective Date” shall mean February 4, 2025.

“Six-Month Rolling Average Net Loss Ratio (Revolving Pool)” means, as of any date of determination, other than during a Holiday Period, the percentage equivalent of a fraction, (x) the numerator of which is the sum of the Net Loss Ratios (calculated solely with respect to the Revolving Pool) for the prior six (6) Collection Periods, and (y) the denominator of which is the lesser of six (6) and the number of Collection Periods used in such calculation where the Aggregate Principal Balance of Revolving Pool Collateral Receivables as of the first day of such Collection Period is greater than zero.

“Six-Month Rolling Average Net Loss Ratio (Static Pool)” means, as of any date of determination, other than during a Holiday Period, the percentage equivalent of a fraction, (x) the numerator of which is the sum of the Net Loss Ratios (calculated solely with respect to the Static Pool) for the prior six (6) Collection Periods, and (y) the denominator of which is the lesser of six (6) and the number of Collection Periods used in such calculation where the Aggregate Principal Balance of Static Pool Collateral Receivables as of the first day of such Collection Period is greater than zero.

“Sixth Amendment Effective Date” shall mean January 23, 2025.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Adjustment” means 0.26161%.

“SOFR Rate” means the sum of (a) Term SOFR or, if the Administrative Agent determines that Term SOFR for the Corresponding Tenor cannot be determined, Next Available Term SOFR and (b) the SOFR Adjustment.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and the Restatement Closing Date and reflected in any of its financial projections; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code, Section 271 of the Debtor and Creditor Law of the State of New York or other Applicable Laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

“Sponsor” means Lendbuzz Inc., a Delaware corporation.

“Sponsor Indemnity Agreement” means the Limited Indemnity Agreement by the Sponsor for the benefit of the Administrative Agent, dated as of the Closing Date.

“Static A Advance” has the meaning set forth in Section 2.01(d)(i).

“Static Advances” means, collectively, Static A Advances, Static B Advances, Static C Advances and Static D Advances.

“Static Advance Rate” means with respect to any Available Static Pool Collateral Receivable (i) at any time prior to June 30, 2025, [***], and (ii) at all times on and after June 30, 2025, [***].

“Static A Maximum Available Amount” means an amount equal to the lesser of the Static Sublimit applicable to Static A Advances and the Static Borrowing Base as of the Fifth Amendment Effective Date.

“Static B Advance” has the meaning set forth in Section 2.01(d)(ii).

“Static Borrowing Base” means, as of any date of determination, the sum of (i) the product of (a) the Static Advance Rate and (b) the aggregate Principal Balance of all Available Static Pool Collateral Receivables as of such date plus (ii) amounts which are on deposit in the Collection Account (as evidenced by a bank or investment account statement dated as of the date the Static Borrowing Base is calculated) representing collections of principal payments received by the Borrower on the Static Pool Collateral Receivables.

“Static B Maximum Available Amount” means an amount equal to the lesser of (a) the Static Sublimit applicable to Static B Advances and (b) the excess of the Static Borrowing Base as of the Sixth Amendment Effective Date over the then aggregate outstanding principal balance of the Static A Advances.

“Static C Advance” has the meaning set forth in Section 2.01(d)(iii).

“Static C Maximum Available Amount” means an amount equal to the lesser of (a) the Static Sublimit applicable to Static C Advances and (b) the excess of the Static Borrowing Base as of the Seventh Amendment Effective Date over the then aggregate outstanding principal balance of the sum of (i) Static A Advances and (ii) Static B Advances.

“Static D Advance” has the meaning set forth in Section 2.01(d)(iv).

“Static D Maximum Available Amount” means an amount equal to the lesser of (a) the Static Sublimit applicable to Static D Advances and (b) the excess of the Static Borrowing Base as of the Eighth Amendment Effective Date over the then aggregate outstanding principal balance of the sum of (i) Static A Advances, (ii) Static B Advances and (iii) Static C Advances.

“Static Effective Advance Rate” means at any time (a) the outstanding principal amount of the Static Advances at such time divided by (b) the sum of (i) the aggregate Principal Balance of all Available Static Pool Collateral Receivables as of such date plus (ii) amounts on deposit in the Collection Account (as evidenced by a bank or investment account statement dated as of the date the Static Borrowing Base is calculated) representing collections of principal payments received by the Borrower on the Static Pool Collateral Receivables.

“Static Exit Fee” has the meaning specified in the Class A Side Letter.

“Static Interest” means, for each day during an Interest Accrual Period and each outstanding Static Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate for such Static Advance on such day;

P	=	the principal amount of such Static Advance on such day; and

D	=	360.

“Static Lender” means each Person listed on Schedule 1-B as a Static Lender and any other Person that shall have become a party hereto as a Static Lender in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Static Maximum Available Amount” means, (a) with respect to the Static A Advances, the Static A Maximum Available Amount, (b) with respect to the Static B Advances, the Static B Maximum Available Amount, (c) with respect to the Static C Advances, the Static C Maximum Available Amount and (d) with respect to the Static D Advances, the Static D Maximum Available Amount, as applicable.

“Static Pool” means, collectively, Static Pool-A, Static Pool-B, Static Pool-C and Static Pool-D.

“Static Pool-A” means each Receivable set forth on Schedule 8-A. For the avoidance of doubt, the Static Pool-A consists of Collateral Receivables purchased by the Borrower on the Fifth Amendment Effective Date together with the Receivables set forth on Schedule 9, which Receivables were owned by the Borrower immediately prior to, and designated to the Static Pool as of, the Fifth Amendment Effective Date.

“Static Pool-B” means each Receivable set forth on Schedule 8-B. For the avoidance of doubt, the Static Pool-B consists of Collateral Receivables purchased by the Borrower on the Sixth Amendment Effective Date.

“Static Pool-C” means each Receivable set forth on Schedule 8-C. For the avoidance of doubt, the Static Pool-C consists of Collateral Receivables purchased by the Borrower on the Seventh Amendment Effective Date.

“Static Pool-D” means each Receivable set forth on Schedule 8-D. For the avoidance of doubt, the Static Pool-D consists of Collateral Receivables purchased by the Borrower on the Eighth Amendment Effective Date.

“Static Pool Collateral Receivable” has the meaning specified in the final part of the definition of Collateral Receivable.

“Static Pool Collections” means all Collections received and to be received in respect of the Static Pool.

“Static Sublimit” means the applicable sublimit for Static Advances set forth on Schedule 1-A.

“Student Obligor” means an Obligor who self-identifies as a student on such Obligor’s application for credit.

“Subject Laws” has the meaning specified in Section 4.01(f).

“Successor Servicer” has the meaning specified in Section 10.11(b),

“Syndication” has the meaning specified in Section 13.02(a).

“Taxes” means all present or future taxes, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and all liabilities (including penalties, additions, interest and expenses) with respect thereto.

“Term SOFR” means, for each Interest Accrual Period, the forward-looking term rate for the Corresponding Tenor that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the CME Term SOFR Administrator two Business Days prior to the commencement of such period; provided, that if, as of 5:00 p.m. (New York City time) on such Business Day, such rate has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Business Day.

“Termination Date” means the last day of the Reinvestment Period; provided that, if the Termination Date would otherwise not be a Business Day, then the Termination Date shall be the immediately succeeding Business Day.

“Third Amendment Effective Date” shall mean January 17, 2023.

“Three-Month Rolling Average Delinquency Ratio (Revolving Pool)” means, as of any date of determination, other than during a Holiday Period, the percentage equivalent of a fraction, (x) the numerator of which is the sum of the Delinquency Ratios (calculated solely with respect to the Revolving Pool) for the prior three (3) Collection Periods, and (y) the denominator of which is the lesser of three (3) and the number of Collection Periods used in such calculation where the Aggregate Principal Balance of Revolving Pool Collateral Receivables as of the last day of such Collection Period is greater than zero.

“Three-Month Rolling Average Delinquency Ratio (Static Pool)” means, as of any date of determination, other than during a Holiday Period, the percentage equivalent of a fraction, (x) the numerator of which is the sum of the Delinquency Ratios (calculated solely with respect to the Static Pool) for the prior three (3) Collection Periods, and (y) the denominator of which is the lesser of three (3) and the number of Collection Periods used in such calculation where the Aggregate Principal Balance of Static Pool Collateral Receivables as of the last day of such Collection Period is greater than zero.

“Title Intermediary” means Decision Dynamics, Wolters Kluwer or any other electronic Certificate of Title administration service provider approved in writing by the Administrative Agent and the Collateral Custodian.

“Transition Expenses” has the meaning specified in Section 10.11(e).

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York (“NYUCC”); provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Administrative Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“Unmatured Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Unrestricted Cash” means, with respect to the Servicer (so long as Servicer is an affiliate of the Borrower), as of any date of determination, the cash and cash equivalents of the Servicer and its consolidated subsidiaries, but only to the extent that such cash and cash equivalents (or any deposit account or securities account in which such cash or cash equivalents are held) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor.

“Unused Fee Period” means (a) initially, the period commencing on the Closing Date and ending on (and including) the earlier to occur of March 31, 2020 and the Termination Date, and (b) thereafter, each successive three (3) consecutive calendar month period commencing on (and excluding) the last day of the immediately preceding Unused Fee Period and ending on (and excluding) the earlier to occur of the three (3) month anniversary of such commencement and the Termination Date; provided, that for the avoidance of doubt, no Unused Fee Period shall exist, or include any day, on or after the Termination Date.

“Unused Fees” means the Class A Unused Fees and the Class B Unused Fees.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 12.03(h).

“Verification Agent” means Vervent Inc. or any other Person party to the Backup Servicing Agreement acting as Verification Agent with the written consent of the Administrative Agent (such consent not to be unreasonably withheld).

“Verification Certificate” means the verification certificate delivered by the Verification Agent to the Borrower and the Administrative Agent, in the form attached to the Backup Servicing Agreement, regarding the Receivables.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (a) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (c) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (e) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (f) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (g) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (h) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (i) each reference to time without further specification shall mean New York City Time.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding.” Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

Section 1.04. Collateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Receivables, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(b) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Delinquent Collateral Receivables, Defaulted Collateral Receivables and Ineligible Collateral Receivables will be treated as having a value equal to zero.

(c) For purposes of calculating compliance with any Concentration Limitation based on the “weighted average”, “weighted average” shall mean, as of any date of determination with respect to all Collateral Receivables, the ratio (expressed as a number) obtained by summing the products of (a) (i) the FICO Score of the related Obligor as reported at the time such Receivable was made, (ii) the interest rate of such Receivable, (iii) the original term to maturity of such Receivable, (iv) the Down Payment Percentage with respect to such Receivable or (v) the Contract Reserve of such Receivable, as applicable, times (b) the Principal Balance of such Receivable, and (c) dividing such sum by the aggregate Principal Balance of all Collateral Receivables as of such date of determination.

(d) For the purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.01%, with 0.005% rounded upwards.

(e) Notwithstanding any other provision of this Agreement to the contrary, all monetary calculations under this Agreement shall be in Dollars. For purposes of this Agreement, calculations with respect to all amounts received or required to be paid in a currency other than Dollars shall be valued at zero.

(f) References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Receivable include references to the Borrower’s acquisition of such Collateral Receivable by way of a sale from the Seller.

Section 1.05. Divisions. For all purposes under the Facility Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

ADVANCES

Section 2.01. Description of Facilities. (a) Committed Revolving Advances. On the terms and subject to the conditions herein set forth, including Article III, each Revolving Lender severally agrees to make loans to Borrower (each, a “Committed Revolving Advance”) from time to time on any Business Day during the period from the Restatement Closing Date until but excluding the Termination Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Lender and, as to all Lenders, in an aggregate principal amount up to but not exceeding the Maximum Committed Revolving Available Amount; provided, however, that the Borrower may in its sole discretion elect to have such loans made on any Borrowing Date consist solely of Class A Revolving Advances (any such Borrowing of Class A Revolving Advances only, a “Partial Revolving Advance”). No Class A Revolving Lender shall make any such Committed Revolving Advance or portion thereof if it would cause the aggregate outstanding principal balance of the Class A Revolving Advances to exceed the Class A Maximum Committed Revolving Available Amount as then in effect. No Class B Revolving Lender shall make any such Committed Revolving Advance or portion thereof if it would cause the aggregate outstanding principal balance of the Class B Revolving Advances to exceed the Class B Maximum Committed Revolving Available Amount as then in effect.

(b) Notwithstanding anything in this Section 2.01 to the contrary, the principal amount of any Class A Committed Revolving Advance shall not, by itself or when combined with the aggregate principal amounts of all Class A Committed Revolving Advances made by the Class A Revolving Lenders to the Borrower during the thirty (30) days immediately preceding the proposed Borrowing Date for such Advance, exceed 30% of the Class A Revolving Facility Amount without the prior written consent of the Administrative Agent.

(c) Incremental Revolving Advances. If the aggregate outstanding principal balance of the Revolving Advances is in excess of the Revolving Facility Amount on the relevant Borrowing Date (after giving effect to the Revolving Advances made on such day), on the terms and subject to the conditions hereinafter set forth, including Article III, each Revolving Lender severally may agree, in its sole and absolute discretion, to make incremental loans to the Borrower (each, an “Incremental Revolving Advance”, and together with the Committed Revolving Advances, each a “Revolving Advance”) from time to time on any Business Day during the period from the Restatement Closing Date until the Termination Date, on a pro rata basis in each case based on the Percentage applicable to each Lender and, as to all Revolving Lenders, in an aggregate principal amount up to but not exceeding the Maximum Revolving Available Amount as then in effect; provided, however, that Borrower may in its sole discretion request a Partial Revolving Advance on any Borrowing Date; provided further, that no Class A Revolving Lender shall make any such Incremental Revolving Advance or portion thereof in excess of the Class A Maximum Revolving Available Amount as then in effect and no Class B Revolving Lender shall make any such Incremental Revolving Advance or portion thereof in excess of the Class B Maximum Revolving Available Amount as then in effect.

(d) Static Advances. On the terms and subject to the conditions herein set forth, including Article III, each Static Lender severally agrees to make (i) a term loan to Borrower (each, a “Static A Advance”) on the Fifth Amendment Effective Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Lender and, as to all Static Lenders, in an aggregate principal amount up to but not exceeding the Static A Maximum Available Amount, (ii) a term loan to Borrower (each, a “Static B Advance”) on the Sixth Amendment Effective Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Lender and, as to all Static Lenders, in an aggregate principal amount up to but not exceeding the Static B Maximum Available Amount, (iii) a term loan to Borrower (each, a “Static C Advance”) on the Seventh Amendment Effective Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Lender and, as to all Static Lenders, in an aggregate principal amount up to but not exceeding the Static C Maximum Available Amount and (iv) a term loan to Borrower (each, a “Static D Advance”) on the Eighth Amendment Effective Date, on a pro rata basis in each case based on and limited to the Percentage applicable to such Lender and, as to all Static Lenders, in an aggregate principal amount up to but not exceeding the Static D Maximum Available Amount. No Static Lender shall make any such Static A Advance, Static B Advance, Static C Advance, Static D Advance or portion thereof if it would cause the aggregate outstanding principal balance of the Static A Advances, the aggregate outstanding principal balance of the Static B Advances, the aggregate outstanding principal balance of the Static C Advances or the aggregate outstanding principal balance of the Static D Advances, as applicable, to exceed the applicable Static Maximum Available Amount as then in effect.

(e) Each such borrowing under Sections 2.01(a), 2.01(c) and 2.01(d) of an Advance on any single day is referred to herein as a “Borrowing.” Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Revolving Advances under this Section 2.01 and prepay Advances under Section 2.05. Any portion of any Static Advances prepaid or repaid may not be re-borrowed hereunder.

Section 2.02. Making of the Advances. (a) Subject to the terms and conditions of Sections 2.01(a) and 2.01(c), if the Borrower desires to request a Borrowing under this Agreement, the Borrower shall give the Administrative Agent a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice shall be irrevocable and effective upon receipt) not later than 1:00 p.m. at least two (2) Business Days prior to the day of the requested Borrowing. A Notice of Borrowing received after 1:00 p.m. shall be deemed received on the following Business Day.

Promptly following receipt of a Notice of Borrowing in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amounts of such Lender’s Advance requested to be made as part of the requested Borrowing. Each Notice of Borrowing shall be substantially in the form of Exhibit A hereto, dated the date the request for the related Borrowing is being made, signed by a Senior Officer of the Borrower, shall attach a Maximum Advance Rate Test Calculation Statement and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling prior to the Termination Date, and the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $1,000,000 (or, less, if agreed to by the Administrative Agent and the Lenders in their sole and absolute discretion).

Unless otherwise permitted by the Administrative Agent in its sole and absolute discretion, there shall be no more than two (2) Borrowing Dates per calendar week.

(b) Funding by Lenders. Subject to the terms and conditions herein, each Lender providing a Committed Revolving Advance or Static Advance, as the case may be, and each Lender that agrees to provide an Incremental Revolving Advance (which, in the case of a Partial Revolving Advance, shall consist solely of Class A Revolving Lenders) shall make available its Percentage (as such Percentage may be reduced or increased from time to time in accordance with the terms hereof) of the applicable Requested Amount on each Borrowing Date (x) by wire shall transfer of immediately available funds by 11:00 a.m. to the Administrative Agent pursuant to wiring instructions provided by the Administrative Agent and the Administrative Agent will hold and pay such funds to the Borrower by wire transfer of immediately available funds by 2:00 p.m. to the Funding Account, on behalf of the Lenders or (y) if requested in writing (email is acceptable) by the Administrative Agent, by wire transfer of immediately available funds by 2:00 p.m. directly to the Funding Account pursuant to wiring instructions provided by the Administrative Agent. For the avoidance of doubt, nothing herein shall be deemed to oblige any Lender to fund any Incremental Revolving Advance. If a Lender decides not to provide a requested Incremental Revolving Advance, the other Lenders on a pro rata basis may agree to provide such Incremental Revolving Advance.

(c) Presumption by the Administrative Agent. The Administrative Agent may not assume that a Lender has made or will make its Percentage of any applicable Requested Amount and shall not be obligated to make available to the Borrower a corresponding amount unless the Administrative Agent has received from all Lenders the funds corresponding to their relevant Percentages with respect to the applicable Requested Amount.

Section 2.03. Evidence of Indebtedness.

(a) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder; provided, however, that in case of a conflict between the records of the Administrative Agent and those of such Lender, the records of the Administrative Agent shall prevail absent manifest error.

(b) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Notwithstanding anything to the contrary herein, the Administrative Agent shall be responsible for calculating and confirming any and all amounts due, interest, compliance with financial covenants, eligibility criteria and each other trigger or rate hereunder and under the other Facility Documents and each such calculation and confirmation shall be conclusive and binding for all purposes, absent manifest error or contrary instruction by all Lenders.

(c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances and other Obligations hereunder in accordance with the terms of this Agreement.

Section 2.04. Payment of Principal, Interest and Certain Fees. The Borrower shall pay principal and Interest on the Advances as follows:

(a) 100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be due and payable on the Final Maturity Date.

(b) Class A Interest shall accrue on the unpaid principal amount of each Class A Revolving Advance from the date of such Advance until such principal amount is paid in full. Class B Interest shall accrue on the unpaid principal amount of each Class B Revolving Advance from the date of such Advance until such principal amount is paid in full. Static Interest shall accrue on the unpaid principal amount of each Static Advance (i) from the Fifth Amendment Effective Date in the case of the Static A Advance, (ii) the Sixth Amendment Effective Date in the case of the Static B Advance, (iii) the Seventh Amendment Effective Date in the case of the Static C Advance and (iv) the Eighth Amendment Effective Date in the case of the Static D Advance, in each case, until such principal amount is paid in full.

(c) Accrued Class A Interest on each Class A Revolving Advance, accrued Class B Interest on each Class B Revolving Advance and accrued Static Interest on each Static Advance shall be due and payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.

(d) Subject to clause (e) below, the obligation of the Borrower to pay the Obligations, including, but not limited to, the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances, accrued interest thereon, Unused Fees and the Prepayment Premium, to pay the Class A Revolving Lenders the Minimum Utilization Fees, and to pay any other fees as set forth hereunder and in the Class A Side Letter, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.14), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person (other than a defense that payment was made).

(e) As a condition to the payment of principal of any Advance, Class A Interest on any Class A Revolving Advance, Class B Interest on any Class B Revolving Advance, Static Interest on any Static Advance, any Prepayment Premium, any Unused Fees and any other amounts due pursuant to the Facility Documents without the imposition of withholding tax, the Borrower or the Administrative Agent may require certification acceptable to it to enable the Borrower and the Administrative Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future law or regulation of the United States of America and any other applicable jurisdiction, or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(f) Unused Fees shall accrue from the Closing Date until the Termination Date and shall be payable by the Borrower to the Lenders in arrears on a quarterly basis on the Payment Date immediately following each Unused Fee Period.

(g) Minimum Utilization Fees shall accrue from the Restatement Closing Date until the Termination Date and shall be payable by the Borrower to the Class A Revolving Lenders in arrears on a biannual basis on the Payment Date immediately following each Minimum Utilization Fee Period.

Section 2.05. Prepayment of Advances.

(a) Optional Prepayments. The Borrower may, from time to time on any Business Day, subject to payment of the Prepayment Premium (if any), Class A Exit Fee (if any) or Static Exit Fee (if any) as set forth in Section 2.06, voluntarily prepay Advances in whole or in part, together with all amounts due pursuant to Sections 2.04(c) and 2.10; provided that the Borrower shall have delivered to the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit B hereto by no later than 1:00 p.m. at least one (1) Business Day prior to the day of such prepayment. Any Notice of Prepayment received by the

Administrative Agent after 1:00 p.m. shall be deemed received on the next Business Day. Upon receipt of such Notice of Prepayment, the Administrative Agent shall promptly notify each Class A Revolving Lender. Each such Notice of Prepayment shall be irrevocable and effective upon the date received and shall be dated the date such notice is given, signed by a Senior Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein (including, but not limited to, any Prepayment Premium, Class A Exit Fee or Static Exit Fee). The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 4:00 p.m. on the date of prepayment to the account of the Administrative Agent, which will hold the funds on behalf of the Lenders. To the extent payment was made to the Administrative Agent, the Administrative Agent promptly will make such payment amount specified in such notice available to each applicable Lender in the amount of each Lender’s Percentage of the payment amount by wire transfer to such Lender’s account. It is acknowledged and agreed that the Borrower, in its sole discretion, may on any prepayment permitted hereby prepay Class A Revolving Advances, Class B Revolving Advances, Static Advances or any combination thereof as specified by the Borrower in the Notice of Prepayment; provided, however, that no prepayment of Class B Revolving Advances in excess of any Class B Revolving Lender’s Percentage of the payment amount shall be permitted without the consent of the Administrative Agent and each Class A Revolving Lender; provided further, however, that the Borrower agrees that it will not voluntarily prepay any Class B Revolving Advances in accordance with this Section 2.05(a) except (i) in connection with Permitted Securitization, (ii) in connection with a Permitted Sale involving the transfer of Collateral Receivables in connection with a term financing transaction by the Originator or an Affiliate thereof or (iii) to the extent required to cause the aggregate outstanding principal balance of the Class B Revolving Advances to be less than or equal to the Class B Maximum Committed Revolving Available Amount at such time. Any funds for purposes of a voluntary prepayment received by the Administrative Agent after 4:00 p.m. shall be deemed received on the next Business Day. For the avoidance of any doubt, the Borrower may only provide a Notice of Prepayment to prepay Advances that are outstanding on the date such Notice of Prepayment is delivered and may not provide a Notice of Prepayment to prepay any future Advances. For the avoidance of doubt, any payments of principal made pursuant to Section 9.01(iv) or Section 9.01(vi) shall not constitute a prepayment for purposes of this Section 2.05.

(b) Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.05 shall be subject to Sections 2.04(c) and 2.10 and applied to the Advances in accordance with the Lenders’ respective Percentages.

(c) Interest on Prepaid Advances. The Borrower shall pay all accrued and unpaid Interest on Advances prepaid on the date of such prepayment.

Section 2.06. Prepayment Premium. (a) If the Borrower terminates this Agreement or otherwise voluntarily prepays all or any portion of the outstanding principal balance of any Advances prior to the end of the Amortization Period as permitted under Section 2.05, the Borrower shall pay the Prepayment Premium to the Administrative Agent, for the ratable benefit of each Lender; provided, however, that no Prepayment Premium shall be due to the Lenders if such termination or voluntary prepayment occurs (a) in connection with a Permitted Securitization except that the Class A Exit Fee and the Static Exit Fee may be payable to the Initial Class A Revolving Lender and the Static Lenders in accordance with the Class A Side Letter in connection with any such Permitted Securitization, (b) following the end of the Amortization Period, (c) in connection with any bona fide whole loan sale of Receivables by the Borrower or an Affiliate of the Borrower to a purchaser that is not an Affiliate of the Borrower or any of the Borrower’s Affiliates or (d) in connection with a Permitted Sale pursuant to Section 5.01(p). Each Prepayment Premium shall be shared among the Lenders in accordance with the Lenders’ respective Percentages. For the avoidance of doubt, the Class A Exit Fee and the Static Exit Fee, as applicable, and the Prepayment Premium may not be imposed in connection with the same payment or termination.

(b) For the avoidance of doubt, any applicable Prepayment Premium, Class A Exit Fee or Static Exit Fee shall be due and payable at any time the Advances become due and payable prior to the Final Maturity Date, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately), by operation of law or otherwise (including, without limitation, on account of the commencement of an Insolvency Event), and whether such acceleration occurs prior to, upon or subsequent to the commencement of an Insolvency Event. In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lenders, the Prepayment Premium, Class A Exit Fee and Static Exit Fee, as applicable, constitute liquidated damages which shall be due and payable upon such date. The Borrower hereby waives any defense to payment other than payment on performance, whether such defense may be based in public policy, ambiguity, or otherwise. The Borrower and the Lenders acknowledge and agree that any Prepayment Premium, Class A Exit Fee due and Static Exit Fee and payable in accordance with this Agreement or the Class A Side Letter shall not constitute unmatured interest, whether under Section 502(b)(3) of the Bankruptcy Code or otherwise. The Borrower further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.

Section 2.07. Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.08. Several Obligations; Defaulting Lenders. (a) The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date, the Administrative Agent shall not be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender.

(b) If any Lender becomes a Defaulting Lender, then any other Class A Revolving Lender or Class B Revolving Lender, as applicable, may, but shall not be obligated to, fund the unfunded portion of the Advance related to such Defaulting Lender. For so long as such Lender is a Defaulting Lender and the unfunded portion of the Class A Revolving Facility Amount or Class B Revolving Facility Amount, as applicable, attributable to such Defaulting Lender has not been funded by another Class A Revolving Lender or Class B Revolving Lender, as applicable, the portion of the Class A Revolving Facility Amount or Class B Revolving Facility Amount, as applicable, attributable to such Defaulting Lender shall be excluded from the calculation of any Unused Fees or any other fees payable hereunder or in accordance with the Side Letter applicable to such Defaulting Lender. If such Lender continues to be a Defaulting Lender for thirty (30) days, the Borrower shall have the right, but not the obligation, to prepay such Defaulting Lender or reduce the Class A Revolving Facility Amount or Class B Revolving Facility Amount, as applicable, with respect to such Defaulting Lender in each case without penalty.

(c) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Class A Revolving Lenders or Class B Revolving Lenders, as applicable, or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held pro rata by the Class A Revolving Lenders or Class B Revolving Lenders, as applicable, in accordance with the applicable Percentage set forth on Schedule 1-B hereto, whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.09. Increased Costs. (a) If (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof, (a “Regulatory Change”):

(A) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Person, or credit extended by any Affected Person;

(B) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;

(C) shall subject any Affected Person to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(D) shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor;

(E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

(F) shall cause an internal capital or liquidity charge or other imputed cost to be assessed upon any Affected Person which, in the sole discretion of such Affected Person, is allocable to the Borrower or to the transactions contemplated by this Agreement;

and the result of any of the foregoing is or would be

(x) to increase the cost to or to impose a cost on an Affected Person funding or making or maintaining any Advance, or

(y) to reduce the amount of any sum received or receivable by an Affected Person under this Agreement, or

(z) in the sole determination of such Affected Person, to reduce the rate of return on the capital of an Affected Person as a consequence of its obligations hereunder,

then within thirty (30) days after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction provided, however, that no penalties and interest shall be payable with respect to any period commencing more than nine (9) months prior to the date such Affected Party first notifies the Borrower or its intention to demand compensation therefor under this Section 2.09. For the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act”); (ii) the revised Basel Accord prepared by the Basel Committee on Banking Supervision as set out in the publication entitled “Basel II: International Convergence of Capital Measurements and Capital Standards: A Revised Framework,” as updated from time to time (“Basel II”); (iii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including without limitation, any publications addressing the liquidity coverage ratio (“LCR”) or the supplementary leverage ratio (“SLR”); or

(iv) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd Frank Act, Basel II or Basel III (whether or not having the force of law), and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Persons as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments. The Borrower acknowledges that this Section 2.09 permits the Affected Person to institute measures in anticipation of a Regulatory Change (including, without limitation, the imposition of internal charges on the Affected Person’s interests or obligations under this Agreement), and allows the Affected Person to commence allocating charges to or seeking compensation from the Borrower under this Section 2.09 in connection with such measures (such amounts being referred to as “Early Adoption Increased Costs”), in advance of the effective date of such Regulatory Change, and the Borrower agrees to pay such Early Adoption Increased Costs to the Affected Person following demand therefor without regard to whether such effective date has occurred. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b) Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) of this Section 2.09, such Lender will (i) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Person would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 2.09 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Advances through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Advances or the interests of such Lender.

(c) Failure or delay on the part of an Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.

(d) Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) of this Section 2.09, the Borrower shall have the right, but not the obligation, to prepay such Lender or reduce the Facility Amount with respect to such Lender in each case without penalty.

Section 2.10. Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances occurs on a date that is not the last day of the relevant Interest Accrual Period, or (iii) as a consequence of any other default by the Borrower to repay its Advances when required by the terms of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.10 submitted to the Borrower by any Lender (with a copy to the Administrative Agent, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.11. Illegality; Inability to Determine Rates. (a) Notwithstanding any other provision in this Agreement, in the event of a Benchmark Disruption Event, then the affected Lender shall promptly notify the Administrative Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the then-current Benchmark shall be suspended until such time as such Lender may again make and maintain Advances based on the then-current Benchmark and the Advances of each Interest Accrual Period in which such Person owns an interest shall either (1) if such Lender may lawfully continue to maintain such Advances at the then-current Benchmark until the last day of the applicable Interest Accrual Period, be reallocated on the last day of such Interest Accrual Period to another Interest Accrual Period in respect of which the Advances allocated thereto accrues interest determined other than with respect to the then-current Benchmark or (2) if such Lender shall determine that it may not lawfully continue to maintain such Advances at the then-current Benchmark until the end of the applicable Interest Accrual Period, such Lender’s share of the Advances allocated to such Interest Accrual Period shall be deemed to accrue interest at the Base Rate from the effective date of such notice until the end of such Interest Accrual Period.

(b) Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the then-current Benchmark pursuant to Section 2.11(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the then-current Benchmark; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c) If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Benchmark for the applicable Advances, or (ii) the Required Lenders determine and notify the Administrative Agent that the then-current Benchmark with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the then-current Benchmark shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

Section 2.12. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Facility Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Facility Document in respect of all determinations of the Benchmark at any time following 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the other parties hereto without any amendment to this Agreement or further action or consent of any other party.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party.

Section 2.13. Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.

Section 2.14. Post-Default Interest. The Borrower shall pay interest on all Obligations that are not paid when due (unless such failure to pay is not an Event of Default as set forth in Section 6.01(a)) for the period from the due date thereof until the date the same is paid in full at the rate set forth under clause (b) of “Interest Rate”. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15. Payments Generally. (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the Borrower to the Administrative Agent for account of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. The Administrative Agent and each Lender shall provide wire instructions to the Borrower and the Administrative Agent. Payments must be received by the Administrative Agent for account of the Lenders on or prior to 4:00 p.m. on a Business Day; provided that, payments received by the Administrative Agent after 4:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day.

(b) Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. In computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by a Lender or the Administrative Agent under this Agreement shall be conclusive absent manifest error.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to the Restatement Closing Date. This Agreement shall become effective upon receipt by the Administrative Agent, on or prior to the Restatement Closing Date, of the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) each of the Facility Documents, duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b) true and complete copies of the Constituent Documents of the Borrower, the Seller, the Servicer and the Sponsor as in effect on the Restatement Closing Date;

(c) true and complete copies certified by a Responsible Officer of the Borrower of all Governmental Authorizations, Private Authorizations and Governmental Filings, if any, required in connection with the transactions contemplated by this Agreement;

(d) a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action required under its organizational documents to approve the entering into by the Borrower of this Agreement and the other Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Restatement Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) no Unmatured Event of Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(e) a certificate of a Responsible Officer of the Seller certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Restatement Closing Date (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct and except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(f) a certificate of a Responsible Officer of the Sponsor certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving the Facility Documents to which it is a party and the transactions contemplated thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Restatement Closing Date (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct and except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(g) [reserved];

(h) [reserved];

(i) legal opinions (addressed to each of the Secured Parties) of Dechert LLP, counsel to the Borrower, Servicer, Seller and Sponsor, covering such matters as the Administrative Agent and its counsel shall reasonably request, including but not limited to enforceability, authority and Investment Company Act relating to this Agreement;

(j) evidence reasonably satisfactory to it that the Collection Account shall have been established;

(k) evidence that (x) all fees to be received by the Administrative Agent and each Lender on or prior to the first Borrowing Date pursuant to the Class A Side Letter or otherwise have been received; and (y) the accrued fees and expenses of counsel to the Administrative Agent, in connection with the transactions contemplated hereby, shall have been paid by the Borrower to the extent invoiced prior to such date;

(l) good standing certificates with respect to each of the jurisdictions where the Borrower and the Seller is authorized to conduct businesses dated within a reasonable time prior to the Restatement Closing Date;

(m) evidence reasonably satisfactory to the Administrative Agent that all regulatory compliance diligence matters required to be completed prior to the Closing Date have been completed; and

(n) such other opinions, instruments, certificates and documents as the Administrative Agent or any Lender shall have reasonably requested.

Section 3.02. Conditions Precedent to Each Borrowing. Each Advance to be made hereunder, if any, on each Borrowing Date shall be subject to the fulfillment of the following conditions:

(a) the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Maximum Advance Rate Test Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.02;

(b) (i) with respect to a Committed Revolving Advance, immediately after the making of such Revolving Advance on the applicable Borrowing Date, (x) the aggregate outstanding principal balance of the Revolving Advances shall be less than or equal to the Maximum Committed Revolving Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing), (y) the aggregate outstanding principal balance of the Class A Revolving Advances shall be less than or equal to the Class A Maximum Committed Revolving Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing) and (z) the aggregate outstanding principal balance of the Class B Revolving Advances shall be less than or equal to the Class B Maximum Committed Revolving Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing), (ii) with respect to an Incremental Revolving Advance, immediately after the making of such Advance on the applicable Borrowing Date, (x) the aggregate outstanding principal balance of the Revolving Advances shall be less than or equal to the Maximum Revolving Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing), (y) the aggregate outstanding principal balance of the Class A Revolving Advances shall be less than or equal to the Class A Maximum Revolving Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing) and (z) the aggregate outstanding principal balance of the Class B Revolving Advances shall be less than or equal to the Class B Maximum Revolving Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing), (iii) with respect to a Static A Advance to be made on the Fifth Amendment Effective Date, immediately after the making of such Static A Advance, the aggregate outstanding principal balance of the Static A Advances shall be less than or equal to the Static A Maximum Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing), (iv) with respect to a Static B Advance to be made on the Sixth Amendment Effective Date, immediately after the making of such Static B Advance, the aggregate outstanding principal balance of the Static B Advances shall be less than or equal to the Static B Maximum Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing), (v) with respect to a Static C Advance to be made on the Seventh Amendment Effective Date, immediately after the making of such Static C Advance, the aggregate outstanding principal balance of the Static C Advances shall be less than or equal to the Static C Maximum Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing) and (vi) with respect to a Static D Advance to be made on the Eighth Amendment Effective Date, immediately after the making of such Static D Advance, the aggregate outstanding principal balance of the Static D Advances shall be less than or equal to the Static D Maximum Available Amount at such time (as demonstrated in the calculations attached to the applicable Notice of Borrowing);

(c) each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(d) no Unmatured Event of Default, Event of Default or Accelerated Amortization Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(e) the transactions contemplated by the Facility Documents would not require the Originator to comply with any risk retention or capital commitment obligation or the Originator to comply with any reporting, filing, or any other obligation or undertaking;

(f) the Administrative Agent shall have received the Verification Certificates required under Section 10.06(e) either (i) quarterly with respect to Random Sample Verifications (as defined in the Backup Servicing Agreement) or (ii) if the Administrative Agent has elected to receive a Full Verification (as defined in the Backup Servicing Agreement) following the finding of exceptions in connection with a Random Sample Verification (as defined in the Backup Servicing Agreement), upon request, with respect to Full Verifications (as defined in the Backup Servicing Agreement), in each case as required under the Backup Servicing Agreement;

(g) as of such Borrowing Date, the Borrower or the Servicer shall have possession of the Receivable File (other than Certificate of Title and the Contracts) related to each Receivable, and with respect to the Contracts and any portion of the Receivable Files consisting of electronic chattel paper, the Electronic Collateral Custodian shall have control of such Contracts or other electronic chattel paper;

(h) as of such Borrowing Date, Amitay Kalmar shall be employed by the Sponsor or its Affiliates and shall be actively working as a senior executive officer of the Sponsor or its Affiliates;

(i) a certificate of a Senior Officer of the Borrower as set forth in the Notice of Borrowing, to the effect that, in the case of each item of Collateral pledged to the Administrative Agent, on the date thereof and on the relevant Borrowing Date:

(i) the Borrower is the owner of such Collateral free and clear of any Liens, claims or encumbrances of any nature whatsoever except for (A) those which are being released on the related Borrowing Date and (B) Permitted Liens;

(ii) the Borrower has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (i) above;

(iii) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests granted pursuant to this Agreement;

(iv) the Borrower has full right to grant a security interest in and assign and pledge such Collateral to the Administrative Agent for the benefit of the Secured Parties; and

(v) upon grant by the Borrower, the Administrative Agent has a first priority perfected security interest in the Collateral, except as otherwise permitted by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a) Due Organization. The Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute (with or without notice of lapse of time or both) a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law in any material respect, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Contracts, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates). Without limiting any restrictions or other covenants hereunder, the Borrower is not in default under any such indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Contract, with respect to which such default, either individually or in the aggregate with other defaults, would reasonably be expected to have a Material Adverse Effect with respect to such Person. The Borrower is not subject to any proceeding, action, litigation or investigation pending, or to the knowledge of such Person, overtly threatened in writing against or affecting it or its assets, before any Governmental Authority (y) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement and the other Facility Documents or (z) that could result in a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained or applied for, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are reasonably necessary for it to properly carry out its business and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained, applied for or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied (i) in all material respects with all Applicable Laws relating to the conduct of its business and its assets, including, without limitation, all lending, servicing and debt collection laws applicable to the Collateral Receivables and its activities contemplated by the Facility Documents, (ii) in all material respects with its Constituent Document, (iii) any judgment, decree, writ, injunction, order, award or other action of any Governmental Authority having or asserting jurisdiction over it or any of its properties, unless failure to do so could not result in a Material Adverse Effect and (iv) with the terms and provisions of this Agreement and each other Facility Document to which it is a party. The Borrower has preserved and kept in full force and effect its legal existence, rights, privileges, qualifications and franchises. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with the regulations and rules promulgated by the U.S. Department of Treasury and/or administered by the U.S. Office of Foreign Asset Controls (“OFAC”), including U.S. Executive Order No. 13224, and other related statutes, laws and regulations (collectively, the “Subject Laws”), (y) the Borrower has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Borrower (based on the implementation of its internal procedures and controls), no direct investor in the Borrower is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g) Location and Legal Name. The Borrower’s chief executive office and principal place of business is located in the Commonwealth of Massachusetts, Suffolk County and the Borrower maintains its books and records in the Commonwealth of Massachusetts, Suffolk County. The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a). The Borrower’s tax identification number is 84-3890335. The Borrower has not changed its name, changed its corporate structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years.

(h) Investment Company Act; Volcker Rule. The Borrower is not required to register as an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act. The Borrower is not a “covered fund” under Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”). In determining that the Borrower is not a covered fund, the Borrower is entitled to the benefit of the exemption provided under Section 3(c)(5) of the Investment Company Act, though other exemptions may be available.

(i) Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by the Borrower to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified and, taken as a whole, the Borrower does not omit any material fact necessary in order to make the statements contained herein and therein not misleading. All projections and forward-looking statements furnished by or on behalf of the Borrower were prepared reasonably and in good faith as the date stated herein or as of which they were provided.

(j) ERISA. Neither the Borrower nor any member of the ERISA Group has, or during the past six years has had, any liability or obligation with respect to any Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).

(k) Taxes. The Borrower has filed all income tax returns and all material other tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable (taking into account extensions) on such returns, if any, or pursuant to any assessment by a valid taxing authority received by any such Person, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.

(l) Tax Status. For U.S. federal income tax purposes (i) Borrower is classified as a “disregarded entity” for U.S. federal income tax purposes, (ii) neither Borrower nor any record or beneficial owner of Borrower has made an election under U.S. Treasury Regulation Section 301.7701-3 for Borrower to be classified as an association taxable as a corporation and Borrower is not otherwise treated as an association taxable as a corporation and (iii) Borrower is owned by a single “United States person” as defined by Section 7701(a)(30) of the Code and is not subject to any requirement to withhold tax with respect to payments or income allocable to direct or indirect beneficial owners.

(m) Collections. The conditions and requirements set forth in Section 5.01(k) have been satisfied from and after the Closing Date. The Borrower has caused, or has directed the Servicer to cause, the Obligor of each Receivable (i) to pay all Collections thereon made by check or automatic clearing house directly to the Collection Account and (ii) to pay all Collections thereon made by wire transfer or otherwise to the Servicer Account, and thereafter, with respect to this clause (ii), shall cause, or shall direct the

Servicer to cause, all such Collections in respect of the applicable Collateral to be deposited by electronic transfer, wire transfer or automatic clearing house into the Collection Account within two (2) Business Days of receipt thereof. The correct name and address of the Account Bank, together with the account number of the Collection Account are listed on Schedule 4 hereto. The Borrower has no other deposit or securities accounts other than the ones listed on Schedule 4 and subject to Liens in favor of the Secured Parties. The Borrower has not assigned or granted an interest in any rights it may have in the Collection Account to any Person other than the Administrative Agent pursuant to the terms hereof. No Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event.

(n) Plan Assets. The assets of the Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA and the Collateral is not deemed to be “plan assets” for purposes of Section 3(42) of ERISA. The Borrower has not taken, or omitted to take, any action which would reasonably be expected to result in any of the Collateral being treated as “plan assets” for purposes of Section 3(42) of ERISA or the occurrence of any Prohibited Transaction in connection with the transactions contemplated hereunder.

(o) Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is Solvent.

(p) Prior Business Activity and Indebtedness. The Borrower has no business activity except as contemplated in this Agreement and the other Facility Documents and upon the date hereof is not party to any other debt, financing or other transaction or agreement other than the Facility Documents and its Constituent Documents. The Borrower has not incurred, created or assumed any indebtedness except for that arising under or expressly permitted by this Agreement or the other Facility Documents.

(q) Subsidiaries. The Borrower has no subsidiaries.

(r) Ordinary Course of Business. Each payment of interest and principal on the Advances will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs on the part of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(s) Material Adverse Effect. No Material Adverse Effect has occurred since the date the Borrower was formed, and since such date no event or circumstance has occurred which is reasonably likely to have a Material Adverse Effect.

(t) Representations Relating to the Collateral. The Borrower hereby represents and warrants that:

(i) the Borrower owns and has legal and beneficial title to all Collateral Receivables and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens;

(ii) other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment liens, PBGC liens or tax lien filings against the Borrower;

(iii) the Collection Account constitutes a “deposit account” under Section 9-102(a)(29) of the NYUCC;

(iv) this Agreement creates a valid, continuing and, upon the filing of the financing statement referred to in clause (vi), execution of the Account Control Agreement and upon the Collateral Custodian obtaining possession, in the case of that portion of the Collateral which constitutes tangible chattel paper, perfected security interest (as defined in Section 1-201(b)(35) of the NYUCC) in the Collateral in favor of the Administrative Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower and no further action, including any filing or recording of any document, is necessary in order to establish and perfect the first priority security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, the Borrower;

(v) the Authoritative Copy of the electronic record that constitutes the Contract and any other electronic chattel paper that evidences a Receivable, as applicable, has been or, subject to the delivery requirements contained herein, will be delivered to the Electronic Collateral Custodian in accordance with the provisions herein and the Electronic Collateral Custodial Agreement; and the Electronic Collateral Custodial Agreement is effective to establish control over electronic chattel paper within the meaning of Section 9-105 of the UCC and upon delivery of such electronic chattel paper to the Electronic Collateral Custodian for holding in accordance with such Electronic Collateral Custodial Agreement, such security interest shall continue to be a valid and first priority perfected security interest in that portion of the Collateral that constitutes electronic chattel paper, which security interest is prior to all other Liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower and no further action, including any filing or recording of any document, is necessary in order to establish and perfect the first priority security interest of the Administrative Agent, for the benefit of the Secured Parties, in such electronic chattel paper as against any third party in any applicable jurisdiction, including, without limitation, any purchaser from, or creditor of, the Borrower;

(vi) the Borrower has caused the Seller to transfer the Contract and any other electronic chattel paper related to each Receivable, if applicable, sold to the Borrower to the Borrower’s E-Vault on or prior to the relevant Borrowing Date; provided, however, that if the Originator had already established and fully implemented the procedures necessary for the transferring of the Receivable File into the E-Vault as of the relevant Borrowing Date, then all Contracts and any other electronic chattel paper related to each Receivable, if applicable, sold to the Borrower has been transferred to the Borrower’s E-Vault as of the relevant Borrowing Date;

(vii) the Borrower has received all consents and approvals required by the terms of the Contract in respect of such Collateral to the pledge hereunder to the Administrative Agent of its interest and rights in such Collateral;

(viii) the Borrower has authorized, caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Administrative Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agrees may be an “all asset” filing);

(ix) the sale of each Receivable by the Seller to the Borrower, at the time of such sale, was permitted under all applicable documents governing the creation, sale or possession of such Receivable in effect at such time; and

(x) at the time each Collateral Receivable was sold to the Borrower, such Collateral Receivable satisfies each of the criteria set forth in the definition of Collateral Receivable.

Section 4.02. Representations and Warranties of the Servicer. The Servicer represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a) Due Organization. The Servicer is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification and Good Standing. The Servicer is in good standing in the State of Delaware. The Servicer is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Servicer of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by the Servicer of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute (with or without notice of lapse of time or both) a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law in any material respect, (B) any material indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any material order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a material breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates). Without limiting any restrictions or other covenants hereunder, the Servicer is not in default under any such indenture, agreement or other contractual restriction binding on or affecting it or any of its assets with respect to which such default, either individually or in the aggregate with other defaults, would reasonably be expected to have a Material Adverse Effect on such Person. The Servicer is not subject to any proceeding, action, litigation or investigation pending, or to the knowledge of such Person, overtly threatened in writing against or affecting it or its assets, before any Governmental Authority (y) seeking to prevent the consummation or performance of any of the transactions contemplated by this Agreement and the other Facility Documents or (z) that could result in a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. The Servicer has obtained, maintained and kept in full force and effect all material Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by the Servicer of its obligations under this Agreement and the other Facility

Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. The Servicer has duly observed and complied (i) in all material respects with all Applicable Laws relating to the conduct of its business and its assets, including, without limitation, all lending, servicing and debt collection laws applicable to the Collateral Receivables and its activities contemplated by the Facility Documents, (ii) in all material respect with its Constituent Documents, (iii) any judgment, decree, writ, injunction, order, award or other action of any Governmental Authority having or asserting jurisdiction over it or any of its properties, unless failure to do so could not result in a Material Adverse Effect and (iv) with the terms and provisions of this Agreement and each other Facility Document to which it is a party. The Servicer has preserved and kept in full force and effect its legal existence, rights, privileges, qualifications and franchises. Without limiting the foregoing, (x) to the extent applicable, the Servicer is in compliance in all material respects with the Subject Laws, (y) the Servicer has adopted internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Servicer (based on the implementation of its internal procedures and controls), no direct investor in the Servicer is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g) Location and Legal Name. The Servicer’s chief executive office and principal place of business is located in the Commonwealth of Massachusetts, Suffolk County and the Servicer maintains its books and records in the Commonwealth of Massachusetts, Suffolk County. The Servicer’s registered office and the jurisdiction of organization of the Servicer is the jurisdiction referred to in Section 4.01(a). The Servicer’s tax identification number is 82-1566733. The Servicer has not changed its name, changed its corporate structure, changed its jurisdiction of organization, changed its chief place of business/chief executive office or used any name other than its exact legal name at any time during the past five years.

(h) Information and Reports. Each Monthly Report and all other written information, reports, certificates and statements (other than projections and forward-looking statements) furnished by the Servicer to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby are true, complete and correct in all material respects as of the date such information is stated or certified, taken as a whole, and the Servicer does not omit any material fact necessary in order to make the statements contained herein and therein not misleading. All projections and forward-looking statements furnished by or on behalf of the Servicer were prepared reasonably and in good faith as the date stated herein or as of which they were provided.

(i) ERISA. Neither the Servicer nor any member of the ERISA Group has, or during the past six years has had, any liability or obligation with respect to any Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).

(j) Taxes. The Servicer has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable (taking into account extensions) on such returns, if any, or pursuant to any assessment by a valid taxing authority received by any such Person, except for any taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.

(k) Collections. The conditions and requirements set forth in Section 5.01(k) have been satisfied from and after the Closing Date. The Servicer has caused the Obligor of each Receivable (i) to pay all Collections thereon made by check or automatic clearing house directly to the Collection Account and (ii) to pay all Collections thereon made by wire transfer or otherwise to the Servicer Account, and thereafter, with respect to this clause (ii), shall cause all such Collections in respect of the applicable Collateral to be deposited by electronic transfer, wire transfer or automatic clearing house into the Collection Account within two (2) Business Days of receipt thereof. The correct name and address of the Account Bank, together with the account number of the Collection Account are listed on Schedule 4 hereto.

(l) Solvency. After giving effect to the transactions contemplated hereby and by the Facility Documents, the Servicer is Solvent.

(m) Material Adverse Effect. No Material Adverse Effect has occurred with respect to the Servicer since December 31, 2018, and since such date no event or circumstance has occurred which is reasonably likely to have a Material Adverse Effect.

(n) Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder. For the avoidance of doubt, in no event shall this representation by the Servicer be considered a guaranty of the payment by an Obligor or a guaranty that an Obligor will make payments on the related Collateral Receivable.

(o) Compliance with Credit Guidelines and Servicing Guide. The Servicer has, with respect to the Collateral Receivables, complied in all material respects with the Credit Guidelines and the Servicing Guide.

ARTICLE V

COVENANTS

Section 5.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including, without limitation, all lending, servicing and debt collection laws applicable to the Receivables and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including, without limitation, all lending, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Facility Documents), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document and in all material respects with its Constituent Documents to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b) Enforcement. (i) It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Receivables, (B) subject to the terms of this Agreement, (1) amendments to the Contracts or other documents that govern Defaulted Collateral Receivables or Ineligible Collateral Receivables or that are otherwise reasonably deemed by the Servicer to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and not detrimental to the Administrative Agent and the Lenders and (2) enforcement actions taken or work-outs with respect to any Defaulted Collateral Receivable by the Servicer in accordance with the provisions hereof, (C) actions by the Servicer in conformity with this Agreement or any other Facility Document or as otherwise required hereby or thereby, as the case may be, or (D) as required pursuant to Applicable Law or, unless in violation of this Agreement, any other Facility Documents or the Contract.

(ii) The Borrower shall punctually perform all of its obligations and agreements contained in this Agreement or any other Facility Document.

(c) Further Assurances. The Borrower shall take such reasonable action from time to time as shall be necessary to ensure that all assets (including the Collection Account) of the Borrower constitute “Collateral” hereunder. The Borrower will, and promptly upon the reasonable request of the Administrative Agent or the Required Lenders (through the Administrative Agent) shall, at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Administrative Agent’s first-priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens), including all further actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Subject to Section 7.02, and without limiting its obligation to maintain and protect the Administrative Agent’s first priority security interest in the Collateral, the Borrower authorizes the Administrative Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Administrative Agent does not hereby assume any obligation of the Borrower to maintain and protect its security interest under this Section 5.01 or Section 7.07. The Borrower will, in connection therewith, deliver such proof of corporate action, incumbency of officers or other documents as are reasonably requested by the Administrative Agent to evidence appropriate authority of the officers signing or authorizing any such documents, instruments or filings.

(d) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender), as applicable:

(i) promptly and no later than two (2) Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (x) Unmatured Event of Default or (y) Event of Default, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(ii) from time to time such additional information or documents regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of each Maximum Advance Rate Test, Delinquency Ratio, the Net Loss Ratio and the Interest Coverage Ratio) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request;

(iii) promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

(iv) promptly deliver to the Administrative Agent written notice of (A) any amendment or modification of the Credit Guidelines delivered by the Seller to the Borrower and any information provided by the Seller to the Borrower pursuant to the Receivable Purchase Agreement and (B) any amendment or modification of the Servicing Guide delivered by the Servicer to the Borrower, in the case of each of clause (A) and (B) above, except for any amendment or modification that is solely intended to correct any typographical errors or to make any immaterial non-substantive clarifying changes;

(v) on or before the first Reporting Date following the end of each calendar quarter, commencing with the quarter ending March 31, 2020, cause the Sponsor to deliver to the Administrative Agent a certificate executed by a Senior Officer of the Sponsor certifying that no breach of any financial covenant under the Sponsor Indemnity Agreement has occurred, which certificate shall be accompanied by the relevant calculations and supporting documents, each in form and substance acceptable to the Administrative Agent;

(vi) upon reasonable request by the Administrative Agent or the Required Lenders, the Borrower shall provide, or cause to be provided, to the Administrative Agent any information or document in Borrower’s possession relating to the Receivables and the Contracts, or if such information or documents are not in the Borrower’s possession, the Borrower shall make commercially reasonable efforts to obtain such information or documents; and

(vii) if any information provided to the Administrative Agent or the Lenders pursuant to Section 4.01(i) hereof for any reason is not true, complete and correct in any material respect, the Borrower shall within five (5) Business Days provide the true, complete and correct information to the Administrative Agent following the earlier of (y) written notice to the Borrower by the Administrative Agent or (z) actual knowledge of a Responsible Officer of the Borrower.

(e) Access to Records and Documents. As often as the Administrative Agent may reasonably request, upon reasonable advance notice and during normal business hours, Borrower shall permit the Administrative Agent, jointly with any Lender (or any Person designated by the Administrative Agent or such Lender) to visit and inspect and make copies thereof at reasonable intervals, but in any event no more than twice during any fiscal year of the Borrower, or as often and at any time in the sole discretion of the Administrative Agent following the occurrence of an Unmatured Event of Default or an Event of Default, in each case, which remains continuing, of (i) Borrower’s books, records and accounts relating to its business, financial condition, operations, assets, the Collateral and its performance under the Facility Documents and the Contracts and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of the Contracts, in each case, for the avoidance of doubt, including access to each electronic portal maintained by the Servicer or the Electronic Collateral Custodian upon which any Contract or any other records relating to the Collateral Receivables or other Collateral may be posted and the ability to review and access any payment history with respect to the Collateral that the Borrower or the Collateral Custodian may have access to through an electronic portal or otherwise. Any Person entitled to jointly visit and inspect the Borrower’s records with the Administrative Agent under this clause (e) may only exercise such rights under this clause (e) twice during any fiscal year of the Borrower, or as often and at any time in the sole discretion of the Administrative Agent following the occurrence of an Unmatured Event of Default or an Event of Default which remains continuing. The Borrower shall be responsible for the reasonable costs and expenses for two simultaneous visits per calendar year requested by the Administrative Agent unless an Event of Default has occurred and is continuing, in which case the Borrower shall be responsible for all reasonable costs and expenses for each visit. It shall also consult with the Administrative Agent (or any Person designated by the Administrative Agent) in connection with any exercise of any similar inspection rights granted to it with respect to the Servicer, the Seller or the Originator, and will use commercially reasonable efforts to have the findings of any such inspection provided directly to the Administrative Agent, or will promptly provide any such findings provided to it in connection with the exercise of such inspection rights to the Administrative Agent. In the event the Borrower has not exercised any such inspection rights granted to it, the Administrative Agent may request the Borrower to exercise such rights, and the Borrower will comply with any such reasonable request to exercise inspection and audit rights.

(f) Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely:

(i) to fund or pay the purchase price of Collateral Receivables acquired by the Borrower in accordance with the terms and conditions set forth herein or for general corporate purposes, or to reimburse itself or the Seller for any such payments made prior to the Closing Date or the applicable Borrowing Date;

(ii) to fund distributions to JV Entity provided that (a) no Unmatured Event of Default or Event of Default has occurred and remains continuing at the time of such distributions, and (b) such distributions would not result in the occurrence of an Unmatured Event of Default or Event of Default; and

(iii) for such other legal and proper purposes as are consistent with all Applicable Laws to the extent the Borrower has received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g) Audit Rights. It shall permit the Administrative Agent, jointly with, at the invitation of the Administrative Agent, each Lender (or any representatives thereof (including any consultants, accountants, lawyers and appraisers)), to conduct evaluations and appraisals of the Borrower’s computation of the Borrowing Base and the assets sold by the Seller included in the Borrowing Base and the components of the Monthly Reports (including cash receipt and application and calculation of ratios) no more than twice during any fiscal year of the Borrower, or as often and at any time in the sole discretion of the Administrative Agent following the occurrence of an Unmatured Event of Default or an Event of Default, in each case, which remains continuing. The Borrower shall be responsible for the reasonable costs and expenses for such two evaluations and appraisals per calendar year, unless an Event of Default has occurred and is continuing, in which case the Borrower shall be responsible for all reasonable costs and expenses for each visit.

(h) Notice of Proceedings. It shall provide written notice to the Administrative Agent of the occurrence of any proceeding, action, litigation or investigation pending before any Governmental Authority, or, to the actual knowledge of the Borrower, any non-frivolous threat thereof against the Borrower, which, if such threatened action is by an Obligor, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower, within three (3) Business Days of the occurrence of any such pending proceeding, action, litigation or investigation or within three (3) Business Days upon becoming aware of any such non-frivolous threat of such proceeding, action, litigation or investigation.

(i) No Other Business. The Borrower shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Receivables and the other Collateral in connection therewith and entering into the Facility Documents, any applicable Related Documents and any other agreements contemplated by this Agreement, and shall not engage in any activity or take any other action that would cause the Borrower to be subject to U.S. federal, state or local income tax on a net income basis.

(j) Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Advances as debt for U.S. federal income tax purposes and will take no contrary position except to the extent that a Governmental Authority makes a determination that the Advances may not be treated as debt for such purposes. The Borrower shall at all times maintain its status as a “disregarded entity” for U.S. federal income tax purposes. The Borrower shall at all times ensure that each owner thereof is and will remain a United States person as defined by Section 7701(a)(30) of the Code and that it will not be subject to any requirement to withhold tax with respect to payments or income allocable to direct or indirect beneficial owners. In the event that the Borrower is classified as a partnership for federal income tax purposes, for any taxable years for which Sections 6221 through 6241 of the Code, as amended by the 2015 Budget Act (or any successor thereto) apply to the Borrower (or any similar state or local tax law so applies with similar effect in treating the Borrower as subject to tax as a separate entity), (i) the partnership representative (or comparable person under state or local law, as applicable) shall, to the extent eligible, make the election under Section 6221(b) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower, as applicable and take any other action such as filings, disclosures and notifications necessary to effectuate such election, and (ii) if the election described in the preceding clause (i) is not available, the partnership representative (or comparable person, as applicable) shall, to the extent eligible, make the election under Section 6226(a) of the Code (or any similar comparable provision of state or local tax law) with respect to the Borrower, as applicable and take any other action such as filings, disclosures and notifications necessary to effectuate such election.

(k) Collections. The Borrower shall cause, or shall direct the Servicer to cause, the Obligor of each Receivable (i) to pay all Collections thereon made by check or automatic clearing house directly to the Collection Account and (ii) to pay all Collections thereon made by wire transfer or otherwise to the Servicer Account, and thereafter, with respect to this clause (ii), shall cause, or shall direct the Servicer to cause, all such Collections in respect of the applicable Collateral to be deposited by electronic transfer, wire transfer or automatic clearing house into the Collection Account within two (2) Business Days of receipt thereof. In addition, with respect to any Receivable that becomes a Defaulted Receivable, the Borrower shall direct the Servicer to deposit into the Collection Account any Contract Reserve allocable to such Defaulted Receivable in accordance with the Servicer’s policies within two (2) Business Days of such Receivable becoming a Defaulted Receivable. The Borrower shall ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event.

(l) Priority of Payments. The Borrower shall ensure all Collections are applied solely in accordance with Section 9.01 and the other provisions of this Agreement.

(m) Borrower May Own Ineligible Collateral Receivables. For avoidance of doubt, nothing in this Agreement shall prevent Borrower from purchasing Ineligible Collateral Receivables under the Receivable Purchase Agreement; provided that (i) proceeds of Advances shall not be utilized to pay the purchase price for Receivables which are Ineligible Collateral Receivables as of the related purchase date; (ii) such purchase will not result in the occurrence of an Event of Default, and (iii) no Event of Default has occurred and remains continuing at the time of such purchase.

(n) Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower shall remain Solvent.

(o) Insolvency Events. The Borrower shall timely object to all proceedings of the type described in clause (a) of the definition of “Insolvency Event” instituted against it.

(p) Static Effective Advance Rate. If on or after June 30, 2025 the Static Effective Advance Rate is not equal to or lower than [***] (the “Static AR Test”), the Borrower shall sell Static Pool Collateral Receivables within ninety (90) calendar days of such occurrence and use [***] of the proceeds thereof to repay the outstanding principal amount of the Static Advances of each Static Lender (pro rata, based on the principal amount of such Advances owed to each such Lender) until paid in full. For the avoidance of doubt, nothing herein shall prohibit the Borrower from receiving a capital contribution from the Seller consisting of cash and/or additional Static Pool Receivables in order to satisfy the Static AR Test.

Section 5.02. Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a) Restrictive Agreements. It shall not enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b) Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations or a Permitted Sale).

(c) Amendments to Constituent Documents and Facility Documents. Without the written consent of the Administrative Agent, (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents; provided that with respect to any amendment or modification of its Constituent Documents that could not reasonably be expected to adversely affect the rights of the Administrative Agent or any Lender hereunder, the consent of the Administrative Agent shall not be unreasonably delayed or withheld, and (ii) it shall not amend, modify or waive any term or provision in any Facility Document (other than in accordance with any provision thereof requiring the consent of the Administrative Agent or the Required Lenders).

(d) ERISA. Neither it nor any member of the ERISA Group shall establish any Plan or Multiemployer Plan or incur any liability with regard to a Plan or Multiemployer Plan (including any actual liability on account of a member of the ERISA Group).

(e) Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f) Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g) Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower shall be permitted to make Restricted Payments from funds distributed to it pursuant to (i) the Priority of Payments and (ii) Section 5.01(f)(ii).

(h) Changes to Filing Information. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Administrative Agent and takes all actions necessary to protect and perfect the Administrative Agent’s perfected security interest in the Collateral and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements that are necessary to perfect the security interests of the Administrative Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Administrative Agent).

(i) Transactions with Affiliates. It shall not sell, lease or otherwise transfer any property or assets to (other than in accordance with clause (g) above), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Collateral Receivables and other Collateral Receivables) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision).

(j) Amendments to Credit Guidelines and Servicing Guide. The Borrower shall not make, and shall not permit or cause the Seller or the Servicer, as applicable, to make any amendment, modification or supplement to the Credit Guidelines or Servicing Guide that would reasonably be expected to have an adverse effect on the Administrative Agent or the Lenders or on the enforceability or collectability of the Receivables, as determined by the Administrative Agent in its discretion.

(k) Subject Laws. It shall not utilize directly or indirectly the proceeds of any Advance for the benefit of any Person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, and shall maintain and require that the Servicer maintain, internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws.

(l) No Claims Against Advances. Subject to Applicable Law, it shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral.

(m) Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. The Borrower shall not acquire any Receivables or other property other than as expressly permitted hereunder and pursuant to the Receivable Purchase Agreement.

(n) Validity of this Agreement. It shall not (i) except as permitted by this Agreement, take any action that would permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(o) Subsidiaries. It shall not have or permit the formation of any subsidiaries.

(p) Name. It shall not conduct business under any name other than its own.

(q) Employees. It shall not have any employees (other than officers and directors to the extent they are employees).

(r) Non-Petition. The Borrower shall not be party to any agreements other than the Facility Documents under which it has any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).

(s) Certificated Securities. The Borrower shall not acquire or hold any certificated securities in bearer form (other than securities not required to be in registered form under Section 163(f)(2)(A) of the Code) in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Borrower).

(t) Accounts. The Borrower shall not assign or grant an interest in any rights it may have in the Collection Account to any Person other than the Administrative Agent.

(u) Certificate of Title Opinion. Upon the request of the Administrative Agent, the Borrower will within sixty (60) days of such request furnish to the Administrative Agent and the Lenders favorable legal opinions of counsel for the Borrower (which counsel, and the form and substance of such legal opinions, shall be reasonably satisfactory to the Administrative Agent) in each state in which the aggregate Principal Balance of the Collateral Receivables having Obligors with mailing addresses in such state equals or exceeds 10% of the aggregate Principal Balance of the Collateral Receivables, as to the requirements in each such state for the assignment of a security interest in the applicable Financed Vehicles. Such legal opinion shall, subject to reasonable and customary assumptions and qualifications, conclude that the security interest of the Administrative Agent in the applicable Financed Vehicles in such state will be perfected and may be enforced by the Administrative Agent notwithstanding the absence of a notation of the assignment of the security interest of the Originator to the Administrative Agent on the related Certificate of Title.

Section 5.03. Certain Undertakings Relating to Separateness. (a) Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including the holders of the Equity Interests of the Borrower and their respective Affiliates) and in furtherance of the foregoing, the Borrower shall:

(1) not become involved in the day-to-day management of any other Person;

(2) not permit the JV Entity or any Affiliate to become involved in the day-to-day management of the Borrower, except as permitted hereunder or to the extent provided in the Facility Documents and the Borrower LLC Agreement;

(3) not engage in transactions with any other Person other than entering into the Facility Documents and those activities permitted by the Borrower LLC Agreement, the Facility Documents and matters necessarily incident or ancillary thereto;

(4) observe all formalities required of a limited liability company under the laws of the State of Delaware;

(5) (i) maintain separate company records and books of account from any other Person and (ii) clearly identify its offices, if any, as its offices and, to the extent that the Borrower and its Affiliates have offices in the same location, allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including and for services performed by an employee of an Affiliate;

(6) except to the extent otherwise permitted by the Facility Documents, maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account) in a manner that is not costly or difficult to segregate, identify or ascertain such assets;

(7) maintain separate financial statements (or if part of a consolidated group, then it will show as a separate member of such group), books and records from any other Person;

(8) allocate and charge fairly and reasonably any overhead shared with Affiliates;

(9) transact all business with Affiliates on an arm’s length basis and pursuant to written, enforceable agreements, except to the extent otherwise provided in the Facility Documents;

(10) not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise, except pursuant to the Facility Documents;

(11) conduct all business correspondence of the Borrower and other communications in the Borrower’s own name, and use separate stationery, invoices, and checks;

(12) not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by the Borrower LLC Agreement, the Facility Documents and matters necessarily incident thereto;

(13) not act as an agent of JV Entity or any Affiliate, and not permit JV Entity or any Affiliate or agent of JV Entity or any Affiliate to act as its agent, except for any agent to the extent permitted under the Borrower LLC Agreement and the Facility Documents;

(14) correct any known misunderstanding regarding the Borrower’s separate identity from JV Entity or any Affiliate;

(15) not permit any Affiliate of the Borrower to guarantee, provide indemnification for, or pay its obligations, except for any indemnities and guarantees in connection with any Facility Documents or any consolidated tax liabilities, or except as permitted by the Borrower LLC Agreement;

(16) compensate its consultants or agents, if any, from its own funds;

(17) except for invoicing for Collections and servicing of the Collateral Receivables, share any common logo with or hold itself out as or be considered as a department of JV Entity or any Affiliate, (b) any Affiliate of a general partner, shareholder, principal or member of JV Entity or any Affiliate, or (c) any other Person;

(18) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(19) fail at any time to have at least one Independent Manager on its board of managers;

(20) appoint any Person as an Independent Manager of the Borrower (A) who does not satisfy the definition of an Independent Manager or (B), with respect to any Independent Manager appointed after the Closing Date, without giving ten (10) days’ prior written notice to the Administrative Agent and the Lenders;

(21) amend, restate, supplement or otherwise modify its Constituent Documents in any respect that would impair its ability to comply with the Facility Documents;

(22) conduct its business and activities in all respects in compliance with the assumptions contained in the legal opinions of Dechert LLP dated on or about the Closing Date relating to true sale and substantive consolidation issues (the “Bankruptcy Opinions”), unless within ten (10) Business Days of obtaining knowledge or receiving notice of any non-compliance with such assumptions, it has caused to be delivered to the Lenders a legal opinion of Dechert LLP (or other counsel acceptable to the Administrative Agent) that such non-compliance will not adversely affect the conclusions set forth in the Bankruptcy Opinions; and

(23) require any representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing.

(b) The Borrower hereby acknowledges that each Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from its Affiliates.

Section 5.04. Affirmative Covenants of the Servicer. The Servicer covenants and agrees that, until the Final Maturity Date (and thereafter until the date that all Obligations have been paid in full):

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including, without limitation, all lending, servicing and debt collection laws applicable to the Receivables and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including, without limitation, all lending, servicing and debt collection licenses or qualifications applicable to the Receivables and its activities contemplated by the Facility Documents), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document and in all material respects with its Constituent Documents to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, its Constituent Documents, the Contracts and all other agreements related to such Contracts, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b) Enforcement. It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Receivables, (B) subject to the terms of this Agreement, (1) amendments to the Contracts or other documents that govern Defaulted Collateral Receivables or Ineligible Collateral Receivables or that are otherwise reasonably deemed by the Servicer to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and not detrimental to the Administrative Agent and the

Lenders and (2) enforcement actions taken or work-outs with respect to any Defaulted Collateral Receivable in accordance with the provisions hereof, (C) actions in conformity with this Agreement or any other Facility Document or as otherwise required hereby or thereby, as the case may be, or (D) as required pursuant to Applicable Law or, unless in violation of this Agreement or any other Facility Documents or the Contracts.

(c) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender), as applicable:

(i) as soon as possible, and in any event within one (1) Business Day after a Responsible Officer of the Servicer obtains actual knowledge of the occurrence and continuance of any Servicer Event of Default, a certificate of a Responsible Officer of the Servicer setting forth the details thereof and the action which the Servicer is taking or proposes to take with respect thereto;

(ii) from time to time such additional information or documents regarding the Servicer’s financial position or business and the Collateral as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request;

(iv) promptly deliver to the Administrative Agent written notice of any proposed amendment or modification of the Servicing Guide, except for any amendment or modification that is solely intended to correct any typographical errors or to make any immaterial, non-substantive clarifying changes;

(vi) upon reasonable request by the Administrative Agent or the Required Lenders, the Servicer shall provide, or cause to be provided, to the Administrative Agent any information or document in the Servicer’s possession relating to the Receivables and the Contracts, or if such information or documents are not in the Servicer’s possession, the Servicer shall make commercially reasonable efforts to obtain such information or documents; or

(vii) if any information provided to the Administrative Agent or the Lenders pursuant to Section 4.01(i) hereof for any reason is not true, complete and correct in any material respect, the Servicer shall within five (5) Business Days provide the true, complete and correct information to the Administrative Agent following the earlier of (y) written notice to the Servicer by the Administrative Agent or (z) actual knowledge of a Responsible Officer of the Servicer.

(d) Access to Records and Documents. As often as the Administrative Agent may reasonably request, upon reasonable advance notice and during normal business hours, Servicer shall permit the Administrative Agent, jointly with any Lender (or any Person designated by the Administrative Agent or such Lender) to visit and inspect and make copies thereof at reasonable intervals, but in any event no more than twice during any fiscal year of the Servicer, or as often and at any time in the sole discretion of the

Administrative Agent following the occurrence of an Unmatured Event of Default or an Event of Default, in each case, which remains continuing, of (i) Servicer’s books, records and accounts relating to the Collateral and its performance under the Facility Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of the Contracts, in each case, for the avoidance of doubt, including access to each electronic portal maintained by the Servicer or the Collateral Custodian upon which any Related Documents or any other records relating to the Collateral Receivables or other Collateral may be posted and the ability to review and access any payment history with respect to the Collateral that the Servicer or the Collateral Custodian may have access to through an electronic portal or otherwise. Any Person entitled to jointly visit and inspect the Servicer’s records with the Administrative Agent under this clause (e) may only exercise such rights under this clause (e) twice during any fiscal year of the Servicer, or as often and at any time following the occurrence of an Unmatured Event of Default or an Event of Default which remains continuing. The Servicer shall be responsible for the reasonable costs and expenses for two simultaneous visits per calendar year requested by the Administrative Agent. It shall also consult with the Administrative Agent (or any Person designated by the Administrative Agent) in connection with any exercise of any similar inspection rights granted to it with respect to the Borrower, the Seller or the Originator, and will use commercially reasonable efforts to have the findings of any such inspection provided directly to the Administrative Agent, or will promptly provide any such findings provided to it in connection with the exercise of such inspection rights to the Administrative Agent. In the event the Servicer has not exercised any such inspection rights granted to it, the Administrative Agent may request the Servicer to exercise such rights, and the Servicer will comply with any such reasonable request to exercise inspection and audit rights.

(e) Notice of Proceedings. It shall provide written notice to the Administrative Agent of the occurrence of any proceeding, action, litigation or investigation pending before any Governmental Authority, or, to the actual knowledge of the Servicer, any non-frivolous threat thereof against the Servicer, which, if such threatened action is by an Obligor, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Servicer, within two (2) Business Days of the occurrence of any such pending proceeding, action, litigation or investigation or within two (2) Business Days upon becoming aware of any such non-frivolous threat of such proceeding, action, litigation or investigation.

(f) Collections. The Borrower shall cause, or shall direct the Servicer to cause, all such Collections in respect of the Collateral to be deposited by electronic transfer, wire transfer or automatic clearing house directly into the Collection Account or to the Servicer Account, and shall cause, or shall direct the Servicer to cause, any such applicable Collections in the Servicer Account to be deposited into the Collection Account within two (2) Business Days of receipt. The Borrower shall ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Collection Account, or the right to take dominion and control of the Collection Account at a future time or upon the occurrence of a future event.

(g) Notice Regarding Collateral. The Servicer shall advise the Administrative Agent and the Collateral Custodian in writing promptly, in reasonable detail of (i) any Lien (other than a Permitted Lien) asserted or claim made against any portion of the Collateral, (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein and (iii) the occurrence of any other event which would have a material adverse effect on the security interest of the Administrative Agent or the Collateral Custodian on behalf of the Secured Parties in the Collateral or the collectability of all or a material portion of the Receivables, or which would have a material adverse effect on the security interests of the Administrative Agent or the Collateral Custodian for the benefit of the Secured Parties.

(h) Realization on Receivables. In the event that the Servicer realizes upon any Collateral Receivable or Financed Vehicle, the methods utilized by the Servicer to realize upon such Collateral Receivable or Financed Vehicle or otherwise enforce any provisions of such Collateral Receivable will not subject the Servicer, the Borrower, any Secured Party, the Collateral Custodian, the Lenders or the Administrative Agent to liability under any federal, state or local law, and any such realization or enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Servicing Guide and Applicable Law.

(i) Extension or Amendment of Contracts. The Servicer will not, except as otherwise permitted in Section 10.04(c)(i), extend, amend or otherwise modify the terms of any Contract.

(j) Release; Additional Covenants. The Servicer shall (i) not release any Financed Vehicle securing any Collateral Receivable from the security interest granted therein by such Collateral Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of such Financed Vehicle to a purchaser following repossession by the Servicer, (ii) not impair the rights of the Borrower, the Administrative Agent, the Collateral Custodian or the Secured Parties in the Collateral, (iii) not increase the number of scheduled payments due under a Collateral Receivable except as permitted herein, (iv) prior to the payment in full of any Collateral Receivable, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on such Collateral Receivable or any interest therein, (v) immediately notify the Borrower, the Backup Servicer, the Collateral Custodian and the Administrative Agent of the existence of any Lien on any portion of the Collateral (other than the Lien of the Administrative Agent) if the Servicer has actual knowledge thereof, (vi) defend the right, title and interest of the Borrower, the Secured Parties, the Collateral Custodian and the Administrative Agent in, to and under the Collateral against all claims of third parties claiming through or under the Servicer, (vii) deposit into the Collection Account, all payments received by the Servicer with respect to the Collateral Receivables in accordance with this Agreement, (viii) comply with the terms and conditions of this Agreement relating to the obligation of the Borrower to remove Collateral Receivables from the Collateral pursuant to this Agreement and the obligation of Seller to reacquire Receivables from the Borrower pursuant to the Receivable Purchase Agreement, (ix) promptly notify the Borrower, the Backup Servicer, the Collateral

Custodian and the Administrative Agent of the occurrence of any Servicer Event of Default and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (x) promptly notify the Borrower, the Backup Servicer, the Collateral Custodian and the Administrative Agent of the occurrence of any event which, to the knowledge of the Servicer, would require that the Borrower make or cause to be made any filings, reports, notices or applications or seek any consents or authorizations from any and all Government Authorities in accordance with the relevant UCC and any state vehicle license or registration authority as may be necessary or advisable to create, maintain and protect a first priority security interest of the Administrative Agent in, to and on the Financed Vehicles and a first priority security interest of the Administrative Agent in, to and on the other Collateral, and (xi) take all commercially reasonable action necessary to maximize the returns pursuant to the Insurance Policies.

The Servicer shall, within two Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Collateral Custodian, the Borrower or the Administrative Agent might have with respect to the administration of the Receivables.

(k) Maintenance of Security Interest in Financed Vehicles. (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created in the name of the Seller by each Collateral Receivable in the related Financed Vehicle in favor of the Administrative Agent for the benefit of the Secured Parties, including but not limited to obtaining the execution or authorization, as applicable, by the Obligors for the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Administrative Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest in favor of the Administrative Agent for the benefit of the Secured Parties as necessary due to of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Collateral Receivable to the Administrative Agent is insufficient without a notation on the related Financed Vehicle’s Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Administrative Agent, the parties hereto agree that the Seller’s designation as the secured party on the Certificate of Title is, with respect to each secured party, as applicable, in its capacity as agent of the Administrative Agent; provided that, if such designation is not effective under applicable law to perfect such security interest in favor of the Administrative Agent, the Seller shall as promptly as possible cause the Administrative Agent to be noted on the related Financed Vehicle’s Certificate of Title as being the secured party or take such other administrative measures as may be acceptable to the Administrative Agent for such purpose. The Servicer shall provide copies of all such filings to the Administrative Agent and the Collateral Custodian.

(l) Amendments to Servicing Guide. The Servicer shall not make any amendment, modification or supplement to the Servicing Guide that would reasonably be expected to have an adverse effect on the Administrative Agent or the Lenders or on the enforceability or collectability of the Receivables, as determined by the Administrative Agent in its discretion.

(m) Post-Closing Regulatory Obligations. Within sixty (60) days following the Closing Date, the Servicer shall provide evidence to the Administrative Agent of the completion of each of the following by the the Sponsor, the Seller or the Servicer, as applicable:

(i) the Servicer’s policies shall be updated to ensure compliance with the MLA to the extent applicable under current Department of Defense interpretative guidance;

(ii) the Seller’s and Servicer’s policies shall be updated to account for state-level protections that supplement the rights provided under the SCRA;

(iii) the Seller’s and Servicer’s Know Your Customer Policy (as provided to the Administrative Agent prior to the Closing Date) shall be updated to include a “Monitoring of Transactions” section as noted in the introduction of such policy;

(iv) the Service Provider Program Manual (as provided to the Administrative Agent prior to the Closing Date) shall be updated to include a section on the probation and/or termination of vendors retained by the Servicer who do not meet performance standards set forth therein;

(v) the Servicer shall have added a bankruptcy disclaimer to notices of right to cure default letters delivered to Obligors;

(vi) if, after discussion and consultation with regulatory counsel approved by the Administrative Agent, the Servicer or Seller determines that state consumer lending laws in states in which the Servicer or Seller, as applicable, is not licensed, but in which greater than or equal to five percent (5%) (based on percentage of the aggregate Principal Balance of all Collateral Receivables) of Obligors reside, require that Servicer or Seller obtain additional licenses, the Servicer or Seller, as applicable, shall have made application for all such necessary state consumer lending licenses.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of any interest on any Advance or any other payment or deposit required to be made hereunder, or under any Facility Documents or the failure to reduce the outstanding Advances to $0 on the Final Maturity Date; provided, that the failure to pay interest on any Class B Revolving Advance shall not constitute an Event of Default either (x) during the Amortization Period or (y) after the Amortization Period has expired or if an Accelerated Amortization Event or Event of Default has occurred and is continuing, in each case, so long as any Class A Revolving Advance remains outstanding; provided further, that the failure to pay any principal amount due with respect to any Static Advance on any date including any Payment Date (other than on the Final Maturity Date or consisting of a default in the performance or breach of the covenant set forth in Section 5.01(p)) shall not constitute an Event of Default hereunder; or

(b) (i) failure to satisfy any of the Class A Maximum Committed Revolving Advance Rate Test or the Class B Maximum Committed Revolving Advance Rate Test for two (2) or more Business Days after the earlier of (x) the most recent Reporting Date or (y) knowledge of such failure by a Responsible Officer of the Borrower, or (ii) if any Incremental Revolving Advances are outstanding, failure to satisfy either the Class A Maximum Revolving Advance Rate Test or the Class B Maximum Revolving Advance Rate Test for two (2) or more Business Days after the earlier of (x) the most recent Reporting Date or (y) knowledge of such failure by a Responsible Officer of the Borrower; provided that for purposes of determining whether an Event of Default has occurred under this clause (b), in calculating the Class A Maximum Committed Revolving Advance Rate Test or the Class A Maximum Revolving Advance Rate Test, as applicable, the Class A Advance Rate with respect to any Available Revolving Pool Collateral Receivable comprising Refinance Loans shall be deemed to be 85.0% at all times and the Class A Advance Rate with respect to any other Available Revolving Pool Collateral Receivable shall be deemed to be 85.0% at all times and in calculating the Class B Maximum Committed Revolving Advance Rate Test or the Class B Maximum Committed Revolving Advance Rate Test, as applicable, the Class B Advance Rate shall be deemed to be 95.0% at all times; or

(c) the Administrative Agent shall fail to have a first priority perfected security interest in the Collateral (other than with respect to a de minimis portion thereof and subject to Permitted Liens); provided, however, that if the Administrative Agent determines in its sole discretion that such failure is capable of being cured and so notifies the Borrower in writing, the Borrower shall fail to cure such event within three (3) Business Days following delivery of such notice by the Administrative Agent; or

(d) the failure of any representation or warranty of the Borrower, the Servicer or the Sponsor made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) and such failure shall remain uncured for a period in excess of fifteen (15) days after the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower or a Responsible Officer of the Servicer or the Sponsor; or

(e) a default in the performance or breach of the covenants set forth in Section 5.01(a)(ii), 5.01(b), 5.01(j), 5.01(p) or 5.02;

(f) except as otherwise provided in this Section 6.01, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Borrower under this Agreement or the other Facility Documents or default in the performance or breach of the Servicer of any covenant set forth in Section 5.04(m) and the continuation of such default or breach for a period of ten (10) Business Days following the earlier of (x) written notice to the Borrower (which may be by email) by the Administrative Agent, and (y) actual knowledge of a Responsible Officer of the Borrower or a Responsible Officer of the Sponsor; or

(g) one or more non-appealable judgments or orders for the payment of an amount or adverse rulings shall be rendered against the Borrower and with respect to which the Borrower has knowledge (or should have knowledge) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Person and such judgment or ruling shall remain unsatisfied, unvacated, unbonded or unstayed for a period in excess of thirty (30) days; or

(h) an Insolvency Event relating to the Borrower, the Servicer or the Sponsor shall have occurred; or

(i) (i) either (A) any event that constitutes a Backup Servicer Event of Default shall have occurred and be continuing and shall not have been waived by the Borrower with the written consent of the Administrative Agent or (B) any Backup Servicing Agreement fails to be in place or is otherwise terminated and (ii) a successor Backup Servicer reasonably acceptable to the Administrative Agent is not appointed within sixty (60) days following the date of such default, occurrence, failure or termination; or

(j) (i) any event that constitutes a Servicer Event of Default or an event relating to any Servicer that would have a Material Adverse Effect shall have occurred and be continuing, and with respect to a Servicer Event of Default, shall not have been waived by the Borrower with the written consent of the Administrative Agent and (ii) the Borrower fails to appoint a replacement servicer reasonably acceptable to the Administrative Agent within sixty (60) days following the date of such default or occurrence; or

(k) a Change of Control occurs; or

(l) the occurrence of a Material Adverse Effect with respect to the Borrower or the Sponsor; or

(m) the Borrower becomes an investment company required to be registered under the Investment Company Act; or

(n) the Borrower or the Servicer shall have failed to cause all Collections in respect of the Collateral to be deposited into the Collection Account within two (2) Business Days of receipt of such Collections in the Servicer Account; or

(o) (1) any Facility Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Sponsor, the Seller, the Collateral Custodian, the Verification Agent, the Backup Servicer or the Servicer, as applicable, or (2) the Borrower, the Sponsor, the Seller, the Collateral Custodian, the Verification Agent, the Backup Servicer or the Servicer shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder; or

(p) (i) the occurrence of a breach by the Sponsor of any financial covenants set forth in Section 9(n) of the Sponsor Indemnity Agreement; (ii) a default in any material respect in the performance, or breach in any material respect, of the representation set forth in Section 8(k) of, or any covenant (other than the financial covenants set forth in Section 9(n)) or other agreement of the Sponsor under the Sponsor Indemnity Agreement and the continuation of such default or breach for a period of ten (10) Business Days; or (iii) the Sponsor shall have defaulted or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction (including, without limitation, any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds), in each case with respect to indebtedness for borrowed funds or other payment obligations in excess of $1,000,000, to which it is a party, in each case after the earlier of (x) written notice to Sponsor by the Administrative Agent (which may be by email), and (y) actual knowledge of a Responsible Officer of the Sponsor; or

(q) the occurrence of any of the following on any date of determination other than during a Holiday Period:

(i) either (x) the Three-Month Rolling Average Delinquency Ratio (Revolving Pool) shall be greater than [***] or (y) the Three-Month Rolling Average Delinquency Ratio (Static Pool) shall be greater than [***]; or

(ii) either (x) the Six-Month Rolling Average Net Loss Ratio (Revolving Pool) shall be greater than [***] or (y) the Six-Month Rolling Average Net Loss Ratio (Static Pool) shall be greater than [***].

Section 6.02. Remedies upon an Event of Default. (a) Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent, following the direction of, or consent by, the Required Lenders, by notice to the Borrower, may declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (i) of Section 6.01, the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

(b) Upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) of the exercise of control rights with respect to the Collateral pursuant to and in accordance with the UCC, the Borrower will sell, otherwise dispose of or repay any Obligations with respect to any Collateral Receivable as directed by the Administrative Agent in its sole discretion at any time after the occurrence and during the continuation of an Event of Default, provided that any such sale or other disposition directed by the Administrative Agent shall be on commercially reasonable terms in every respect (which, for the avoidance of doubt, includes the Administrative Agent using reasonable efforts and at an arm’s length process to maximize proceeds of a sale to all Lenders of the Collateral). The proceeds of any such sale or disposition shall be applied in accordance with the Priority of Payments.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE ADMINISTRATIVE AGENT

Section 7.01. Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing first priority security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

(i) all Receivables and the related Contracts (and all rights, remedies, powers, privileges and claims thereunder or in respect thereto, whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity, including the right to enforce each such Contract, both now and hereafter owned), including all Collections and other proceeds thereon or with respect thereto;

(ii) all related Financed Vehicles (including Financed Vehicles that have been repossessed) or in any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each such Financed Vehicle securing the related Receivable, including all proceeds from any sale or other disposition of such Financed Vehicles;

(iii) the Collection Account and all Cash on deposit therein;

(iv) all Receivable Files and the documents, agreements and instruments included in the Receivable Files, including rights of recourse of the Borrower against the Originator;

(v) all Records, documents and writings evidencing or related to the Receivables or the Contracts;

(vi) all rights to payment under all Insurance Policies with respect to the related Financed Vehicles, including any monies collected from whatever source in connection with any default of an Obligor with respect to such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy, and all proceeds thereof;

(vii) all rights to payment under all servicer contracts and other contracts and agreements associated with the Receivables and all recourse rights against the Originator;

(viii) each Facility Document (other than this Agreement) and all rights, remedies, powers, privileges and claims thereunder or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Administrative Agent under this Agreement;

(ix) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating or credited to the foregoing (in each case as defined in the UCC);

(x) all other general intangibles and payment intangibles of the Borrower, including, without limitation, all general intangibles of the Borrower which are delivered to the Administrative Agent (or any custodian on its behalf) by or on behalf of the Borrower or held by any Person by or on behalf of the Borrower;

(xi) all security interests, Liens, collateral, property, equipment, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(xii) all Proceeds of any and all of the foregoing.

(b) All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC. The Borrower hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.01. The Borrower further hereby authorizes the Administrative Agent’s or the Borrower’s counsel to file, without the Borrower’s signature, a UCC-1 financing statement that name the Borrower as debtor and the Administrative Agent as secured party and that describe the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable. The Borrower authorizes the UCC-1 financing statement naming the Borrower as debtor to describe the Collateral therein as “all assets.” In accordance with the Borrower LLC Agreement, the Borrower shall from time to time execute and deliver all such supplements and amendments hereto and shall take such other action as the Administrative Agent may reasonably request to secure and maintain the rights and remedies of the Secured Parties hereunder.

Section 7.02. Release of Security Interest. If all Obligations have been paid in full, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that following the execution of a Consent and Release and upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Administrative Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03. Rights and Remedies. The Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, subject to direction by the Required Lenders, shall), among other remedies: (i) instruct the Borrower to deliver any or all of the Collateral, the Contracts and any other documents relating to the Collateral to the Administrative Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) subject to Section 6.02(b), sell or otherwise dispose of the Collateral in a commercially reasonable manner; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Contracts, exercise any consensual or voting rights in respect of the Collateral; (v) make extensions, exchanges or substitutions for, all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, the Backup Servicer’s, the Servicer’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an obligor.

The Borrower hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Administrative Agent or its designee. For purposes of taking the actions described in clauses (i) through (xi) of this Section 7.03, the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as prohibited by Applicable Law, without notice to the Borrower.

Section 7.04. Remedies Cumulative. Each right, power, and remedy of the Administrative Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Administrative Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies; provided, however, that no Secured Party may exercise any rights or remedies hereunder other than through the Administrative Agent or as consented to by the Administrative Agent; provided, further, however, that the Required Lenders may exercise any rights and remedies hereunder if, after directing the Administrative Agent in writing, the Administrative Agent does not comply with such instructions for any reason.

Section 7.05. Contracts. (a) The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Contracts, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent, the Servicer and the Backup Servicer (or other successor servicer) all material information and notices which it receives under or in connection with the Contracts or other documents relating to the Collateral, and (ii) upon the written request of the Administrative Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Contracts relating to the Collateral only in accordance with the direction of the Administrative Agent.

(b) The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Contracts and other documents relating to the Collateral in trust for the Administrative Agent on behalf of the Secured Parties, and upon request of the Administrative Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Administrative Agent or its designee (including the Collateral Custodian, the Electronic Collateral Custodian, the Verification Agent or the Backup Servicer). In addition, in accordance with the Backup Servicing Agreement, on or before each Borrowing Date, the Borrower shall, or shall cause the Servicer to, deliver to the Verification Agent an electronic file containing the Contract for each Receivable to be included in the Collateral on such Borrowing Date and any other information relating to each such Receivable required by the Backup Servicing Agreement.

Section 7.06. Borrower Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b) No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07. Protection of Collateral. The Borrower shall from time to time execute and deliver, or caused to be executed and delivered, all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i) grant security more effectively on all or any portion of the Collateral;

(ii) maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions reasonably necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Collateral or other instruments or property included in the Collateral;

(v) preserve and defend title to the Collateral and the rights therein of the Administrative Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Administrative Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.07. Such designation shall not impose upon the Administrative Agent, or release or diminish, the Borrower’s obligations under this Section 7.07 or Section 5.01(c). The Borrower hereby further authorizes the Administrative Agent to file, without the Borrower’s signature, UCC-1 financing statements that names the Borrower as debtor and the Administrative Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Administrative Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Administrative Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Administrative Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Administrative Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. The Collection Account shall be established and maintained under an Account Control Agreement with the Account Bank. The Collection Account may contain any number of subaccounts for the convenience of the Administrative Agent or for convenience in administering the Collection Account or other Collateral.

Section 8.02. Collection Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Account Bank a deposit account in the name of the Borrower, which shall be designated as the “Collection Account,” which shall be maintained with the Account Bank in accordance with the Account Control Agreement and which shall be subject to the lien of the Administrative Agent. The Borrower shall deposit, or caused to be deposited, from time to time into the Collection Account, in accordance with the terms of this Agreement, all Collections received. All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Account Bank as part of the Collateral and shall be applied to the purposes herein provided and released to the Borrower only on Payment Dates to the extent of funds available under Section 9.01(a)(x).

Section 8.03. Accountings. The Borrower shall provide (or cause to be compiled and provided) a monthly report on a settlement basis (each, a “Monthly Report”) for the previous Collection Period no later than 12:00 noon on each Reporting Date. The Monthly Report delivered for any Collection Period shall contain the information with respect to the Collateral Receivables included in the Collateral set forth in Schedule 2 hereto (including, without limitation, a calculation of each of the Class A Maximum Committed Revolving Available Amount, the Class B Maximum Committed Revolving Available Amount and the Maximum Committed Revolving Available Amount and following any Incremental Revolving Advance hereunder, the Class A Maximum Revolving Available Amount, the Class B Maximum Revolving Available Amount and the Maximum Revolving Available Amount), and shall be determined as of the last day of the Collection Period applicable to such Monthly Report. Each Monthly Report shall also include a Maximum Advance Rate Test Calculation Statement determined as of the last day of the Collection Period applicable to such Monthly Report. Each delivery of a Monthly Report shall be deemed a representation and warranty by the Borrower that each of the Collateral Receivables included in the Borrowing Base set forth therein satisfies (i) in the case of Revolving Pool Collateral Receivables, each of the criteria set forth in clause (i) of the definition of Collateral Receivable and (ii) in the case of Static Pool Collateral Receivables, each of the criteria set forth in clause (ii) of the definition of Collateral Receivable.

Section 8.04. Release of Security. (a) In connection with any Permitted Sale of any Receivable, the Borrower shall deliver a Consent and Release to the Administrative Agent at least ten (10) Business Days prior to the settlement date for any sale of such Receivable certifying that such sale is a Permitted Sale and requesting that the Administrative Agent release or cause to be released such Receivable from the Lien of this Agreement, which notice shall be revocable up and until such settlement date, in each case, as of the date of such Consent and Release (such date, the “Release Cut-Off Date”). In connection with any Permitted ~~Securitization~~ Sale, other than during a Holiday Period, such Consent and Release shall set forth the Pre-~~Securitization~~ Permitted Tested Sale Delinquency Ratio, the Pre-~~Securitization~~ Permitted Tested Sale Net Loss Ratio, the Pro Forma Post-~~Securitization~~ Permitted Tested Sale Delinquency Ratio and the Pro Forma Post-~~Securitization~~ Permitted Tested Sale Net Loss Ratio for each Delinquency Bucket and the Receivables, if any, that the Administrative Agent has designated as Selected Collateral Receivables in accordance with the procedures described in Section 8.04(f).

(b) (i) The proceeds of any sale of a Receivable to a Seller pursuant to the terms of the applicable Receivable Purchase Agreement or to any other Person as permitted herein shall be deposited directly into the Collection Account, (ii) the proceeds of any sale of a Defaulted Collateral Receivable or Ineligible Collateral Receivable shall be deposited directly into the Collection Account following release from any applicable escrow arrangement and (iii) the proceeds of any Permitted Sale to a Securitization Vehicle shall be deposited into the Collection Account and shall be immediately applied to the payments described in Section 9.01(a).

(c) Subject to Borrower’s compliance with Section 8.04(b) and the Administrative Agent’s execution of a Consent and Release, any Receivable that is sold pursuant to Section 8.04(a) shall automatically be released from the Lien of this Agreement.

(d) The Administrative Agent shall, upon receipt of a certificate of a Senior Officer of the Borrower, at such time as all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied in full, release any remaining Collateral from the Lien of this Agreement.

(e) In connection with any release pursuant to this Section 8.04, the Administrative Agent is hereby irrevocably authorized by the Lenders to execute such documents as shall be reasonably requested by the Borrower to evidence the release of the Lien of this Agreement and the other Facility Documents.

(f) If, in connection with any Permitted ~~Securitization~~Tested Sale, (i) the result of (1) the Pro Forma Post-~~Securitization~~Tested Sale Delinquency Ratio for any Delinquency Bucket (calculated prior to the designation of any Selected Collateral Receivables for such Permitted ~~Securitization~~Tested Sale) minus (2) the Pre-~~Securitization~~Permitted Tested Sale Delinquency Ratio for such Delinquency Bucket is 0.0005 or greater, the Administrative Agent shall designate Delinquent Collateral Receivables in such Delinquency Bucket as “Selected Collateral Receivables” upon written notice (email is acceptable) to the Borrower in the minimum amount necessary to cause the result of (x) the Pro Forma Post-~~Securitization~~Permitted Tested Sale Delinquency Ratio for such Delinquency Bucket (calculated by deducting any Selected Collateral Receivables so designated by the Administrative Agent for such Permitted ~~Securitization~~Tested Sale) minus (y) the Pre-~~Securitization~~Permitted Tested Sale Delinquency Ratio for such Delinquency Bucket to be less than 0.0005 or (ii) the result of (1) the Pro Forma Post-~~Securitization~~Permitted Tested Sale Net Loss Ratio (calculated prior to the designation of any Selected Collateral Receivables for such Permitted ~~Securitization~~Tested Sale) minus (2) the Pre-~~Securitization~~Permitted Tested Sale Net Loss Ratio is 0.0005 or greater, the Administrative Agent shall designate Defaulted Collateral Receivables as “Selected Collateral Receivables” in the minimum amount necessary to cause the result of (x) the Pro Forma Post-~~Securitization~~Tested Sale Net Loss Ratio minus (y) the Pre-~~Securitization~~Permitted Tested Sale Net Loss Ratio to be less than 0.0005. The Administrative Agent shall select Delinquent Collateral Receivables or Defaulted Collateral Receivables, as applicable, to be designated as Selected Collateral Receivables in its discretion and shall identify each Selected Collateral Receivable in the related Consent and Release.

Section 8.05. Account Details. The account number of the Collection Account is set forth on Schedule 4 hereto.

ARTICLE IX

APPLICATION OF MONIES

Section 9.01. Disbursements of Monies from Collection Account. (a) Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date (or with respect to payment of (x) Unused Fees, as specified in Section 2.04(f) or (y) Minimum Utilization Fees, as specified in Section 2.04(g)), the Borrower shall direct the Account Bank to disburse amounts deposited to the Collection Account with respect to the Collection Period ending immediately prior to such Payment Date (or with respect to payment of (x) Unused Fees, as specified in Section 2.04(f) or (y) Minimum Utilization Fees, as specified in Section 2.04(g)) in accordance with the following priorities (the “Priority of Payments”) and related Monthly Report:

(i) first, to the Servicer, any accrued and unpaid Servicer Fees and collection expense reimbursements that are reimbursable to the Servicer pursuant to Section 10.10, plus any Servicer Fees and collection expense reimbursements that are reimbursable to the Servicer pursuant to Section 10.10 which were not paid when due on any prior Payment Date; provided that all amounts payable pursuant to this clause shall be deducted from the Revolving Pool Collections and the Static Pool Collections pro rata based on their respective Allocation Percentage;

(ii) second, pro rata (based on amounts owed) to (1) the Backup Servicer, any accrued and unpaid fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Backup Serving Agreement, plus any fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Backup Servicing Agreement which were not paid when due on any prior Payment Date; (2) to the Collateral Custodian, any accrued and unpaid fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Backup Servicing Agreement, plus any fees and reimbursable expenses (excluding indemnities) due and payable to the Collateral Custodian pursuant to the Backup Servicing Agreement which were not paid when due on any prior Payment Date; (3) to the Electronic Collateral Custodian, any accrued and unpaid fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Electronic Collateral Custodial Agreement, plus any fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Electronic Collateral Custodial Agreement which were not paid when due on any prior Payment Date; and (4) to the Verification Agent, any accrued and unpaid fees and reimbursable expenses (excluding indemnities) due and payable pursuant to the Backup Servicing Agreement, plus any fees and reimbursable expenses (excluding indemnities) due and payable pursuant to Backup Servicing Agreement which were not paid when due on any prior Payment Date; provided that all amounts payable pursuant to this clause shall be deducted from the Revolving Pool Collections and the Static Pool Collections pro rata based on their respective Allocation Percentage;

(iii) third, (i) from the Revolving Pool Collections, to the Administrative Agent for distribution to each Class A Revolving Lender to pay (1) accrued and unpaid Class A Interest on the Class A Revolving Advances (provided, that solely for purposes of this clause, any Class A Interest payable at the Post-Default Rate under this clause third shall be calculated as though the Post-Default Rate is equal to the sum of (a) the Benchmark or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) 2.50% per annum), (2) amounts payable to each such Class A Revolving Lender or the Administrative Agent under Section 2.09(a), 2.10, 12.03(d) and 12.04, and (3) accrued and unpaid Prepayment Premium, Class A Exit Fees, Class A Unused Fees and Minimum Utilization Fees accrued during the related Interest Accrual Period due to each Class A Revolving Lender (in the case of each of subclauses (1), (2) and (3) above, pro rata, based on each Class A Revolving Lender’s Percentage), and (ii) from the Static Pool Collections, to the Administrative Agent for distribution to each Static Lender to pay (1) accrued and unpaid Static Interest on the Static Advances (provided, that solely for purposes of this clause, any Static Interest payable at the Post-Default Rate under this clause third shall be calculated as though the Post-Default Rate is equal to the sum of (a) the Benchmark or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) 2.50% per annum), (2) amounts payable to each such Static Lender or the Administrative Agent under Section 2.09(a), 2.10, 12.03(d) and 12.04, and (3) accrued and unpaid Prepayment Premium and Static Exit Fees accrued during the related Interest Accrual Period due to each Static Lender (in the case of each of subclauses (1), (2) and (3) above, pro rata, based on each Static Lender’s Percentage); provided that the aggregate amount payable under clauses (i)(2) and (ii)(2) above shall not exceed $750,000; provided, further, that all amounts payable to the Administrative Agent under this clause third shall be deducted (x) if applicable to only one Facility, from the Revolving Pool Collections or the Static Pool Collections, as applicable, or (y) if not applicable to only one Facility, from the Revolving Pool Collections and the Static Pool Collections, pro rata based on their respective Allocation Percentage;

(iv) fourth,

(1) from Revolving Pool Collections:

(i) prior to the end of the Amortization Period and so long as no Accelerated Amortization Event has occurred and no Event of Default has occurred and is continuing, (A) if no Class A Incremental Revolving Advances are then outstanding and if the Class A Maximum Committed Revolving Advance Rate Test is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Collection Account representing collections of principal payments received by the Borrower on the Revolving Pool Collateral Receivables), to pay the outstanding principal of the Class A Revolving Advances of each Class A Revolving Lender (pro rata, based on each Class A Revolving Lender’s Percentage) until the Class A Maximum Committed Revolving Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date) and (B) if any Class A Incremental Revolving Advances are then outstanding and if the Class A Maximum Revolving Advance Rate Test is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Collection Account representing collections of principal payments received by the Borrower on the Revolving Pool Collateral Receivables), to pay the outstanding principal of the Class A Revolving Advances of each Class A Revolving Lender (pro rata, based on each Class A Revolving Lender’s Percentage) until the Class A Maximum Revolving Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date); and

(ii) if (x) during the Amortization Period, the aggregate outstanding principal amount of the Revolving Advances is less than $20,000,000 as of such Determination Date or (y) the Amortization Period has expired or an Accelerated Amortization Event or Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Class A Revolving Advances of each Class A Revolving Lender (pro rata, based on each Class A Revolving Lender’s Percentage) until paid in full;

provided that during the Amortization Period, accrued and unpaid Class B Interest on the Class B Revolving Advances due under clause fifth immediately below shall be paid prior to the amounts owing to the Class A Revolving Lenders described in this clause fourth so long as the Effective Advance Rate is not greater than 70%, and, in each case, each of the following are true: (A) no Event of Default or Accelerated Amortization Event has occurred and is continuing and (B) the Six-Month Rolling Average Net Loss Ratio (Revolving Pool) is not greater than 2.5% (provided that this subclause (B) shall not apply if the Effective Advance Rate is not greater than 70% after the first year of the Amortization Period); provided further that, for the avoidance of doubt, amounts available pursuant to this clause fourth shall be applied to the payment to the Class A Revolving Lenders of the amounts determined under subclauses (1) and (2) of this clause fourth after application of any amounts payable with respect to Class B Interest determined in accordance with this proviso;

(2) from Static Pool Collections:

(i) so long as the Static Effective Advance Rate is greater than [***], to pay the outstanding principal of the Static Advances of each Static Lender (pro rata, based on each Static Lender’s Percentage) until the Static Effective Advance Rate is equal to or lower than [***];

(ii) prior to the end of the Amortization Period and so long as no Accelerated Amortization Event has occurred and no Event of Default has occurred and is continuing, (A) if the Maximum Static Advance Rate Test is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Collection Account representing collections of principal payments received by the Borrower on the Static Pool Collateral Receivables), to pay the outstanding principal of the Static Advances of each Static Lender (pro rata, based on each Static Lender’s Percentage) until the Maximum Static Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date); and

(iii) if the Amortization Period has expired or an Accelerated Amortization Event or Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Static Advances of each Static Lender (pro rata, based on each Static Lender’s Percentage) until paid in full;

(v) fifth, from the Revolving Pool Collections, to the Administrative Agent for distribution to each Class B Revolving Lender to pay (1) accrued and unpaid Class B Interest on the Class B Revolving Advances (provided, that solely for purposes of this clause, any Class B Interest payable at the Post-Default Rate under this clause fifth shall be calculated as though the Post-Default Rate is equal to the sum of (a) the Benchmark or, if a Benchmark Disruption Event has occurred, the Base Rate plus (b) 2.50% per annum), and (2) accrued and unpaid Prepayment Premium and Class B Unused Fees accrued during the related Interest Accrual Period due to each Class B Revolving Lender (in the case of each of subclauses (1) and (2) above, pro rata, based on each Class B Revolving Lender’s Percentage);

(vi) sixth,

(1) prior to the end of the Amortization Period and so long as no Accelerated Amortization Event has occurred and no Event of Default has occurred and is continuing, (A) if no Class B Incremental Revolving Advances are then outstanding and if the Class B Maximum Committed Revolving Advance Rate Test is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Collection Account representing collections of principal payments received by the Borrower on the Revolving Pool Collateral Receivables), to pay the outstanding principal of the Class B Revolving Advances of each Class B Revolving Lender (pro rata, based on each Class B Revolving Lender’s Percentage) until the Class B Maximum Committed Revolving Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date) and (B) if any Class B Incremental Revolving Advances are then outstanding and if the Class B Maximum Advance Rate Test is not satisfied as of the related Determination Date (without giving effect to amounts which are on deposit in the Collection Account representing collections of principal payments received by the Borrower on the Revolving Pool Collateral Receivables), to pay the outstanding principal of the Class B Revolving Advances of each Class B Revolving Lender (pro rata, based on each Class B Revolving Lender’s Percentage) until the Class B Maximum Revolving Advance Rate Test is satisfied (on a pro forma basis as at such Determination Date); and

(2) if (x) during the Amortization Period, the aggregate outstanding principal amount of the Advances is less than $20,000,000 as of such Determination Date or (y) the Amortization Period has expired or an Accelerated Amortization Event or Event of Default has occurred and is continuing, to pay the outstanding principal amount of all Class B Revolving Advances of each Class B Revolving Lender (pro rata, based on each Class B Revolving Lender’s Percentage) until paid in full;

(vii) seventh, (x) from Revolving Pool Collections, to the Administrative Agent for distribution to each Class A Revolving Lender to pay (1) any accrued and unpaid Class A Interest on the Class A Revolving Advances to the extent not paid in full pursuant to subclause (1) of clause third above and (2) any amounts payable to each such Class A Revolving Lender or the Administrative Agent under Section 2.09(a), 2.10, 12.03(d) and 12.04 to the extent not paid in full pursuant to subclause (2) of clause third above, pro rata, based on each Class A Revolving Lender’s Percentage, and (y) from Static Pool Collections, to the Administrative Agent for distribution to each Static Lender to pay (1) any accrued and unpaid Static Interest on the Static Revolving Advances to the extent not paid in full pursuant to subclause (1) of clause third above and (2) any amounts payable to each such Static Lender or the Administrative Agent under Section 2.09(a), 2.10, 12.03(d) and 12.04 to the extent not paid in full pursuant to subclause (2) of clause third above, pro rata, based on each Static Lender’s Percentage;

(viii) eighth, from Revolving Pool Collections, to the Administrative Agent for distribution to each Class B Revolving Lender to pay (1) any accrued and unpaid Class B Interest on the Class B Revolving Advances to the extent not paid in full pursuant to subclause (1) of clause fifth above and (2) any amounts payable to each such Class B Revolving Lender under Section 2.09(a), 2.10, 12.03(d) and 12.04, pro rata, based on each Class B Revolving Lender’s Percentage;

(ix) ninth, an amount equal to any other amounts due and owing to the Servicer, the Backup Servicer, the Collateral Custodian, the Electronic Collateral Custodian, the Verification Agent or any Affected Person pursuant to the Facility Documents shall be set aside in the Collection Account and paid to the Servicer, the Backup Servicer, the Collateral Custodian, the Electronic Collateral Custodian, the Verification Agent or such Affected Person, as the case may be, when due in accordance with the Facility Documents on a pro rata basis based on the amounts due and owing to each such Person as of the immediately preceding calendar month; provided that all amounts payable pursuant to this clause shall be deducted from the Revolving Pool Collections and the Static Pool Collections pro rata based on their respective Allocation Percentage;

(x) tenth, if after distributing the Revolving Pool Collections, there exists a shortfall in amounts due and payable from the Revolving Pool Collections under any clause above, an amount from the Static Pool Collections equal to such shortfall to be distributed to cover such shortfall in the applicable order of priority and (b) if after distributing the Static Pool Collections, there exists a shortfall in amounts due and payable from the Static Pool Collections under any clause above, an amount from the Revolving Pool Collections equal to such shortfall to be distributed to cover such shortfall in the applicable order of priority; and

(x) eleventh, the remainder to the Borrower or as directed by the Borrower.

(b) Borrower may from time to time transfer amounts received from Sponsor to the Collection Account.

ARTICLE X

ADMINISTRATION AND SERVICING OF COLLATERAL

Section 10.01. Designation of the Servicer. The servicing, administering and collection of the Collateral shall be conducted by Lendbuzz Funding LLC, as Servicer, to manage, collect and administer each of the Collateral Receivables and the other Collateral, and to enforce its respective rights and interests in and under the Collateral. The Servicer hereby agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof.

Section 10.02. Authorization of the Servicer. Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable such Servicer to carry out its Collateral management duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. Following the occurrence and continuance of an Event of Default (unless otherwise waived by the Lenders in accordance with Section 12.01), the Administrative Agent (acting in its sole discretion or at the direction of the Required Lenders) may provide notice to the Servicer (and any successors thereto) (with a copy to the Backup Servicer, the Collateral Custodian and the Verification Agent) that the Secured Parties are exercising their control rights with respect to the Collateral in accordance with Section 6.02.

Section 10.03. Payment of Certain Expenses by Servicer. The Servicer (so long as such Servicer is an Affiliate of the Borrower) will be required to pay all expenses incurred by it in connection with its hereunder, including fees and disbursements of its independent accountants, taxes imposed on the Servicer, expenses incurred by the Servicer in connection with the production of reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement to be for the account of the Borrower or except as otherwise expressly provided under this Agreement. Borrower acknowledges and agrees that the Servicer will be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than as provided under Section 9.01.

Section 10.04. Duties of the Servicer.

(a) Standard of Care. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Collateral Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with the Servicing Guide.

(b) Records Held in Trust. The Servicer shall hold in trust for the Secured Parties all records in its possession which evidence or relate to all or any part of the Collateral. In the event that the Backup Servicer assumes servicing responsibilities or a Successor Servicer, as applicable, is appointed, the outgoing Servicer shall promptly deliver to the Backup Servicer or the Successor Servicer, as applicable, and the Backup Servicer or the Successor Servicer, as applicable, shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

(c) Collection Practices.

(i) The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts related to the Collateral Receivables, as and when the same shall become due. The Servicer, in making collection of payments on the Collateral Receivables pursuant to this Agreement, shall be acting as agent for the Administrative Agent and the Secured Parties, and shall be deemed to be holding such funds in trust on behalf of and as agent for the Administrative Agent and the Secured Parties. The Servicer, consistent with the Servicing Guide, shall service, manage, administer and make collections on the Collateral Receivables on behalf of the Borrower and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Agreement. The Servicer may in its discretion grant extensions on a Contract as permitted by the Servicing Guide, and amend or modify any Contract but shall not modify the APR unless permitted by the terms of the following sentence or required by law or court order issued pursuant to a proceeding subsequent to an Insolvency Event; provided, however, that the Servicer may in no event extend the initial payment on any Collateral Receivable to any date beyond the date that is one (1) month beyond its first scheduled payment date. The Servicer may in its discretion waive any late payment charge or any other fees, not including interest on the Principal Balance, that may be collected in the ordinary course of servicing a Collateral Receivable. The Servicer shall also enforce all rights of the Borrower under the Receivable Purchase Agreement including the right to require the Seller to repurchase Collateral Receivables for breaches of representations and warranties made by the Seller.

(ii) If the full amount of a scheduled payment due under a Collateral Receivable is not received after its due date, the Servicer will make reasonable and customary efforts to contact the Obligor. The Servicer shall continue its efforts to obtain payment from an Obligor whose payment has not been made until (i) the Financed Vehicle with respect to such Collateral Receivable is repossessed and sold, (ii) the Servicer has determined that all amounts collectable on the Collateral Receivable have been collected or (iii) the Servicer has determined that the delinquent payment can be recouped without financial loss to the Borrower. The Servicer shall use reasonable commercial efforts, consistent with the Servicing Guide, to collect funds on a Defaulted Collateral Receivable and by the close of business on the second Business Day following identification of such Collections, the Servicer shall deposit such Collections into the Collection Account.

(iii) In the event that a Collateral Receivable becomes or is reasonably anticipated to become a Defaulted Collateral Receivable, the Servicer, itself or through the use of independent contractors or agents shall, when consistent with the Servicing Guide, repossess or otherwise convert the ownership of the Financed Vehicle securing any such Collateral Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. All costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Collateral Receivables shall be reimbursed to the Servicer (other than overhead), to the extent not previously recouped by the Servicer from Liquidation Proceeds on the Payment Date immediately succeeding the Collection Period in which the Servicer delivered to the Administrative Agent an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Collateral Receivable if, in its reasonable judgment consistent with the Servicing Guide, the Liquidation Proceeds would not be increased.

(iv) Except as otherwise provided in Section 10.04(c)(ii), the Servicer shall deposit or cause to be deposited by electronic funds transfer all Collections in the Servicer Account to be remitted to the Collection Account no later than two Business Days after receipt thereof.

(d) Credit and Collection; Recourse; Sales of Financed Vehicles. The Servicer, itself or through the use of independent contractors or agents (including subservicers), shall follow practices consistent with the Servicing Guide, in its servicing of automobile receivables, which may include reasonable efforts to realize rights of recourse against the Originator, selling a Financed Vehicle, or requesting a subservicer to sell a Financed Vehicle, at public or private sale; provided, however, that, in the event of a repossession, the Servicer, itself or through the use of independent contractor or agents (including subservicers), shall, in accordance with the Servicing Guide, maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession would increase the Liquidation Proceeds in an amount greater than the cost of repairs.

(e) Subservicers. The Servicer may delegate in the ordinary course of business any or all of its duties and obligations hereunder to one or more subservicers; provided, however, that the Servicer shall at all times remain responsible for the performance of such duties and obligations without regard to any subcontracting or subservicing arrangement or agreement and any such subcontract shall be subject to the provisions of this Section 10.

(f) Insurance. The Servicer shall:

(i) on behalf of the Borrower, administer and enforce all rights and responsibilities of the Borrower, as owner of the Collateral Receivables, provided for in the Insurance Policies relating to the Receivables;

(ii) in accordance with prudent servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the date of execution of the Contract;

(iii) administer the filings of claims under the Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies; and use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims.

(iv) utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers;

(v) not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the Insurance Policies in connection with filing such claims in accordance with this Agreement, perform any obligations of the named insured under such Insurance Policies; and

(vi) not be responsible to the Borrower, the Administrative Agent, the Collateral Custodian, the Backup Servicer or the Secured Parties for any act or omission to act done in order to comply with the requirements or satisfy any provisions of the Insurance Policies.

In the case of any inconsistency between this Agreement, the Servicing Guide and the terms of any Insurance Policy, the Servicer shall comply with the Insurance Policy.

(g) Obligation to Restore. In the event of any physical loss or damage to a Financed Vehicle related to a Collateral Receivable from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any Insurance Policy or Insurance Policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

(h) Security Interests. The Borrower hereby directs the Servicer to take or cause to be taken such steps as are reasonably necessary, to maintain perfection of the security interest created by each such Collateral Receivable in the related Financed Vehicle. The Servicer shall, at the direction of the Borrower, the Collateral Custodian or the Administrative Agent, take any action reasonably necessary to preserve and protect the security interests of the Borrower, the Collateral Custodian, the Administrative Agent and the Secured Parties in the Collateral Receivables, including any action specified in any legal opinion delivered to the Servicer.

(i) Recordkeeping. The Servicer shall:

(i) maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of all documents in the Receivable File with respect to each Collateral Receivable and the Financed Vehicle related thereto; and

(ii) keep books and records, satisfactory to the Administrative Agent, pertaining to each Collateral Receivable and shall make periodic reports in accordance with this Agreement; such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by Applicable Law, all documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Collateral Receivable shall remain at all times the property of the Borrower and shall be held in trust by the Servicer; the Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement; and the Servicer shall bear the entire cost of restoration in the event any Receivable File shall become damaged, lost or destroyed while in the Servicer’s possession or control.

(j) Due Diligence. The Servicer shall permit the Administrative Agent, upon reasonable prior notice and during the Servicer’s regular business hours, to periodically review the Servicer’s collection and administration of the Collateral Receivables in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct a review of the Collateral Receivables and Receivable Files in conjunction with such review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Neither the Borrower nor the Servicer shall be liable for any costs or expenses incurred by the Administrative Agent in connection with any actions taken by such Person pursuant to this Section 10.04(j).

Section 10.05. Collection of Payments.

(a) Payment Instructions. On or before the relevant purchase date of the Collateral Receivables, the Servicer shall have instructed all related Obligors to make all payments in respect of the related Collateral Receivables directly to the Collection Account.

(b) Deposit of Collections. The Servicer shall transfer, or cause to be transferred, Collections on the Collateral Receivables in the form of immediately available funds to the Collection Account as soon as possible but in no event later than the close of business on the second Business Day after such Collections are identified.

(c) Adjustments. If the Servicer makes (i) a deposit into the Collection Account in respect of a collection of a Collateral Receivable and such collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) a mistake with respect to the amount of any collection and deposits an amount that is less than or more than the actual amount of such collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any scheduled payment by an Obligor in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 10.06. Reports and Due Diligence.

(a) Monthly Report. Prior to each Reporting Date, the Servicer will provide to the Borrower the Monthly Report to be delivered pursuant to Section 8.03.

(b) Monthly Receivable Tape; Receivable Files. On each Determination Date, the Servicer will provide to the Backup Servicer and the Administrative Agent the Monthly Receivable Tape as of the last day of the related Collection Period and, at the request of such party, make available all Receivable Files relating to the Collateral Receivables that were added to the Collateral during the related Collection Period, together with, if not indicated in the Monthly Receivable Tape, a list identifying all Collateral Receivables for which the Collateral Custodian does not have in its possession or control an original or electronic Certificate of Title.

(c) Monthly Data. The Servicer will provide to the Administrative Agent upon request, but in no event less frequently than three (3) Business Days prior to each Payment Date, the Monthly Data Tape, a copy of which the Administrative Agent will provide to any Secured Party upon request of such party. Additionally, no more frequently than once every calendar month of the Servicer, at the request of the Administrative Agent and solely to the extent such data is available to the Servicer, the Servicer will provide to the Administrative Agent (which shall provide copies of such data to any Secured Party upon request of such party) a data tape with data regarding the characteristics of the Collateral Receivables, in form and substance reasonably acceptable to the Administrative Agent including (i) delinquencies (including a list of Delinquent Collateral Receivables), and (ii) annualized losses on the Servicing Portfolio, presented on a monthly basis.

(d) Financial Statements. The initial Servicer will submit to the Administrative Agent, as soon as available and in any event (i) within one hundred (120) days after the end of each fiscal year of the Sponsor, a consolidated balance sheet and a statement of income and retained earnings of the Sponsor and its consolidated subsidiaries audited by independent public accountants of nationally recognized standing and (ii) within sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of the Sponsor, a unaudited consolidated balance sheet and a statement of income and retained earnings of the Sponsor and its consolidated subsidiaries, in each case, all reported in accordance with GAAP.

(e) Verification Certificate. On or before the Reporting Date occurring in each of July, October, January and April beginning in July 2024, the Servicer shall cause the Verification Agent to provide to the Administrative Agent, the Servicer and the Borrower a Verification Certificate prepared in the manner required under the Backup Servicing Agreement; provided that such requirement to provide a Verification Certificate as required in the foregoing clause may be waived by the Administrative Agent in its sole discretion subject to the Administrative Agent receiving four (4) consecutive Verification Certificates with no exceptions; provided, further if any Verification Certificate with respect to a Random Sample Verification (as defined in the Backup Servicing Agreement) contains any exceptions, then the Administration Agent shall have the right in its sole discretion to request a Verification Certificate with respect to a Full Verification (as defined in the Backup Servicing Agreement), in the manner required under the Backup Servicing Agreement.

Section 10.07. Annual Statement as to Compliance. The Servicer shall deliver to the Administrative Agent on or before April 30 of each year, beginning in 2020, a certificate of a Responsible Officer of the Servicer (the “Servicer Certificate”), dated as of the preceding December 31 (or, with respect to the first such Servicer Certificate, dated as of the Closing Date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or since the Closing Date in the case of the first such Servicer Certificate) and of its performance under this Agreement has been made under such Responsible Officer’s supervision and (ii) to the best of such Responsible Officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or such shorter period in the case of the first such Servicer Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 10.08. The Servicer Not to Resign. The Servicer shall resign only with the prior written consent of the Administrative Agent or if the Servicer provides a legal opinion to the Administrative Agent to the effect that such Servicer is no longer permitted by law to act as Servicer hereunder. No termination or resignation of the Servicer hereunder shall be effective until a Successor Servicer, acceptable to the Administrative Agent has accepted its appointment as Successor Servicer hereunder and has agreed to be bound by the terms of this Agreement and the Servicing Guide.

Section 10.09. Servicer Events of Default. The occurrence and continuance of any one of the following events shall constitute a “Servicer Event of Default” hereunder:

(a) Any failure by the Servicer to make any remittance, deposit, transfer or payment required to be made under the terms of this Agreement or any Facility Document to which the Servicer is a party and such failure continues unremedied for a period of two (2) Business Days after the earlier of actual knowledge or written notice thereof;

(b) Any Lien securing the Collateral shall, in whole or in part, not be or cease to be a perfected first priority security interest as a result of any act or omission on the part of the Servicer;

(c) (i) Failure on the part of the Servicer to duly observe or perform any covenants or agreements of the Servicer set forth in Section 5.04(f) hereof; or (ii) failure on the part of the Servicer to duly observe or perform any covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document (other than those covenants and agreements described in subclause (i) of this clause (d) or clauses (a), (b) and (d) of this Section 10.09), and such failure continues unremedied for a period of thirty (30) calendar days after the earlier of actual knowledge and notice thereof;

(d) The Servicer shall become subject to an Insolvency Event;

(e) The Servicer and the Sponsor shall fail at any time to maintain Unrestricted Cash in an amount at least equal to, in the aggregate, $3,000,000; or

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any Transaction Document, or any certificate, report or other writing delivered pursuant thereto, shall prove to be incorrect in any material respect as of the time when the same shall have been made and, if capable of being cured, is not cured within thirty (30) calendar days after the earlier of actual knowledge or notice thereof.

Upon the occurrence of any of the foregoing, notwithstanding anything herein to the contrary, so long as any such Servicer Event of Default shall not have been remedied within any applicable cure period or waived in writing by the Administrative Agent (at the direction, and with the consent, of the Required Lenders), the Administrative Agent, by written notice to the Servicer (with a copy to the Backup Servicer and the Collateral Custodian) (each, a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

Section 10.10. Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses, on each Payment Date, the Servicer shall be entitled to receive a fee (the “Servicer Fee”), monthly in arrears in accordance with the Priority of Payments, which fee shall be equal to the sum of (x) the product of (i) [***], (ii) the average outstanding Principal Balance of the Collateral Receivables for such Collection Period calculated as of the opening of business on the last day of the related Collection Period and (iii) [***] (or, with respect to the first Payment Date, a fraction equal to the number of days in the related Collection Period over 365) and (y) all administrative fees, late fees and prepayment charges collected on the Collateral Receivables during the related Collection Period, but excluding any fees or expenses charged by the Servicer relating to extensions. Any collection expenses incurred by the Servicer shall be reimbursed pursuant to Section 9.01 in an amount not to exceed [***] of such collections recovered.

Section 10.11. Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Servicer Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer, the Backup Servicer and the Administrative Agent. The Administrative Agent may, with the consent of the Required Lenders, at the time described in the immediately preceding sentence, appoint the Backup Servicer as the Successor Servicer hereunder, and the Backup Servicer shall on such date assume all duties, liabilities and obligations of the Servicer hereunder from and after such date, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer.

(b) In the event that the Servicer is terminated as provided herein and the Administrative Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, the Administrative Agent shall (at the direction and with the consent of the Required Lenders) as promptly as possible appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of automobile receivables as the Successor Servicer hereunder.

(c) Upon the termination and removal of the Servicer, the predecessor Servicer shall cooperate with the Successor Servicer in effecting the termination of the rights and responsibilities of the predecessor Servicer under this Agreement, including the transfer to the Backup Servicer or Successor Servicer, as applicable, for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received, with respect to a Collateral Receivable, and the related accounts and records maintained by the Servicer. In the case that the Backup Servicer or any other Successor Servicer shall not agree to perform any duties or obligations of the Servicer hereunder, such duties or obligations may be performed or delegated by the Administrative Agent (with the consent of the Required Lenders).

(d) The Administrative Agent shall have the same rights of removal and termination for cause with respect to the Backup Servicer or any Successor Servicer as with respect to Lendbuzz Funding LLC as the Servicer.

(e) All reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the transferring of Collateral Receivables to the Backup Servicer or Successor Servicer, as applicable, converting the Servicer’s data to the Backup Servicer’s or Successor Servicer’s, as applicable, computer system and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (such expenses, the “Transition Expenses”). In no event shall the Backup Servicer or the Successor Servicer be responsible for any Transition Expenses. If the predecessor Servicer fails to pay the Transition Expenses, the Transition Expenses shall be payable pursuant to the Priority of Payments.

(f) Upon its appointment, the Backup Servicer (subject to Section 10.10) or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable; provided, however, that any Successor Servicer (including the Backup Servicer) shall have (i) no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor becomes the Successor Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party to this Agreement and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including Lendbuzz Funding LLC. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of gross negligence or willful misconduct of the Backup Servicer in its role as Successor Servicer.

(g) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral Receivables.

(h) The Administrative Agent may, solely for purposes of establishing the fee to be paid to the Backup Servicer or any other Successor Servicer after a notice of removal of the Servicer pursuant to this Article, solicit written bids (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of asset-backed securities secured by subprime automobile receivables similar to the Collateral Receivables and that are not Affiliates of the Servicer or the Borrower and are reasonably acceptable to the Administrative Agent and the Required Lenders. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicer Fee and that any fees and transfer costs in excess of the Servicer Fee shall be paid by the Borrower from amounts received pursuant to the Priority of Payments. The Borrower may also solicit additional bids from other such entities. The Successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to the Priority of Payments (up to the Servicer Fee), receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combinations of servicing fee and transition costs, as reasonably determined by the Administrative Agent and may revise the percentage used to calculate the Servicer Fee.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01. Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or any other Facility Document to which the Administrative Agent is a party (if any) as duties on its part to be performed or observed. The

Administrative Agent shall not have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that the Administrative Agent’s consent may not be unreasonably withheld, provide for the exercise of the Administrative Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to the Administrative Agent withhold its consent or exercise its discretion in an unreasonable manner.

Section 11.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.03. Agent’s Reliance, Etc. (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Without limiting the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including, without limitation, counsel for the Borrower or any Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or any Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or such Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Monthly Report), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believe by it to be signed or sent by the proper party or parties. The Administrative Agent shall not have any liability to the Borrower or any Lender or any other Person for the Borrower’s, any Servicer’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b) The Administrative Agent shall not be liable for the actions or omissions of any other agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. The Administrative Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including, without limitation, each Notice of Borrowing received hereunder). The Administrative Agent shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable) except as determined by a court of competent jurisdiction by final and non-appealable judgment that it was the result of the Administrative Agent’s willful misconduct or gross negligence. The Administrative Agent shall not be liable for any error of judgment made in good faith unless it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that the Administrative Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate the Administrative Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. The Administrative Agent shall not be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Administrative Agent shall not be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of the Administrative Agent, or unless and to the extent written notice of such matter is received by the Administrative Agent at its address in accordance with Section 12.02. Any permissive grant of power to the Administrative Agent hereunder shall not be construed to be a duty to act. The Administrative Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Administrative Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except as shall be determined by a court of competent jurisdiction by final and non-appealable judgment that it was the result of its willful misconduct or grossly negligent performance or omission of its duties.

(c) The Administrative Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

Section 11.04. Indemnification. Each of the Lenders agrees to indemnify and hold the Administrative Agent harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 12.04 or otherwise) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The rights of the Administrative Agent and obligations of the Lenders under or pursuant to this Section 11.04 shall survive the termination of this Agreement, and the earlier removal or resignation of the Administrative Agent hereunder.

Section 11.05. Successor Administrative Agent. Subject to the terms of this Section 11.05, the Administrative Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent. If the Administrative Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation the Administrative Agent may appoint a successor agent. The appointment of any successor Administrative Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Administrative Agent is a Lender or an Affiliate of such Administrative Agent or any Lender. Any resignation of the Administrative Agent shall be effective upon the appointment of a successor agent pursuant to this Section 11.05. After the effectiveness of the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Administrative Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Administrative Agent shall be a party, or (iii) that may succeed to the properties and assets of the Administrative Agent substantially as a whole, shall be the successor to the Administrative Agent under this Agreement without further act of any of the parties to this Agreement.

Section 11.06. Administrative Agent’s Capacity as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.07. Erroneous Payment.

(a) Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in any event no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (y) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, such Erroneous Payment was an error (and that such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and in any event within one (1) Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in any event no later than (1) one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Lender, the Borrower, the Seller, the Servicer and the Sponsor hereby agree that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of or against such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, the Seller, the Servicer or the Sponsor.

(d) Each party’s obligations under this Section 11.07 shall survive the resignation or replacement of the Administrative Agent, the Termination Date or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Facility Document.

ARTICLE XII

MISCELLANEOUS

Section 12.01. No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Administrative Agent and the Required Lenders, provided that:

(i) any Class A Fundamental Amendment shall require the written consent of all Class A Revolving Lenders and any Class B Fundamental Amendment shall require the written consent of all Class B Revolving Lenders;

(ii) no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights, duties, immunities or liabilities of the Administrative Agent without the prior written consent of the Administrative Agent;

(iii) the Administrative Agent shall consult with all Lenders on any amendment, modification, supplement or waiver of this Agreement which is not a Fundamental Amendment prior to executing any such amendment, modification, supplement or waiver, provided, however, for avoidance of doubt, that solely the consent of the Required Lenders, the Administrative Agent, and the Borrower, in their sole and absolute discretion, shall be required for any such amendment, modification, supplement or waiver which is not a Fundamental Amendment; and

(iv) the parties acknowledge and agree that increases in the Class A Revolving Facility Amount may (x) be allocated at the Administrative Agent’s sole discretion not on a pro-rata basis among the Class A Revolving Lenders and (y) be agreed to by the Borrower, the Administrative Agent and the relevant Class A Revolving Lender providing a Class A Revolving Advance. In each case, any such increases in the Class A Revolving Facility Amount or Class B Revolving Facility Amount, as applicable, will be set forth in amendments to this Agreement executed solely by the parties listed in clause (y) above.

The Borrower shall deliver to the Servicer, the Collateral Custodian, the Verification Agent and the Backup Servicer copies of any amendment, modification, supplement or waiver of this Agreement which directly or indirectly relate to the Facility Documents to which such Persons are party or their rights and obligations thereunder promptly following execution and effectiveness thereof.

Section 12.02. Notices, Etc. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier followed by a hard copy sent by regular mail, to such party’s address set forth in Schedule 3 hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.02. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, three (3) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by telecopier transmission, when such transmission is confirmed. Except as otherwise provided herein, transmission by electronic mail (“e-mail”) or e-fax (even if transmitted to the fax numbers set forth in Schedule 3, if any) shall not be sufficient or effective to transmit any such notice under this Section 12.02. The Borrower hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any courts in any action, suit or proceeding in connection with this Agreement by serving a copy thereof upon the Borrower or by mailing copies thereof by regular or overnight mail, postage prepaid, to the Borrower at its address specified in Schedule 3.

Section 12.03. Taxes. (a) For purposes of this Section 12.03, the term Applicable Law includes FATCA.

(b) Any and all payments by or on account of any obligation of the Borrower under this Agreement and any other Facility Document shall be made, in accordance with this Agreement or the related Facility Document, free and clear of and without deduction for any and all Taxes, except as required by Applicable Law. If the Borrower or Administrative Agent shall be required by law (or by the interpretation or administration thereof) to deduct or withhold any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, then the Borrower or Administrative Agent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such payment is an

Indemnified Tax, the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including deductions applicable to additional sums payable under this Section 12.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(c) In addition, the Borrower agrees to timely pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or under any other Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 2.09(b), 2.11(b) or 12.03(i)) (hereinafter referred to as “Other Taxes”).

(d) The Borrower agrees to indemnify each of the Secured Parties, within 10 days after demand therefor, for the full amount of Indemnified Taxes, including any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 12.03 payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.

(e) The Borrower shall not be required to indemnify any Secured Party, or pay any additional amounts to any Secured Party, in respect of United States federal withholding tax or United States federal backup withholding tax to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Secured Party to comply with paragraphs (h) or (k) below.

(f) As soon as practicable after the date of any payment of Taxes to a Governmental Authority pursuant to this Section 12.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or a copy of the return reporting such payment or other evidence of payment as may be reasonably satisfactory to the Administrative Agent).

(g) If any payment is made by the Borrower to or for the account of any Secured Party after deduction for or on account of any Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 12.03, then, if such Secured Party, in its sole discretion exercised in good faith, determines that it has received a refund of such Taxes, such Secured Party shall reimburse to the Borrower such amount of any refund received (net of reasonable out-of-pocket expenses incurred) as such Secured Party shall determine in its sole discretion to be attributable to the relevant Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Secured Party be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(h) Status of Lender, Secured Parties and Participants.

(i) Each Secured Party and each Participant that is a “United States person” as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Restatement Closing Date or, in the case of a Secured Party or a Participant which becomes a party hereto pursuant to Section 12.06, the date upon which such Secured Party becomes a party hereto or participant herein (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent, if applicable, two accurate, complete and executed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Secured Party or Participant is on the date of delivery thereof entitled to an exemption from United States backup withholding tax.

(ii) Each Secured Party or Participant that is not a U.S. Person (a “Non-U.S. Lender”) shall, no later than the date on which such Secured Party becomes a party hereto or a participant herein pursuant to Section 12.06 (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), deliver to the Borrower and the Administrative Agent two copies of properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W 8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, with respect to payments of interest hereunder, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business” profits or “other income” article of such treaty, with respect to any other applicable payments hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient), no later than the date on which such Non-U.S. Lender becomes a party hereto or a participant herein pursuant to Section 12.06 (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), a certificate to the effect that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (a “U.S. Tax Compliance Certificate”), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Administrative Agent in the event any such certificate is no longer accurate. In addition, to the extent a Non-U.S. Lender is not the beneficial owner, such Non-U.S. Lender shall also provide a U.S. Tax Compliance Certificate and/or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or participant herein and on or before the date, if any, such Non-U.S. Lender designates a new lending office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as practicable after receipt of a written request therefor from the Borrower or the Administrative Agent. Notwithstanding any other provision of this Section 12.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 12.03(h) that such Non-U.S. Lender is not legally able to deliver.

(i) If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 12.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 12.03 in the future and (ii) would not subject such Secured Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(j) Nothing in this Section 12.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(k) Compliance with FATCA. Each Lender shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrower or the Administrative Agent at the time or times proscribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such applicable reporting requirements.

(l) Survival. Each party’s obligations under this Section 12.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all amounts owing under any Facility Document.

Section 12.04. Costs and Expenses; Indemnification. (a) The Borrower agrees to promptly pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Servicer, the Collateral Custodian, the Verification Agent, the Backup Servicer and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable fees and disbursements of outside counsel for each of the Administrative Agent, the Servicer, the Collateral Custodian, the Verification Agent, the Backup Servicer, UCC filing fees and all other related fees and expenses in connection therewith; and in connection with any modification or amendment of this Agreement or any other Facility Document. Further, the Borrower shall promptly pay on demand (A) all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of legal counsel), and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Administrative Agent and incurred by the Administrative Agent in the preparation, execution, delivery, filing, recordation, administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (B) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Administrative Agent’s security interests in the Collateral, including filing and recording fees, expenses and Other Taxes, search fees, and title insurance premiums, and (C) after the occurrence of any Event of Default, all costs and expenses incurred by the Administrative Agent and the Lenders in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Administrative Agent and the Lenders or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Administrative Agent and the Lenders. The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Administrative Agent are intended to constitute expenses of administration under any applicable bankruptcy law.

(b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, expenses, actions, suits, judgments and disbursements (including the reasonable and documented fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following: (i) preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby; (ii) any breach of any covenant by the Borrower, any Servicer or any Backup Servicer contained in any Facility Document; (iii) any representation or warranty made or deemed made by the Borrower, any Backup Servicer or any Servicer contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading; (iv) any failure by the Borrower, any Servicer or any

Backup Servicer to comply with any Applicable Law or contractual obligation binding upon it; (v) any failure to vest, or delay in vesting, in the Administrative Agent (for the benefit of the Secured Parties) a perfected security interest in all of the Collateral free and clear of all Liens; (vi) any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of materially reducing or impairing the collectability of the Collateral or the rights of the Administrative Agent or the Secured Parties with respect thereto; (vii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time; (viii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on any Receivable (or the Related Documents evidencing such Collateral Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property; (ix) the commingling of Collections on the Collateral at any time with other funds; and (x) any failure by the Borrower to give reasonably equivalent value to any Seller, in consideration for the transfer by such Seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; provided, that the Borrower shall not be liable (A) for any Liability or losses arising due to the deterioration in the credit quality or market value of the Collateral Receivables or other Collateral hereunder to the extent that such credit quality or market value was not misrepresented in any material respect by the Borrower or any of its Affiliates or (B) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct; provided however that in no event will such Indemnified Party have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Indemnified Party’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, that any payment hereunder which relates to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, or additional sums described in Sections 2.09 or 2.10, shall not be covered by this Section 12.04(b).

(c) All amounts due under this Section 12.04 shall be payable on the next succeeding Payment Date following written demand therefor (including supporting documentation).

Section 12.05. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 12.06. Assignability. The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent. The Lenders may assign their rights, interests or obligations under this Agreement as permitted under Section 13.02. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns (including by operation of law).

Section 12.07. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.08. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.09. Confidentiality. Each Secured Party agrees to keep confidential all non-public information provided to it by the Borrower with respect to the Borrower, its Affiliates, the Collateral or any other information furnished to any Secured Party pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any Secured Party or any Affiliate of a Secured Party, or (y) any of their respective Affiliates, employees, directors, agents, representatives, consultants, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement, (ii) to any prospective agent or co-agent of the Administrative Agent, (iii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations, and (iv) to any provider of credit protection to a Lender or any provider of a hedge for the benefit of a Lender, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required or requested to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative in violation hereof, (f) any rating agency or a nationally recognized statistical rating organization in connection with Rule 17g-5 promulgated by the U.S. Securities and Exchange Commission or (g) in connection with the exercise of any remedy hereunder or under any other Facility Document. In addition, each Secured Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents.

Section 12.10. Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 12.11. Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.09, 2.10, 2.13, the final sentence of Section 7.02, 7.06(b), 12.02, 12.03, 12.04, 12.07, 12.08, 12.12, 12.13, 12.14, 12.16 and 12.19 and this Section 12.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.

Section 12.12. Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b) consents that any such action or proceeding may be brought in any court described in Section 12.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referenced in Section 12.2 or at such other address as may be permitted thereunder;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any party hereto or any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).

Section 12.13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

Section 12.14. Service of Process. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 12.15. Waiver of Setoff. The Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16. PATRIOT Act Notice. Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.

Section 12.17. Legal Holidays. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 12.18. Third-Party Beneficiary. The parties hereto acknowledge and agree that the Indemnified Parties and the Affected Persons are third party beneficiaries of this Agreement.

Section 12.19. No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or their Affiliates. The Borrower agrees that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the Administrative Agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person. Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

ARTICLE XIII

SYNDICATION

Section 13.01. Syndication. The Lenders may at any time, without the consent of the Borrower, sell, assign or participate any portion or all of the Advances and the Facility Documents to one or more Persons subject to the terms of this Article XIII.

Section 13.02. Assignment of Advances, Participations and Servicing, Appointment of Agent. (a) The Lenders may, at their individual option, with Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed) or, following the occurrence of an Event of Default, the Scheduled Reinvestment Period Termination Date or an Accelerated Amortization Event (other than the occurrence of an Unmatured Event of Default pursuant to clause (c) of such definition that has not become an Event of Default), without the Borrower’s consent (but with notice to the Borrower following any assignment), sell and assign all or any part of their right, title and interest in, and to, and under the Advances and this Agreement, on a pro rata basis, in the sole discretion of such Lender, subject to the prior written consent of the Administrative Agent (provided, that if the proposed assignee of a Class B Revolving Lender is found to be in compliance with the Administrative Agent’s “know your customer” requirements, the Administrative Agent shall not withhold its consent to such assignment by a Class B Revolving Lender) (the “Syndication”), to one or more additional lenders, other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Affiliates. Each additional Lender shall enter into an Assignment and Acceptance whereby the existing Lender (the “Assigning Lender”) assigns to such new Lender a portion of its rights under the Advances, and pursuant to which the new Lender accepts such assignment. From and after the effective date specified in the Assignment and Acceptance (i) each new Lender shall be a party hereto and to each applicable Facility Document to the extent of the applicable percentage or percentages and, if applicable, priorities, set forth in the Assignment and Acceptance and, except as specified otherwise herein, shall succeed to the rights of the Assigning Lender hereunder in respect of the Advances, and (ii) the Assigning Lender shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the Facility Documents.

The liabilities of each of the Lenders shall be several and not joint, and any Lender’s Percentage shall be reduced by the amount of each such Assignment and Acceptance. No Lender shall be responsible for the obligations of any other Lender.

(b) The Borrower agrees that it shall reasonably cooperate, in connection with any sale of all or any portion of the Advances, whether in whole or to an additional Lender or Participant, to furnish to Administrative Agent, any information as reasonably requested by any additional Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Advances.

(c) The Borrower acknowledges that the Administrative Agent shall have the sole and exclusive authority to execute and perform this Agreement and each Facility Document on behalf of itself and as agent for the Secured Parties. The Lenders acknowledge that the Administrative Agent shall retain the exclusive right to grant approvals and give consents required to be delivered hereunder. Except as otherwise provided herein, the Borrower shall have no obligation to recognize or deal directly with any Lender, and no Lender shall have any right to deal directly with the Borrower with respect to the rights, benefits and obligations of the Borrower under this Agreement, the Facility Documents or any one or more documents or instruments in respect thereof, except as explicitly provided herein or therein. The Borrower may rely conclusively on the actions of the Administrative Agent to bind the Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement be subject to the consent or direction of some or all of the Lenders. The Administrative Agent may resign at any time in the Administrative Agent’s sole discretion without the consent of the Borrower. Upon any such resignation, a successor administrative agent shall be appointed by the Required Lenders with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). The term Administrative Agent shall include any successor administrative agent.

(d) Notwithstanding any provision to the contrary in this Agreement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and no covenants, functions, responsibilities, duties, obligations or liabilities of the Administrative Agent shall be implied by or inferred from this Agreement or any other Facility Document, or otherwise exist against Administrative Agent.

(e) Except to the extent its obligations hereunder and its interest in the Advances have been assigned pursuant to one or more Assignments and Acceptances, if the Administrative Agent is also a Lender, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, respectively. The Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, or any Affiliate of the Borrower and any Person who may do business with or own securities of the Borrower or any Affiliate of the Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(f) If required by any Lender, the Borrower hereby agrees to execute notes in the principal amount of such Lender’s Percentage of the Advances, and such note shall (i) be payable to order of such Lender, (ii) be dated as of the Effective Date (or, if later, the date that such Lender became a Lender hereunder), and (iii) mature on the Termination Date. Such note shall provide that it evidences a portion of the existing Obligations hereunder and not any new or additional indebtedness of the Borrower.

(g) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts (and stated interest) of the Receivables owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be made available by the Administrative Agent for inspection by the Borrower and any Lender, at any reasonable time and from time to time, upon reasonable prior written request to the Administrative Agent.

(h) Any Lender may at any time, with prior written consent by the the Administrative Agent (such consent not to be unreasonably withheld and if the proposed participant of a Class B Revolving Lender is found to be in compliance with the Administrative Agent’s “know your customer” requirements, the Administrative Agent shall not withhold its consent to such participation by a Class B Revolving Lender), but without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of Receivables owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the any payments made under Section 2.09 with respect to any payments made by such Lender to its Participant(s).

(i) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 12.03 and 12.04 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.09 or 12.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Requirements of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Receivables or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a

Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement or in the Collateral pledged to it thereunder (including, without limitation, amounts owing or assets pledged to it), including, without limitation, to any Federal Reserve Bank as a secured party in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and any transfer restrictions under this Section 13.02 shall not apply to any Federal Reserve Bank as the secured party in connection with any such security interest; provided that no such security interest or the exercise by the secured party of any of its rights thereunder shall release such Lender from its funding obligations hereunder.

Section 13.03. Cooperation in Syndication. (a) The Borrower agrees to use commercially reasonable efforts to assist the Lenders and the Administrative Agent, upon reasonable request, in completing a Syndication. Such assistance shall include (i) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with the Lenders and the Administrative Agent, of one or more meetings of prospective Lenders or with the credit rating agencies, (iv) the delivery of appraisals reasonably satisfactory to the Lenders and the Administrative Agent if required, and (v) working with the Lenders and the Administrative Agent to procure a rating for the Advances by the credit rating agencies.

(b) The Lenders and the Administrative Agent shall manage all aspects of any Syndication of the Advances, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lenders and the Administrative Agent in their Syndication efforts, the Borrower agrees promptly to prepare and provide to the Lenders and the Administrative Agent all information with respect to the Borrower, the Sponsor, the Seller and the Servicer contemplated hereby, including all financial information and projections (the “Projections”), as the Lenders and the Administrative Agent may reasonably request in connection with the Syndication of the Advances. The Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to the Lenders and the Administrative Agent by the Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to the Lenders and the Administrative Agent by the Borrower or any of its representatives have been or will be prepared in good faith based upon reasonable assumptions. The Borrower understands that in arranging and syndicating the Advances, the Administrative Agent, the Lenders and, if applicable, the credit rating agencies, may use and rely on the Information and Projections without independent verification thereof.

(c) If required in connection with the Syndication, the Borrower hereby agrees to:

(i) deliver updated financial and operating statements and other information reasonably required by the Lenders and the Administrative Agent to facilitate the Syndication;

(ii) deliver reliance letters reasonably satisfactory to the Lenders and the Administrative Agent with respect to any environmental assessments and reports delivered to the Lenders and the Administrative Agent, which will run to the Lender and their respective successors and assigns;

(iii) execute modifications to the Facility Documents required by the Lenders, provided that such modification will not change any material or economic terms of the Facility Documents, or otherwise materially increase the obligations or materially decrease the rights of the Borrower pursuant to the Facility Documents; and

(iv) if the Lenders and the Administrative Agent elect, in their respective individual sole discretion, prior to or upon a Syndication, to split the Advances into two or more parts, or any note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, the Borrower agrees to cooperate with Lenders and the Administrative Agent, at no cost or expense to the Borrower, in connection with the foregoing and to execute the required modifications and amendments to any note, this Agreement and the Facility Documents and to provide opinions necessary to effectuate the same. Such notes or components may be assigned different interest rates, so long as (A) the weighted average of such interest rates does not exceed the Interest Rate, (B) with respect to Class A Revolving Advances, the weighted average of such interest rates does not exceed the Class A Interest Rate, (C) with respect to Class B Revolving Advances, the weighted average of such interest rates does not exceed the Class B Interest Rate, and (D) with respect to Static Advances, the weighted average of such interest rates does not exceed the Static Interest Rate, in each case, without giving effect to any deviation attributable to the imposition of any Post-Default Rate or prepayments pursuant to Section 2.06 hereof and without the prior consent of the Borrower and the Administrative Agent.

ARTICLE XIV

REAFFIRMATION

Section 14.01. No Novation and Reaffirmation of Facility Documents. This Agreement constitutes an amendment and restatement of and supersedes the Existing Credit Agreement and does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Obligations under, and as defined in, the Existing Credit Agreement or the Lien or priority of any collateral assignment, mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under, and as defined in, the Existing Credit Agreement or any of the instruments securing the same, which shall remain in full force and effect, except as expressly modified hereby or by instruments or documents executed concurrently herewith. The Lien and priority of any pledge, collateral assignment, security agreement or any other security for the Obligations under the Existing Credit Agreement are expressly reaffirmed as set forth herein. In addition, this Agreement does not terminate any rights or remedies of the Administrative Agent under the Borrower LLC Agreement, which is also hereby expressly reaffirmed. Except for the Existing Credit Agreement and the Fee Letter, which are being amended and restated upon the Restatement Closing Date, all the other Facility Documents shall remain in full force and effect. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any of the obligations and liabilities of the Borrower, the Servicer, the Sponsor, the Seller, the Backup Servicer, the Account Bank or the Custodian under any of the Facility Documents or the Constituent Documents. The Borrower, the Sponsor and the Servicer hereby (a) confirm and agree that each Facility Document to which it is a party shall continue to be in full force and effect and is hereby ratified and confirmed in all respects and (b) confirm and agree that to the extent that any Facility Document purports to assign or pledge to the Administrative Agent or the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Borrower from time to time existing in respect of the Existing Credit Agreement and the Facility Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. Notwithstanding the foregoing, the Administrative Agent, the Lenders, the Borrower, the Servicer and the Sponsor hereby confirm and agree that all references in any Facility Document or in any Constituent Document to the “Credit Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LENDBUZZ SPV IV, LLC, as Borrower

By:
Name:
Title:

LENDBUZZ FUNDING LLC, as Servicer

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit and Security Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit and Security Agreement]

GOLDMAN SACHS BANK USA, as Class A Revolving Lender

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit and Security Agreement]

VIOLA CREDIT ALF II, L.P., AS A CLASS B REVOLVING LENDER

By:	Viola Credit ALF II, GP L.P., its general partner

By:	Viola Credit ALGP 2018 Ltd., its general partner

By:
Name:
Title:

By:
Name:
Title:

VIOLA CREDIT ALTERNATIVE LENDING II (LB) SPV, L.P., AS A CLASS B REVOLVING LENDER

By:	Viola Credit (BHF) GP L.P., its general partner

By:	Viola Credit Five Management 2015 Ltd, its general partner

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amended and Restated Revolving Credit and Security Agreement]